   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 2002


                                                     REGISTRATION NO. 333-101629

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          THE PHOENIX COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           06-0493340
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR          (I.R.S. EMPLOYER IDENTIFICATION NO.)
                   ORGANIZATION)

                            ------------------------

                                ONE AMERICAN ROW
                        HARTFORD, CONNECTICUT 06102-5056
                                 (860) 403-5000

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:


                TRACY L. RICH, ESQ.                                 ALAN H. PALEY, ESQ.
   EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL                    DEBEVOISE & PLIMPTON
            THE PHOENIX COMPANIES, INC.                              919 THIRD AVENUE
                 ONE AMERICAN ROW                                NEW YORK, NEW YORK 10022
         HARTFORD, CONNECTICUT 06102-5056                             (212) 909-6000
                  (860) 403-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                      NUMBER,
    INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 12, 2002

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED DECEMBER 12, 2002)
                             5,200,000 EQUITY UNITS
              (INITIALLY CONSISTING OF 5,200,000 CORPORATE UNITS)

                                 [PHOENIX LOGO]
                          THE PHOENIX COMPANIES, INC.
                                     % EQUITY UNITS
                               ------------------

    Each Equity Unit will have a stated amount of $25 and will consist of a purchase contract issued by us and, initially, $25 principal amount of our notes due February 16, 2008, which we refer to as a Corporate Unit.

    - The purchase contract will obligate you to purchase from us, no later than February 16, 2006, for a price of $25 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

       - if the average closing price of our common stock over the 20-trading day period ending on the third trading day prior to February 16, 2006
         equals or exceeds $    ,              shares of our common stock;

       - if the average closing price of our common stock over the same period
         is less than $             but greater than $             , a number of
         shares of our common stock having a value, based on the 20-trading day average closing price, equal to $25; and

       - if the average closing price of our common stock over the same period
         is less than or equal to $             ,              shares of our
         common stock.

    - We will also, pay you quarterly contract adjustment payments at a rate of % per year of the stated amount of $25 per Equity Unit, or
      $             per year, subject to our right to defer contract adjustment payments, as described in this prospectus supplement.

    - The notes will initially be unsecured, subordinated obligations and bear
      interest at a rate of     % per year, payable quarterly, subject to our
      right to defer interest payments, as described in this prospectus supplement. On and after November 16, 2005, except in the event of our earlier bankruptcy, insolvency or reorganization, the notes will be our senior, unsecured obligations. The notes will be remarketed as described in this prospectus supplement. Following a successful remarketing, the interest rate on the notes will be reset.

    - If there is a successful remarketing prior to the third business day immediately preceding February 16, 2006, or if a special event redemption described in this prospectus supplement occurs prior to February 16, 2006, the notes comprising a part of the Corporate Units will be replaced by the Treasury portfolio described in this prospectus supplement.

    - You can create Treasury Units from Corporate Units by substituting Treasury securities for the notes or your applicable ownership interest in the Treasury portfolio comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting notes or your applicable ownership interest in the Treasury portfolio for the Treasury securities comprising a part of the Treasury Units.

    - The notes or, if substituted for the notes, the Treasury securities or your applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.
                               ------------------

    We will apply to list the Corporate Units on the New York Stock Exchange, but no assurances can be given that the application for listing will be approved. Our common stock is traded on the New York Stock Exchange under the symbol "PNX." On December 11, 2002, the reported last sale price of our common stock on the New York Stock Exchange was $8.16 per share.
                               ------------------

     INVESTING IN THE EQUITY UNITS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT.
                               ------------------

                                                                   PER
                                                              CORPORATE UNIT       TOTAL
                                                              --------------    ------------
Public offering price.......................................  $                 $
Underwriting discounts and commissions......................  $                 $
Proceeds, before expenses, to Phoenix.......................  $                 $

                               ------------------

    The underwriters may also purchase up to an additional 780,000 Corporate Units at the public offering price less the underwriting discounts and commissions until 30 days after the date of this prospectus supplement in order to cover over-allotments, if any.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The Corporate Units will be ready for delivery on or about December   ,
2002.
                               ------------------
                          Joint Book-running Managers
MERRILL LYNCH & CO.                                               MORGAN STANLEY
                               ------------------

                            BEAR, STEARNS & CO. INC.
                               ------------------
          The date of this prospectus supplement is December   , 2002

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

About This Prospectus Supplement............................   S-1
Forward-Looking Statements..................................   S-1
Prospectus Supplement Summary...............................   S-2
Risk Factors................................................  S-16
Use of Proceeds.............................................  S-29
Common Stock Price Range and Dividends......................  S-29
Capitalization..............................................  S-30
Ratio of Earnings to Fixed Charges..........................  S-31
Selected Financial Information..............................  S-32
Accounting Treatment........................................  S-36
Description of the Equity Units.............................  S-37
Description of the Purchase Contracts.......................  S-42
Certain Provisions of the Purchase Contracts, the Purchase
  Contract Agreement and the Pledge Agreement...............  S-55
Description of the Notes....................................  S-59
Description of Our Other Indebtedness.......................  S-65
Regulation..................................................  S-67
United States Federal Income Tax Consequences...............  S-74
ERISA Considerations........................................  S-80
Underwriting................................................  S-81
Validity of the Equity Units................................  S-83
Experts.....................................................  S-83

                            PROSPECTUS
About This Prospectus.......................................    ii
The Phoenix Companies, Inc. ................................     1
Use of Proceeds.............................................     2
Ratio of Earnings to Fixed Charges..........................     2
Description of Debt Securities..............................     3
Description of Capital Stock of The Phoenix Companies,
  Inc. .....................................................    14
Description of Depositary Shares............................    21
Description of Warrants.....................................    23
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    25
Plan of Distribution........................................    26
Legal Opinions..............................................    27
Experts.....................................................    27
Where You Can Find More Information.........................    27
Incorporation by Reference..................................    27

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE ACCURATE ONLY AS OF THEIR RESPECTIVE DATES.

     WE ARE OFFERING TO SELL, AND ARE SEEKING OFFERS TO BUY, THE EQUITY UNITS ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE OFFERING OF THE EQUITY UNITS IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. PERSONS OUTSIDE THE UNITED STATES WHO COME INTO POSSESSION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MUST INFORM THEMSELVES ABOUT AND OBSERVE ANY RESTRICTIONS RELATING TO THE OFFERING OF THE EQUITY UNITS AND THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OUTSIDE THE UNITED STATES. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE, AND MAY NOT BE USED IN CONNECTION WITH, AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Equity Units offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

     If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in them may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, our future strategies, operations and financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others:

     - changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets;

     - heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors;

     - our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations, particularly since our insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions;

     - regulatory, accounting or tax changes that may affect the cost of, or demand for, the products or services of our subsidiaries;

     - downgrades in the claims paying ability or financial strength ratings of our subsidiaries or in our credit ratings;

     - discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products;

     - movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products;

     - our success in achieving planned expense reductions; and

     - other risks and uncertainties described under "Risk Factors" in this prospectus supplement or described in any of our periodic filings with the SEC.

     We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement. Because this is a summary, it may not contain all the information that may be important to you. You should read this entire prospectus supplement, as well as the accompanying prospectus and the information incorporated by reference, before making an investment decision. Unless otherwise stated, at all times on and after June 25, 2001, the effective date of our demutualization, "we," "our" or "us" means The Phoenix Companies, Inc. and its direct and indirect subsidiaries. At all times prior to June 25, 2001, "we," "our" or "us" means Phoenix Home Life Mutual Insurance Company (which has been known as Phoenix Life Insurance Company since June 25, 2001) and its direct and indirect subsidiaries. Furthermore, "Phoenix" refers to The Phoenix Companies, Inc. and its direct and indirect subsidiaries and "Phoenix Life" refers to Phoenix Life Insurance Company and its direct and indirect subsidiaries. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' over-allotment option.

                          THE PHOENIX COMPANIES, INC.

     We are a leading provider of wealth management products and services offered through a variety of select advisors and financial services firms to serve the accumulation, preservation and transfer needs of the affluent and high-net-worth market, businesses and institutions. We refer to our products and services together as our wealth management solutions. We offer a broad range of life insurance, annuity and investment management solutions through a variety of distributors. These distributors include affiliated and non-affiliated advisors and financial services firms who make our solutions available to their clients.

     The affluent and high-net-worth market is a strong market with a significant demand for customized products and services. We define affluent as those households that have annual income of at least $100,000 or net worth, excluding primary residence, of at least $500,000; and we define high-net-worth, a subset of the affluent category, as those households that have net worth, excluding primary residence, of over $1,000,000. Our wealth management solutions are designed to assist advisors and their clients in this target market to achieve three main goals:

     - the ACCUMULATION of wealth, primarily during an individual's working years;

     - the PRESERVATION of income and wealth during retirement and following death; and

     - the efficient TRANSFER of wealth in a variety of situations, including through estate planning, business continuation planning and charitable giving.

     We provide our wealth management solutions to the affluent and high-net-worth market through an array of distribution channels, including:

     - non-affiliated financial intermediaries such as national and regional broker-dealers, financial planning firms, advisor groups and other insurance companies; and

     - our affiliated retail producers, most of whom are registered representatives of our wholly-owned retail broker-dealer, WS Griffith Advisors, Inc. ("WS Griffith").

     We were incorporated in Delaware in March 2000. Our principal executive offices are located at One American Row, Hartford, Connecticut 06102-5056, and our telephone number is (860) 403-5000. Our website is located at http://www.phoenixwm.com. (This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website is not, and is not intended to be, part of this offering memorandum and is not incorporated into this memorandum by reference.)

RELATIONSHIP TO SUBSIDIARIES

     As a holding company that is separate and distinct from our subsidiaries, we have no significant business operations of our own. We rely on dividends from our subsidiary Phoenix Life, which is domiciled in New York, as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The New York

Insurance Law limits the payment of dividends by New York-domiciled insurers. Under this law, Phoenix Life may pay stockholder dividends to us in any calendar year without prior approval up to the lesser of

     - 10% of Phoenix Life's surplus to policyholders as of the immediately preceding calendar year; or

     - Phoenix Life's statutory net gain from operations for the immediately preceding calendar year, not including realized capital gains.

Any amount in excess of this is subject to the discretion of the New York Superintendent of Insurance.

     The dividend limitation imposed by the New York Insurance Law is based on the statutory financial results of Phoenix Life. Statutory accounting practices differ in certain respects from accounting principles used in financial statements prepared in conformity with U.S. generally accepted accounting principles. The significant differences relate to deferred acquisition costs, deferred income taxes, required investment reserves, reserve calculation assumptions and surplus notes.

     We believe it is likely that Phoenix Life will record a statutory net loss from operations for 2002; in that event, Phoenix Life would need the prior approval of the New York Superintendent of Insurance to pay us a dividend in 2003. Phoenix Life does not currently anticipate seeking this approval. We do not expect to receive significant dividend income from Phoenix Investment Partners Ltd., or PXP, for several years. However, we expect to receive additional funds in 2003 from payment of interest and principal on indebtedness owed to us by PXP.

     Our rights to participate in any distribution of assets of any of our subsidiaries (for example, upon their liquidation or reorganization), and the ability of holders of the notes to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us included, as of September 30, 2002, policy liabilities and policyholder deposit funds of $15.9 billion, separate account and investment trust liabilities of $5.5 billion, and other liabilities, including claims of holders of debt obligations, of $0.8 billion.

CORPORATE STRATEGY

     We believe we can strengthen our competitive position through effective execution of the following strategies:

     - continuing to develop innovative products that meet the evolving needs of our distribution sources and their clients;

     - continuing to expand our relationships with select distributors that have the capacity to sell a large volume and broad array of our products;

     - leveraging our asset management capability by expanding the range of investment management and life and annuity products and services that we offer through our largest distributors; and

     - restructuring our retail affiliated distribution channel to increase its efficiency and productivity, reducing costs through the consolidation of administrative operations and focusing solely on providing our wealth management products and services.

RECENT DEVELOPMENTS

Recent Ratings Downgrades

     On November 25, 2002, Moody's Investors Service ("Moody's") lowered our debt rating and the financial strength rating of Phoenix Life, our wholly-owned insurance subsidiary. Moody's now rates our senior unsecured debt as Baa3, reduced from A3, and Phoenix Life's financial strength as A3, down from Aa3. For a description of our other credit ratings, including downgrades, see the chart of our credit ratings in "Risk Factors" below.

     As a consequence of these ratings downgrades, we will incur higher interest costs in connection with our existing borrowings. We may also experience increased interest costs in connection with future borrowings. Such increased costs will decrease our earnings and could reduce our ability to finance our future growth on a profitable basis. The downgrades have not triggered any defaults or repurchase obligations.

 Potential Closed Block Securitization

     We are considering the creation of a new wholly-owned subsidiary named Phoenix Life Holdings, LLC for the purpose of issuing debt tied to the performance of a portion of the closed block business of Phoenix Life. In connection with this structured financing, we would transfer all of our ownership interest in Phoenix Life to Phoenix Life Holdings. This financing would effectively securitize a portion of the future profits from Phoenix Life's closed block business. Following the financing, dividends to Phoenix Life Holdings from Phoenix Life would be allocated between the portion of the closed block business that has been securitized and the other business of Phoenix Life (including the unsecuritized portion of the closed block business). If we proceed with this transaction, the amount of dividends from Phoenix Life Holdings available to us would primarily depend on the amount of dividends available to Phoenix Life Holdings from Phoenix Life in excess of that attributable to the securitized portion of the closed block business.

     To accomplish this transaction, we would issue, from time to time, up to $500 million principal amount of closed block notes with maturities of up to 25 years. These notes would relate to approximately 60% of the closed block business of Phoenix Life. We may in the future issue additional closed block notes relating to the remaining portion of the closed block business of Phoenix Life.

 Expense Reductions

     We continue to implement our on-going expense reduction strategies. We expect to incur a charge in the range of $2 to $3 million after taxes in the fourth quarter of 2002 relating to expense reductions.

                                  THE OFFERING

WHAT ARE EQUITY UNITS?

     Equity Units may be either Corporate Units or Treasury Units as described below. The Equity Units offered will initially consist of 5,200,000 Corporate Units (or 5,980,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $25. You can create Treasury Units from the Corporate Units in the manner described below under "How can I create Treasury Units from Corporate Units?" All references in this prospectus supplement to our common stock include the rights evidenced by such common stock to the extent provided in the Rights Agreement dated as of June 19, 2001, between us and EquiServe Trust Company, N.A., as rights agent.

WHAT ARE THE COMPONENTS OF A CORPORATE UNIT?

     Each Corporate Unit consists of a purchase contract and, initially, $25 principal amount of our notes due February 16, 2008. The notes will be our unsecured obligations and will initially be subordinated to all our senior debt. However, on and after November 16, 2005, except in the event of our earlier bankruptcy, insolvency or reorganization, the notes will be our senior, unsecured obligations. The note that is a component of a Corporate Unit is owned by you, but it will be pledged to us to secure your obligation under the related purchase contract. If the notes are successfully remarketed prior to the third business day preceding February 16, 2006, or if a special event redemption occurs prior to February 16, 2006, in each case as described in this prospectus supplement, the notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below, under "What is the Treasury Portfolio?," and your applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

WHAT IS A PURCHASE CONTRACT?

     Each purchase contract underlying an Equity Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, on February 16, 2006, which we refer to as the purchase contract settlement date, for $25 in cash, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances set forth in "Description of the Purchase
Contracts -- Anti-Dilution Adjustments," as follows:

     - if the applicable market value of our common stock is equal to or greater
       than $          , which we refer to as the threshold appreciation price,
       the settlement rate will be      shares of our common stock;

     - if the applicable market value of our common stock is less than the
       threshold appreciation price but greater than $          , which we refer
       to as the reference price, the settlement rate will be a number of shares of our common stock equal to $25 divided by the applicable market value; and

     - if the applicable market value of our common stock is less than or equal
       to the reference price, the settlement rate will be           shares of
       our common stock.

     "Applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date. The reference price is expected to be the reported last sale price of our common stock on the New York Stock Exchange on the date we price this offering of
Equity Units. The threshold appreciation price represents a      % appreciation
over the reference price.

CAN I SETTLE THE PURCHASE CONTRACT EARLY?

     You can settle a purchase contract at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by
paying $25 cash, in which case      shares of our common stock will be issued to
you pursuant to the purchase contract. In addition, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, you will have the right to accelerate and settle the purchase contract early at the settlement rate in effect immediately prior to the closing of that merger.

     Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled.

WHAT ARE TREASURY UNITS?

     Treasury Units are units created from Corporate Units and consist of a purchase contract and a 2.5% undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on February 15, 2006 (CUSIP No. 912803AJ2), which we refer to as a Treasury security. The interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

HOW CAN I CREATE TREASURY UNITS FROM CORPORATE UNITS?

     Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related notes held by the collateral agent, Treasury securities in a total principal amount at maturity equal to the aggregate principal amount of the notes for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Unit, but holders of Corporate Units can only make
this substitution in integral multiples of           Corporate Units. Each of
these substitutions will create Treasury Units, and the applicable notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

HOW CAN I RECREATE CORPORATE UNITS FROM TREASURY UNITS?

     Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, each holder of Treasury Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interest in the Treasury portfolio for the Treasury securities as a component of the Treasury Units, but holders of Treasury Units
can only make this substitution in integral multiples of           Treasury
Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

WHAT PAYMENTS AM I ENTITLED TO AS A HOLDER OF CORPORATE UNITS?

     Subject to our right to defer payments as described below, holders of Corporate Units will be entitled to receive quarterly cash distributions
consisting of interest payments calculated at the rate of      % per year on the
notes (or distributions on the applicable ownership interest in the Treasury portfolio if the notes have been replaced by the Treasury portfolio), and
contract adjustment payments payable by us at the rate of      % per year on the
stated amount of $25 per Corporate Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of early settlement other than upon a cash merger).

WHAT PAYMENTS WILL I BE ENTITLED TO IF I CONVERT MY CORPORATE UNITS TO TREASURY UNITS?

     Subject to our right to defer contract adjustment payments as described below, holders of Treasury Units will be entitled to receive quarterly contract
adjustment payments payable by us at the rate of   % per year on the stated
amount of $25 per Treasury Unit. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but, subject to our right to defer interest payments on the notes as described below, holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when they created the Treasury Units as long as they continue to hold the notes.

DO WE HAVE THE OPTION TO DEFER CURRENT PAYMENTS?

     We have the right to defer interest payments on our notes until no later than November 16, 2005. Any deferred interest will accrue additional interest at a rate of % per year, compounded quarterly, until paid. We also have the right to defer contract adjustment payments until no later than the date on which your purchase contract is settled. Any deferred contract adjustment payments will
accrue additional contract adjustment payments at a rate of   % per year,
compounded quarterly, until paid.

WHAT ARE THE PAYMENT DATES FOR THE EQUITY UNITS?

     The payments described above in respect of the Equity Units will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2003.

WHAT IS REMARKETING?

     Except as described below, the notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding November 16, 2005 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date. The remarketing agent will use its reasonable efforts to obtain a price for the remarketed notes equal to approximately 100.25% of the purchase price for the Treasury portfolio. To obtain that price, the remarketing agent may increase the interest rate on the notes, as described below.

     If the remarketing of the notes on the initial remarketing date fails or does not occur because a condition precedent, such as the registration requirement described below, is not satisfied, the notes will continue to be a component of Corporate Units and the remarketing agent will use its reasonable efforts to remarket the notes on the third business day immediately preceding December 16, 2005, which we call the second remarketing date, and on the third business day immediately preceding January 16, 2006, which we call the third remarketing date, in each case at a price of approximately 100.25% of the purchase price of the Treasury portfolio.

     Following a successful remarketing of the notes on any of these remarketing dates, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio. The Corporate Unit holder's applicable ownership interest in the Treasury portfolio will be substituted for the notes as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holder's obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the notes will automatically be applied to satisfy the Corporate Unit holder's obligation to purchase common stock under the purchase contracts and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been due on the notes on February 16, 2006 will be paid to the holders of the Corporate Units.

     The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

     If a successful remarketing of the notes has not occurred on or prior to the third remarketing date, the remarketing agent will use its reasonable efforts to remarket the notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a price of approximately 100.25% of the principal amount of the notes remarketed.

     If the remarketing of the notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the notes sold in the remarketing that comprised part of the Corporate Units will automatically be applied to satisfy in full each Corporate Unit holder's obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date. The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed notes from proceeds from the remarketing in excess of the aggregate principal amount of the notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

     Remarketing on any remarketing date will be considered successful and no further attempts will be made if the resulting proceeds (net of any fees and commissions, if any) are at least 100% of the Treasury portfolio purchase price in the case of a remarketing prior to the final remarketing date or the aggregate principal amount of the notes, in the case of the final remarketing date.

WHAT HAPPENS IF THE NOTES ARE NOT SUCCESSFULLY REMARKETED?

     If a successful remarketing of the notes underlying your Corporate Units has not occurred on or prior to the final remarketing date, we will deliver our common stock to you pursuant to the purchase contracts and, unless you have delivered the purchase price in cash to us before the final remarketing date, we will exercise our rights as a secured party with respect to the notes that have been pledged to us through the collateral agent to secure your obligation under the related purchase contracts, and your obligation under those purchase contracts will be deemed to be satisfied in full. In addition, holders of notes that remain outstanding will have the right to put their notes to us for $25 per note, plus accrued and unpaid interest, on April 1, 2006, which we call the exercise date, by notifying the indenture trustee on or prior to the fifth business day before the exercise date.

DO I HAVE TO PARTICIPATE IN THE REMARKETING?

     You may elect not to participate in any remarketing and to retain the notes underlying your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first three remarketing attempts have failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date. Following a successful remarketing prior to the third business day immediately preceding the purchase contract settlement date, holders of Treasury Units can recreate a Corporate Unit at any time prior to the second business day immediately preceding the purchase contract settlement date, as described under "How can I recreate Corporate Units from Treasury Units?"

WHAT IS THE TREASURY PORTFOLIO?

     If there is a successful remarketing prior to the third business day preceding the purchase contract settlement date or if a special event redemption described under "Description of the Notes -- Optional Redemption -- Special Event" occurs prior to the purchase contract settlement date, the notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

     - U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount equal to the principal amount of the notes included in Corporate Units, and

     - either:

      (1) in the case of a successful remarketing prior to the third business day preceding the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on February 16, 2006 on the principal amount of the notes included in the Corporate Units, or

      (2) in the case of a special event redemption, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment after the date of the special event redemption and on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such interest payment date on the principal amount of the notes included in the Corporate Units.

IF I AM HOLDING A NOTE AS A SEPARATE SECURITY FROM THE CORPORATE UNITS, CAN I STILL PARTICIPATE IN A REMARKETING OF THE NOTES?

     Holders of notes that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their notes remarketed by the remarketing agent along with the notes included in the Corporate Units. See "Description of the Notes -- Optional Remarketing". Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

BESIDES PARTICIPATING IN A REMARKETING, HOW ELSE CAN I SATISFY MY OBLIGATION UNDER THE PURCHASE CONTRACTS?

     Holders of Corporate Units or Treasury Units may also satisfy their obligations, or their obligations will be terminated, under the purchase contracts as follows:

     - through early settlement as described under "Can I settle the purchase contract early?" above;

     - if the first three remarketing attempts have failed, through cash settlement prior to the final remarketing date in the case of holders of Corporate Units, unless the Treasury portfolio has replaced the notes as a part of the Corporate Units, by notifying the purchase contract agent on or prior to the fifth business day prior to February 16, 2006 and delivering the cash payment required under the related purchase contracts on or prior to the fourth business day immediately prior to February 16, 2006;

     - through the automatic application of the proceeds of the Treasury securities in the case of the Treasury Units or the Treasury portfolio in the case of Corporate Units if the Treasury portfolio has replaced the notes as a component of the Corporate Units;

     - through the foreclosure of the notes included in the Corporate Units, if no successful remarketing has occurred and none of the above events has taken place; or

     - without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

WHAT INTEREST PAYMENTS WILL I RECEIVE ON THE NOTES?

     Subject to our right to defer interest payments on the notes as described above, interest on the notes will be payable quarterly in arrears initially at
the annual rate of   % per annum to, but excluding, the reset effective date,
which will be the third business day following the date of a successful remarketing of the notes. Following a reset of the interest rate, interest will be payable on the notes at the reset rate from and including the reset effective date to, but excluding, February 16, 2008. If there is not a successful remarketing of the notes, the interest rate will not be reset and the notes will continue to bear interest at the initial interest rate.

WHAT ARE THE INTEREST PAYMENT DATES ON THE NOTES?

     The interest payment dates on the notes are February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2003 and ending on the maturity date of the notes.

WHEN WILL THE INTEREST RATE ON THE NOTES BE RESET AND WHAT IS THE RESET RATE?

     Unless a special event redemption has occurred, the interest rate on the notes will be reset on the date of a successful remarketing and the reset rate will become effective three business days thereafter. The reset rate will be the interest rate determined by the remarketing agent as the rate (subject to the last sentence of this paragraph) the notes should bear in order for the notes included in the Corporate Units to have an approximate aggregate market value on the remarketing date of 100.25% of the Treasury portfolio purchase price, in the case of a remarketing prior to the final remarketing date, or 100.25% of the aggregate principal amount of the notes included in the Corporate Units, in the case of the final remarketing. The interest rate on the notes will not be reset if there is not a successful remarketing. Any reset rate may not be less than the original interest rate on the notes and may not exceed the maximum rate, if any, permitted by applicable law.

WHEN MAY THE NOTES BE REDEEMED?

     The notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event or an accounting event at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus supplement under "Description of the Notes -- Optional Redemption -- Special Event". Following any such redemption of the notes, which we refer to as a special event redemption, the redemption price for the notes that are a component of Corporate Units will be paid to the collateral agent who will purchase the Treasury portfolio and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interest in the Treasury portfolio will replace the notes as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of notes that are not a component of Corporate Units will receive the redemption price paid in such special event redemption.

WHAT IS THE RANKING OF THE NOTES?

     The notes will be our general, unsecured obligations and initially will be subordinate in right of payment to all of our existing and future senior debt. However, on and after November 16, 2005, except in the event of our earlier bankruptcy, insolvency or reorganization, the subordination provisions of the notes and the related indenture will no longer be applicable and the notes will be our senior, unsecured obligations ranking equally in right of payment with all our existing and future unsubordinated debt. The indenture under which the notes will be issued will not limit our ability to issue or incur other debt or issue preferred stock.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES HOLDERS?

     Because a Corporate Unit will initially consist of a purchase contract and a note, the purchase price of each Corporate Unit will be allocated between the purchase contract and the related note in proportion to their relative fair market values at the time of purchase. We expect that as of the date of issuance of the Corporate Units, the fair market value of each purchase contract will be
$     and the fair market value of each note will be $  .

     The notes will be subject to the regulations concerning contingent payment debt instruments. As such, a holder will be subject to federal income tax on the accrual of original issue discount in respect of the notes. Such accrual of original issue discount by you may be in excess of stated interest payments actually received by you. In addition, any gain recognized in respect of the notes prior to the earlier of the date the interest rate is reset and the final remarketing date will be ordinary income.

     If a holder owns Treasury Units, such holder will be required to include in gross income such holder's allocable share of any original issue discount or acquisition discount on the Treasury securities that accrues in such year.

     We intend to report the purchase contract adjustment payments as income to holders, but holders may want to consult their tax advisor concerning alternative characterizations.

     Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of Equity Units or instruments similar to Equity Units, each holder is urged to consult its own tax advisor concerning the tax consequences of an investment in Equity Units.

FOR ADDITIONAL INFORMATION, SEE "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT, STARTING ON PAGE S-74.

WHAT ARE THE RIGHTS AND PRIVILEGES OF THE COMMON STOCK?

     The shares of our common stock that you will be obligated to purchase under the purchase contracts have one vote per share. For more information, please see the discussion of our common stock in this prospectus supplement under the heading "Risk Factors," and in the accompanying prospectus under the heading "Description of Capital Stock of The Phoenix Companies, Inc."

WHAT ARE THE USES OF PROCEEDS FROM THE OFFERING?

     We estimate that the net proceeds from the offering will be approximately
$     million (approximately $     million if the underwriters' over-allotment
option is exercised in full), after deducting the underwriters' estimated discounts and commissions and our estimated fees and expenses for the offering.

     We intend to use $125.0 million of the net proceeds to make a loan to PXP to enable it to pay down its existing indebtedness. We currently intend to use the remainder of the net proceeds of the offering for general corporate purposes, which may include contributions to the capital of our subsidiaries and the payment of amounts due under the Equity Units. See "Use of Proceeds" in this prospectus supplement.

                      THE OFFERING -- EXPLANATORY DIAGRAMS

     The following diagrams demonstrate some of the key features of the purchase contracts, the notes, Corporate Units and Treasury Units, and the transformation of Corporate Units into Treasury Units and notes.

     The following diagrams assume that the notes are successfully remarketed and the interest rate on the notes is reset on the third business day immediately preceding the purchase contract settlement date, the settlement rate is not adjusted, early settlement does not apply and payments are not deferred.

PURCHASE CONTRACT

     Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

       VALUE OF SHARES DELIVERED                                NUMBER OF SHARES DELIVERED
UPON SETTLEMENT OF A PURCHASE CONTRACT                    UPON SETTLEMENT OF A PURCHASE CONTRACT

                       [APPLICABLE MARKET VALUE DIAGRAMS]

      APPLICABLE MARKET VALUE(6)                                APPLICABLE MARKET VALUE(6)

---------------

Notes:

(1) If the applicable market value of our common stock is less than or equal to
    the reference price of $          , the number of shares of our common stock
    to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $25 by the reference price.

(2) If the applicable market value of our common stock is between the reference
    price and the threshold appreciation price of $          , the number of
    shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $25 by the applicable market value.

(3) If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount by the threshold appreciation price.

(4) The reference price is expected to be the reported last sale price of our common stock on the NYSE on the date we price this offering of Equity Units.

(5) The threshold appreciation price represents a   % appreciation over the
    reference price.

(6) The "applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date.

CORPORATE UNITS

     A Corporate Unit consists of two components as described below:

                               PURCHASE CONTRACT

                                (Owed to Holder)
                                  Common Stock
                                       +
                              Contract Adjustment
                                    Payment
                                    % per annum
                                 paid quarterly

                               (Owed to Phoenix)

                               $25 at Settlement
                              (February 16, 2006)
                                      NOTE

                                (Owed to Holder)
                                    Interest
                                    % per annum
                                 paid quarterly

                              (at reset rate from
                               February 16, 2006)

                                (Owed to Holder)

                                $25 at Maturity
                              (February 16, 2008)

     - The holder of a Corporate Unit owns the note that forms a part of the Corporate Unit but will pledge it to us to secure its obligation under the related purchase contract.

     - The foregoing analysis assumes the notes are successfully remarketed on the third business day immediately preceding February 16, 2006. If the remarketing were to be successful prior to such date, following the remarketing of the notes, the applicable ownership interest in the Treasury portfolio will replace the note as a component of the Corporate Unit and the reset rate would be effective three business days following the successful remarketing.
     - If the Treasury portfolio has replaced the notes as a result of a special event redemption prior to February 16, 2006, the applicable ownership interest in the Treasury portfolio will also replace the note as a component of the Corporate Unit.

TREASURY UNITS

     A Treasury Unit consists of two components as described below:

                               PURCHASE CONTRACT

                                (Owed to Holder)
                                  Common Stock
                                       +
                              Contract Adjustment
                                    Payment
                                    % per annum
                                 paid quarterly

                               (Owed to Phoenix)

                               $25 at Settlement
                              (February 16, 2006)
                               TREASURY SECURITY

                                (Owed to Holder)

                                $25 at Maturity
                              (February 16, 2006)

     - The holder owns the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the Treasury security will be used to satisfy the holder's obligation under the related purchase contract.

     - Treasury Units can only be created with integral multiples of 40 Corporate Units.

THE NOTES

     The notes have the terms described below:

                                      NOTE

                                (Owed to Holder)
                                    Interest
                                    % per annum
                                 paid quarterly

                              (at reset rate from
                               February 16, 2006)

                                (Owed to Holder)

                                $25 at Maturity
                              (February 16, 2008)

TRANSFORMING CORPORATE UNITS INTO TREASURY UNITS AND NOTES

     - To create a Treasury Unit, a holder separates a Corporate Unit into its components -- the purchase contract and the note, and then combines the purchase contract with a Treasury security that matures on the day immediately preceding the purchase contract settlement date.

     - The Treasury security together with the purchase contract constitutes a Treasury Unit. The note, which is no longer a component of the Corporate Unit, is released to the holder and is tradable as a separate security.

     - A holder owns the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

                                    [CHART]

     - Following the successful remarketing of the notes or a special event redemption, the applicable ownership interest in the Treasury portfolio, rather than the note, will be released to the holder upon the transformation of a Corporate Unit into a Treasury Unit and will be tradable separately.

     - The holder can also transform Treasury Units and notes (or, following a successful remarketing of the notes or a special event redemption, the applicable ownership interest in the Treasury portfolio) into Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.

     - Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of 40 Corporate Units, and the transformation of Treasury Units into Corporate Units also requires multiples of 40 Treasury Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of Corporate Units, and the transformation of Treasury Units into Corporate
       Units requires integral multiples of      Treasury Units.

                                  RISK FACTORS

     Before purchasing the Equity Units, you should carefully consider the following risk factors as well as the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference.

                   RISK FACTORS RELATING TO THE EQUITY UNITS

YOU ASSUME THE RISK THAT THE MARKET VALUE OF OUR COMMON STOCK MAY DECLINE.

     Although as a holder of Corporate Units or Treasury Units you will be the beneficial owner of the related notes, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, you do have an obligation to buy shares of our common stock pursuant to the purchase contract that is a part of the Corporate Units and Treasury Units. On February 16, 2006, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, (i) in the case of Corporate Units, either (x) the principal of the appropriate applicable ownership interest in the Treasury portfolio when paid at maturity or (y) either the proceeds derived from the successful remarketing of the notes or, if no successful remarketing has occurred, the foreclosure of the notes, or (ii) in the case of Treasury Units, the principal of the related Treasury securities when paid at maturity, will automatically be used to purchase a specified number of shares of our common stock on your behalf.

     The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the closing price per share of our common stock on the 20 consecutive trading days ending on the third trading day immediately preceding February 16, 2006, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the price per share paid by you for our common stock. If the applicable market value of the common
stock is less than $     , the market value of the common stock issued to you
pursuant to each purchase contract on February 16, 2006 (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock on the date of issuance of the Equity Units. Accordingly, you assume the risk that the market value of the common stock may decline, and that the decline could be substantial.

THE OPPORTUNITY FOR EQUITY APPRECIATION PROVIDED BY AN INVESTMENT IN THE EQUITY UNITS IS LESS THAN THAT PROVIDED BY A DIRECT INVESTMENT IN OUR COMMON STOCK.

     Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on February 16, 2006 (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold
appreciation price (which represents an appreciation of      % over the
reference price of $     ). If the applicable market value of our common stock
exceeds the reference price but falls below the threshold appreciation price, you realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you
would receive on February 16, 2006 only approximately      % of the value of the
shares of common stock you could have purchased with $25 at the reported last sale price of our common stock on the date we price this offering of Equity Units.

THE TRADING PRICES FOR THE CORPORATE UNITS AND TREASURY UNITS WILL BE DIRECTLY AFFECTED BY THE TRADING PRICES OF OUR COMMON STOCK.

     The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall.

Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the Equity Units, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, the notes and our common stock.

IF YOU HOLD CORPORATE UNITS OR TREASURY UNITS, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO OUR COMMON STOCK, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO OUR COMMON STOCK.

     If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on February 16, 2006, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK AND THEREBY MATERIALLY AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

     The number of shares of common stock that you are entitled to receive on February 16, 2006 or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on February 16, 2006 or as a result of early settlement of a purchase contract for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on February 16, 2006 to the price of the common stock, such other events may adversely affect the trading price of the Corporate Units or Treasury Units.

THE SECONDARY MARKET FOR THE CORPORATE UNITS, TREASURY UNITS OR THE NOTES MAY BE ILLIQUID.

     It is not possible to predict how Corporate Units, Treasury Units or the notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for either our Corporate Units, Treasury Units or the notes. We will apply to list the Corporate Units on the New York Stock Exchange, but no assurances can be given that the application for listing will be approved. If the Treasury Units or the notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the notes on the same exchange as the Corporate Units. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute Treasury securities for the notes or the notes for Treasury securities, thereby converting your Corporate Units to Treasury Units or your Treasury Units to Corporate Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. If the Corporate Units are listed, there can be no assurance that the Corporate Units will not be delisted from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

YOUR RIGHTS TO THE PLEDGED SECURITIES WILL BE SUBJECT TO OUR SECURITY INTEREST.

     Although you will be the beneficial owner of the related notes, Treasury securities or applicable ownership interest in the Treasury portfolio, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

THE NOTES MAY BE REDEEMED UPON THE OCCURRENCE OF A SPECIAL EVENT.

     We may redeem the notes, on not less than 30 days' nor more than 60 days' prior written notice, in whole but not in part, at any time before the earlier of the date of a successful remarketing of the notes underlying the Corporate Units and the purchase contract settlement date if a special event occurs and continues under the circumstances described in this prospectus supplement. If we exercise this option, we will redeem the notes for cash at the redemption amount plus accrued and unpaid interest (including deferred interest), if any, which we refer to as the redemption price. Unless the notes have been successfully remarketed, if the special event redemption occurs before February 16, 2006, the redemption price payable to you as a holder of the Corporate Units will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to the holder, and the Treasury portfolio will be substituted for the notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your notes are not components of Corporate Units, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the Treasury portfolio is substituted as collateral in place of any notes redeemed. A special event redemption will be a taxable event to the holders of the notes.

WE MAY DEFER CURRENT PAYMENTS.

     We have the option to defer the payment of contract adjustment payments on the purchase contracts until the earlier of February 16, 2006 or the date on which the purchase contracts are settled. However, any deferred contract adjustment payments will accrue additional contract adjustment payments at the
rate of      % per year (compounded quarterly) until paid. If the purchase contracts are settled early, other than pursuant to a cash merger, or if the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive accrued and unpaid contract adjustment payments will terminate. If the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive deferred contract adjustment payments, if any, will also terminate.

     We also have the right to defer interest payments on the notes until no later than November 16, 2005. However, any deferred interest will accrue
additional interest at a rate of      % per year, compounded quarterly, until
paid. If a payment deferral occurs, a U.S. holder will continue to recognize interest income on the notes for federal income tax purposes in advance of the receipt of any corresponding cash distribution, subject to adjustment. See "United States Federal Income Tax Consequences -- Notes -- Interest Income and Original Issue Discount." If we exercise our right to defer payments of interest on the notes, the market price of the Corporate Units is likely to decrease. In addition, the mere existence of the right to defer interest payments may cause the market price of the Corporate Units to be more volatile than the market price of other securities that are not subject to such deferrals.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS ARE UNCLEAR.

     No statutory, judicial or administrative authority directly addresses the treatment of the Equity Units or instruments similar to the Equity Units for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of Equity Units are not entirely clear. For a discussion of tax related risks, see "United States Federal Income Tax Consequences."

THE NOTES WILL BE CLASSIFIED AS CONTINGENT PAYMENT DEBT INSTRUMENTS AND YOU WILL BE REQUIRED TO ACCRUE ORIGINAL ISSUE DISCOUNT.

     For United States federal income tax purposes, the notes will be classified as contingent payment debt instruments. As a result, you will be required to include original issue discount in income during your ownership of the notes, subject to some adjustments. Such accrual of original issue discount by you may be in excess of stated interest payments actually received by you. Additionally, you will generally be required to recognize ordinary income on the gain, if any, recognized in respect of the notes prior to the earlier of the date the interest rate is reset and the final remarketing date. Thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited. See "United States Federal Income Tax Consequences -- Notes -- Interest Income and Original Issue Discount".

THE PURCHASE CONTRACT AGREEMENT WILL NOT BE QUALIFIED UNDER THE TRUST INDENTURE ACT AND THE OBLIGATIONS OF THE PURCHASE CONTRACT AGENT ARE LIMITED.

     The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The notes constituting a part of the Corporate Units will be issued pursuant to an indenture, which will be qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, or Treasury Units and notes, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

     - disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

     - provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

     - the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

THE NOTES WILL INITIALLY BE OUR UNSECURED, SUBORDINATED OBLIGATIONS, WILL RANK BELOW OUR EXISTING AND FUTURE SENIOR DEBT AND WILL BE EFFECTIVELY SUBORDINATED TO THE DEBT AND LIABILITIES OF OUR SUBSIDIARIES. ON AND AFTER NOVEMBER 16, 2005, EXCEPT IN THE EVENT OF OUR EARLIER BANKRUPTCY, INSOLVENCY OR REORGANIZATION, THE NOTES WILL BE OUR SENIOR, UNSECURED OBLIGATIONS, BUT WILL BE EFFECTIVELY SUBORDINATED TO OUR EXISTING AND FUTURE SENIOR SECURED DEBT, TO THE EXTENT OF THE ASSETS SECURING SUCH DEBT, AND WILL BE EFFECTIVELY SUBORDINATED TO THE DEBT AND LIABILITIES OF OUR SUBSIDIARIES.

     The notes will be unsecured and will initially rank subordinate in right of payment to all of our existing and future senior debt, and in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our company, our assets will be available to satisfy obligations on our senior debt before any payment may be made on the notes. In such an event, we may not have sufficient assets remaining to pay outstanding amounts on the notes.

     On and after November 16, 2005, except in the event of our earlier bankruptcy, insolvency or reorganization, the notes will cease to be subordinated debt, and will rank equally in right of payment with all of our then existing and future senior, unsubordinated debt. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our company, assets we have pledged to satisfy our obligations on our senior, secured debt will be used to satisfy such secured obligations before such assets would be available to make any payment on the notes and our other senior, unsecured debt. In addition, to the extent that such assets cannot satisfy in full our senior, secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment (or effectively senior if the debt were issued by a subsidiary) with the notes and our other senior, unsecured debt. In such an event, we may not have sufficient assets remaining to pay outstanding amounts on the notes.

     In addition, the notes, whether subordinated or senior, will be effectively subordinated to existing and future liabilities of our subsidiaries. Our right to receive assets of any subsidiaries upon their liquidation or reorganization, and the rights of the holders of the notes to share in those assets, would be subject to the satisfaction of claims of the subsidiaries' creditors. Consequently, the notes will be effectively subordinate to all liabilities of any of our subsidiaries. Substantially all of our business is currently conducted through our subsidiaries, and we expect this to continue.

     The notes will be our obligations exclusively. The indenture and the purchase contracts do not limit our ability to incur senior or secured debt, or our ability or that of any of our subsidiaries to incur other indebtedness and other liabilities. We may have difficulty paying our obligations under the notes if we, or any of our subsidiaries, incur additional indebtedness or liabilities.

     As of September 30, 2002, we had outstanding $438.6 million of senior debt and $175.0 million of surplus notes issued by Phoenix Life (none of which was secured). On November 13, 2002, we issued securities that include a secured obligation to deliver up to 3,622,500 shares of common stock of Hilb, Rogal and Hamilton Company to holders of purchase contracts for that common stock. This obligation is secured by our pledge of 3,622,500 shares of that common stock. In addition, we are currently negotiating a new credit facility.

THE TRADING PRICE OF THE NOTES MAY NOT FULLY REFLECT THE VALUE OF THEIR ACCRUED BUT UNPAID INTEREST.

     The notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest, including deferred interest, if any. If you dispose of your notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

WE WILL DEPEND UPON DIVIDENDS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES TO PAY AMOUNTS DUE UNDER THE EQUITY UNITS. DUE TO SIGNIFICANT OPERATING LOSSES EXPERIENCED BY PHOENIX LIFE IN 2002, IT IS LIKELY THAT PHOENIX LIFE WILL NOT BE ABLE TO DISTRIBUTE SUCH DIVIDENDS TO US IN 2003, AND WE DO NOT EXPECT TO RECEIVE SIGNIFICANT DIVIDENDS FROM PXP FOR SEVERAL YEARS.

     The Equity Units will be solely the obligations of Phoenix. Our ability to pay amounts due under the Equity Units depends to a significant degree upon our receipt of dividends from Phoenix Life. If Phoenix Life is limited in its ability to pay dividends to us in the future, this could impair our ability to pay amounts due under the Equity Units. In particular, under the New York Insurance Law, Phoenix Life may pay stockholder dividends to us in any calendar year without prior approval up to the lesser of:

     - 10% of Phoenix Life's surplus to policyholders as of the immediately preceding calendar year; or

     - Phoenix Life's statutory net gain from operations for the immediately preceding calendar year, not including realized capital gains.

Any amount in excess of this is subject to the discretion of the New York Superintendent of Insurance, and therefore we cannot be certain that Phoenix Life will actually be able to pay us dividends in excess of such threshold, which may be zero. We believe it is likely that Phoenix Life will record a statutory net loss from operations for 2002. Therefore, it is likely that any dividend from Phoenix Life in 2003 would be subject to the discretion of the New York Superintendent of Insurance. Phoenix Life does not currently intend to seek approval from the New York Superintendent of Insurance to pay dividends to us in 2003. If

Phoenix Life continues to have operating losses in 2003 and in the future, it could not pay dividends to us without the approval of the New York Superintendent of Insurance.

     We do not expect to receive significant dividend income from PXP for several years. However, we expect to receive additional funds in 2003 from payments of interest and principal owed to us by PXP. We will make a loan to PXP out of the proceeds of this offering to enable it to repay its existing bank indebtedness.

WE MAY NOT BE ABLE TO PAY CASH DIVIDENDS.

     In July 2002, we paid an annual per share cash dividend of $0.16. Any future cash dividends will depend upon our results of operations, financial condition, cash requirements, the availability of a surplus and other factors, including the ability of our subsidiaries to make distributions to us, which, as described above, is in the case of Phoenix Life restricted by the New York Insurance Law. Any failure to pay cash dividends could adversely affect the value of our common stock and of the Equity Units.

                         RISKS RELATED TO OUR BUSINESS

WE HAD EXPERIENCED SIGNIFICANT OPERATING LOSSES IN THE FIRST THREE QUARTERS OF 2002. CONTINUED SIGNIFICANT OPERATING LOSSES COULD IMPAIR OUR ABILITY TO PAY AMOUNTS DUE UNDER THE EQUITY UNITS.

     We experienced operating losses before cumulative effect of accounting changes of $101.3 million in the first three quarters of 2002. Continuing operating losses could impair our ability to pay amounts due under the Equity Units. Moreover, the notes will be structurally subordinated to the debt of our subsidiaries and any secured debt, so that our ability to use future cash flows to repay the notes may be further limited beyond the effect of continuing operating losses.

WE ARE NEGOTIATING A NEW BANK CREDIT FACILITY TO REPLACE OUR MASTER CREDIT FACILITY, WHICH MAY NOT BE AVAILABLE TO US IN 2003 DUE TO OUR POTENTIAL NON-COMPLIANCE WITH ONE OF ITS COVENANTS.

     Potential Inability to Satisfy Minimum Stockholders' Equity Covenant. In June 2001, we, PXP and Phoenix Life entered into a $375 million Master Credit Facility containing various financial and operating covenants. One of these covenants requires us to maintain minimum stockholders' equity of $2.0 billion. However, under the terms of the credit agreement, this minimum is scheduled to increase to $2.1 billion on January 1, 2003. We believe we may be unable to satisfy this requirement.

     We intend to use most of the proceeds from this offering to make a loan to PXP to enable it to pay down all $125.0 million of the currently outstanding indebtedness under the Master Credit Facility before the end of 2002, such that any potential failure to satisfy the increased minimum stockholders' equity requirement as of January 1, 2003 would not result in the acceleration of any indebtedness. Nonetheless, if we were in breach of that covenant at the start of the new year, we would be unable to draw funds under the facility, and our liquidity would be affected accordingly. We are currently in negotiations with our lenders under the Master Credit Facility with a view to obtaining a new credit facility with different terms, including with respect to the minimum stockholders' equity requirement. However, we are not certain that we will be able to obtain the new facility we are seeking.

SOME OF OUR INVESTMENTS OUTSIDE THE CLOSED BLOCK HAVE LIMITED LIQUIDITY, WHICH COULD HURT OUR CASH FLOW.

     The plan of reorganization relating to our demutualization in June 2001 required Phoenix Life to establish and operate an arrangement, known as a closed block, to ensure that the reasonable dividend expectations of policyholders who own certain individual insurance policies of Phoenix Life are met, and that benefits under such policies are paid. Phoenix Life must retain within the closed block the cash flows produced by closed block assets in order to pay policy benefits and dividends to closed block policyholders, which means that these cash flows are not available to us to meet unexpected cash needs in our other businesses. The assets that are within the closed block include a substantial portion of our most liquid assets.

     As of September 30, 2002, $2.2 billion, or 27.8% of the invested assets outside the closed block, consisted of investments in private debt securities, mortgage loans, real estate, policy loans, equity securities and limited partnership interests, including our venture capital investments, all of which have limited liquidity. If we need to sell such investments because we require significant amounts of cash on short notice in excess of our normal cash requirements, as could be the case if we experience unexpectedly sudden and high volumes of non-participating insurance policy and annuity surrenders, we might have difficulty doing so at attractive prices or in a timely manner. This could cause a drain on our cash and therefore limit the cash we have available to meet our other obligations, including payments on the Equity Units.

WE MIGHT NEED TO FUND DEFICIENCIES IN OUR CLOSED BLOCK, WHICH WOULD RESULT IN A REDUCTION IN NET INCOME AND COULD RESULT IN A REDUCTION IN INVESTMENTS IN OUR ON-GOING BUSINESS.

     We have allocated assets to the closed block required by our demutualization in an amount that will produce cash flows that, together with anticipated revenues from the policies included in the closed block, are reasonably expected to be sufficient to support obligations and liabilities relating to these policies. These obligations and liabilities include, but are not limited to, provisions for the payment of claims and certain expenses and taxes, and provisions for the continuation of the policyholder dividend scales in effect for 2000, if the experience underlying such scales continues, and for appropriate adjustments in such scales if the experience changes. Our allocation of assets to the closed block was based on actuarial assumptions about our payment obligations to closed block policyholders, as well as assumptions about the investment earnings the closed block assets will generate over time. Since such assumptions are to some degree uncertain, it is possible that the cash flows generated by the closed block assets and the anticipated revenues from the policies included in the closed block will prove insufficient to provide for the benefits guaranteed under these policies. We would have to fund the shortfall resulting from such an insufficiency. Moreover, even if these assets, cash flows and revenues are sufficient, we may choose to support closed block policyholder dividend payments with assets and cash flows from outside of the closed block.

VENTURE CAPITAL EARNINGS ARE DEPENDENT ON THE PERFORMANCE OF THE EQUITY MARKETS, WHICH MEANS THAT THIS SEGMENT'S EFFECT ON OUR INCOME FROM CONTINUING OPERATIONS HAS BEEN VOLATILE.

     At times in the last five years Venture Capital has represented a large component of our total income or loss from continuing operations. Venture Capital is a risky, illiquid investment, the value of which is prone to significant fluctuation. Income from Venture Capital represented 56% and 190% of our total income from continuing operations in 1999 and 2000, respectively. In 2001 and in the first nine months of 2002, however, our venture capital investments decreased our income from continuing operations by $54.9 million and $37.0 million, respectively, representing 40% and 37% of our total loss from continuing operations in 2001 and the first nine months of 2002, respectively. The performance of the partnerships depends upon the economic performance of the underlying assets held by the partnerships, which is difficult to predict.

     Our Venture Capital portfolio has a large technology component and includes investments in other sectors such as telecommunications, the asset values of which tend to move in close relation with the technology sector. The decrease in this portfolio's income in 2001 and 2002 resulted primarily from equity market declines in the technology sector and other related sectors. It is possible that we will continue to experience declines related to our venture capital investments.

     In addition, the returns we achieve in Venture Capital depend in large part on the efforts and performance results obtained by the managers of the partnerships in which we invest. We have neither an active role in the day to-day management of the partnerships in which we invest, nor the ability to approve the specific investment management decisions made by the managers of the partnerships. Although we evaluate each potential partnership investment based on criteria such as the performance history of the partnership and its manager, as well as the partnership's investment strategies, the past performance of a partnership and its manager may not be a reliable indicator of future results. Furthermore, the managers, key personnel and investment strategies of a partnership may change at any time without our consent.

THE RECENT DOWNGRADES TO OUR DEBT RATINGS AND PHOENIX LIFE'S FINANCIAL STRENGTH RATINGS HAVE INCREASED OUR BORROWING COSTS. THESE DOWNGRADES, AS WELL AS THE POSSIBILITY OF FUTURE DOWNGRADES, COULD INCREASE POLICY SURRENDERS AND WITHDRAWALS, ADVERSELY AFFECT RELATIONSHIPS WITH DISTRIBUTORS, REDUCE NEW SALES AND EARNINGS FROM OUR LIFE INSURANCE PRODUCTS AND INCREASE OUR FUTURE BORROWING COSTS.

     Rating agencies assign Phoenix Life claims paying ability ratings, sometimes referred to as financial strength ratings, and assign us debt ratings, based in each case on their opinions of the relevant company's ability to meet its financial obligations.

     Financial strength ratings indicate a rating agency's view of an insurance company's ability to meet its obligations to its insureds. These ratings are therefore key factors underlying the competitive position of life insurers. The current financial strength and debt ratings, including information concerning recent ratings downgrades, are set forth in the chart below.

                   CREDIT RATINGS OF PHOENIX AND PHOENIX LIFE

                         FINANCIAL STRENGTH RATING       SENIOR DEBT RATING
RATING AGENCY            OF PHOENIX LIFE                 OF PHOENIX
-------------            -------------------------       ------------------
A.M. Best Company, Inc.  A ("Excellent")                 a ("Strong")
Standard & Poor's        A+ ("Strong") from AA- ("Very   BBB+ ("Good") from A-
                         Strong") on October 16, 2002    ("Strong") on October 16,
                                                         2002
Fitch IBCA               AA- ("Very Strong") from AA     A- ("Strong") from A
                         ("Very Strong") on September    ("Strong") on September 19,
                         19, 2002                        2002
Moody's                  A3 ("Good") from Aa3            Baa3 ("Adequate") from A3
                         ("Excellent") on November 25,   ("Good") on November 25, 2002
                         2002

     Both Moody's and Fitch IBCA have a stable outlook for our ratings, while Standard & Poor's has a negative outlook and A.M. Best has a positive outlook.

     As a consequence of these ratings downgrades, we will incur higher interest costs in connection with our existing borrowings. We may also experience increased interest costs in connection with future borrowings. Such increased costs will decrease our earnings and could reduce our ability to finance our future growth on a profitable basis. The downgrades have not triggered any defaults or repurchase obligations.

     In addition, the downgrades could adversely affect Phoenix Life's relationships with its existing distributors and its ability to establish additional distributor relationships. If this were to occur, we might experience a decline in sales of certain products and the persistency of existing customers. At this time, we cannot estimate the impact on sales or persistency. If there were a significant decline in Phoenix Life's sales or persistency, our results of operations would be materially adversely affected.

CONTINUED POOR PERFORMANCE OF THE SECURITIES MARKETS COULD ADVERSELY AFFECT SALES OF OUR INVESTMENT MANAGEMENT, VARIABLE UNIVERSAL LIFE AND VARIABLE ANNUITY PRODUCTS. SALES OF ALL OF OUR PRODUCTS COULD ALSO BE ADVERSELY AFFECTED BY A GENERAL ECONOMIC DOWNTURN.

     The U.S. securities markets have experienced strong growth followed by substantial declines. From April 1, 2000 through September 30, 2002, the Nasdaq Composite Index and the Standard & Poor's 500 Index fell 73.9% and 45.6%, respectively. These market declines have been accompanied by increased volatility.

     There are two main ways in which market declines and volatility have affected, or have the potential to affect, our revenues negatively:

     - First, significant market volatility or declines may cause potential purchasers of our products to refrain from new or additional investments, and current investors to withdraw from the markets or reduce their rates of ongoing investment. To date, we have not experienced reduced sales of variable life insurance and annuity products as a result of poor market performance. We have, however, experienced a reduction in deposits in our mutual fund and managed account products. It is possible, however, that we could begin to experience a decline in sales if securities markets continue to perform poorly or exhibit significant volatility.

     - Second, because the revenues of our investment management and variable products businesses are to a large extent based on fees related to the value of assets under our management, the poor performance of the securities markets has limited our fee revenues by reducing growth of the investment assets we manage. Our assets under management at September 30, 2002 were only 1.6% more than at December 31, 2000. The possibility of weak growth in assets under management is heightened by the fact that as of September 30, 2002, approximately 20% of our variable universal life insurance assets under management, and approximately 62% of our variable annuity assets under management, were not subject to any surrender penalties. To date, we have not experienced increasing policy or annuity surrender rates. It is possible, however, that we could begin to experience increasing surrenders if securities markets continue to perform poorly. The surrender charges applicable to our variable universal life insurance policies and variable annuities typically decline over a period of years and generally expire after 10 years. Moreover, surrenders of life insurance policies and annuities require faster amortization of deferred policy acquisition costs, which would reduce our profitability. Our total expense for amortization of deferred policy acquisition costs was $133.0 million in 2001.

In addition to the effects of poorly performing securities markets, a general economic downturn could have a negative impact on households in our target affluent and high net worth market and therefore could hurt sales of our products.

WE COULD HAVE MATERIAL LOSSES IN THE FUTURE FROM OUR DISCONTINUED REINSURANCE BUSINESS.

     In 1999, we sold our individual life reinsurance business and discontinued the operations of our group accident and health and group life reinsurance business. We adopted a plan to stop writing new contracts covering these risks and end our existing contracts as soon as those contracts would permit. However, we remain liable for claims under those contracts.

     We have established reserves and reinsurance recoverables for claims and related expenses that we expect to pay on our discontinued group accident and health reinsurance business. These reserves and reinsurance recoverables are a net present value amount that is based on currently known facts and estimates about, among other things, the amount of insured losses and expenses that we believe we will pay, the period over which they will be paid, the amount of reinsurance proceeds we believe we will collect under our finite reinsurance and our other reinsurance to cover our losses and the likely legal and administrative cost of winding down the business. Total reserves were $40 million and total reinsurance recoverables were $80 million at September 30, 2002. In addition, in 1999 we purchased finite aggregate excess-of-loss reinsurance to further protect us from unfavorable results from this discontinued business. The maximum coverage available is currently $150 million. The amount of our total financial provisions at September 30, 2002 was therefore $110 million, consisting of reserves, less reinsurance recoverables, plus the amount currently available from our finite aggregate excess-of-loss reinsurance, and represents our best estimate of the provisions required for the payment of our entire remaining loss exposure on the discontinued group accident and health reinsurance business.

     Because we must use estimates in establishing our loss and expense reserves, they are subject to uncertainty. In the case of our discontinued group accident and health reinsurance business, several factors make estimating the required provisions more difficult. First, it may take a number of years for the claims on the large majority of the remaining business to be reported to us. In many cases, the types of losses involved will develop over a relatively long period. Further, some of our remaining contracts cover losses that will be incurred in 2002 and subsequent years. For these reasons, we cannot know today what our actual claims experience will be.

     In addition, we are involved in two sets of disputes relating to certain portions of our discontinued group accident and health reinsurance business. For the detail of the disputes, please see note 14

"Discontinued Operations" to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2001 and note 9 "Discontinued Reinsurance Operations" to our unaudited consolidated financial statements in our quarterly report on Form 10-Q for the three months ended September 30, 2002.

     In establishing our provisions described above for the payment of insured losses and expenses on this discontinued business, we have made assumptions about the likely outcome of the disputes referred to above, including an assumption that substantial recoveries would be available from our reinsurers on all of our discontinued reinsurance business. However, the inherent uncertainty of arbitrations and lawsuits, including the uncertainty of estimating whether any settlements we may enter into in the future would be on favorable terms, makes it hard to predict the outcomes with certainty. Given the need to use estimates in establishing loss reserves, and the difficulty in predicting the outcome of arbitrations and lawsuits, our actual net ultimate exposure likely will differ from our current estimate. If future facts and circumstances differ significantly from our estimates and assumptions about future events with respect to the disputes referred to above or other portions of our discontinued reinsurance business, our current reserves may need to be increased materially, with a resulting material adverse effect on our results of operations and financial condition.

A CHALLENGE TO THE PLAN OF REORGANIZATION IS OUTSTANDING.

     A pending lawsuit seeks to challenge Phoenix Life's reorganization and the adequacy of the information provided to policyholders regarding the plan of reorganization. We believe that this lawsuit lacks merit. The lawsuit, Andrew Kertesz v. Phoenix Home Life Mut. Ins. Co., et al., was filed on April 16, 2001, in the Supreme Court of the State of New York for New York County. The plaintiff seeks to maintain a class action on behalf of a putative class consisting of the eligible policyholders of Phoenix Life as of December 18, 2000, the date the plan of reorganization was adopted. Plaintiff seeks compensatory damages for losses allegedly sustained by the class as a result of the demutualization, punitive damages and other relief. The defendants named in the lawsuit include Phoenix Life, Phoenix, directors of Phoenix Life, as well as Morgan Stanley & Co. Incorporated, financial advisor to Phoenix Life in connection with the plan of reorganization. A motion to dismiss the claims asserted in this lawsuit has recently been granted. The plaintiff has filed a notice of appeal.

LEGISLATION ELIMINATING OR MODIFYING THE FEDERAL ESTATE TAX COULD ADVERSELY AFFECT REVENUES FROM OUR LIFE INSURANCE PRODUCTS, BECAUSE SOME OF THEM ARE SPECIFICALLY DESIGNED AND MARKETED AS POLICIES THAT HELP A DECEDENT'S HEIRS TO PAY THIS TAX.

     Legislation enacted in the spring of 2001 increased the size of estates exempt from the federal estate tax, phasing in reductions in the estate tax rate between 2002 and 2009 and repealing the estate tax entirely in 2010. Under the legislation, the estate tax will be reinstated, without the increased exemption or reduced rate, in 2011 and thereafter. This legislation could have a negative impact on our revenues from the sale of estate planning products, including in particular our new sales of second-to-die life insurance policies. These policies insure the lives of both a husband and wife, with the policy proceeds payable after both spouses have died. A second-to-die policy effectively enables a couple to pre-fund its heirs' estate tax obligations by making the policy proceeds available to the heirs at the time estate taxes are due. Second-to-die policies are often purchased by couples whose assets are largely illiquid, and whose heirs otherwise might have to attempt to liquidate part of the estate in order to pay the tax. Second-to-die policies represented 35% and 22% of our new life insurance premiums and deposits in 2000 and 2001, respectively, and the repeal, increase in exemption or the reduction of the rate, of the federal estate tax may reduce the attractiveness of second-to-die policies sold for this purpose. President Bush and members of Congress have expressed a desire to modify the existing legislation, which modification could result in faster or more complete reduction or repeal of the estate tax. Any such change could have a further negative effect on our revenues from estate planning products.

CHANGES IN INTEREST RATES COULD HARM CASH FLOW AND PROFITABILITY IN OUR LIFE AND ANNUITY BUSINESSES.

     Cash flows relating to, and the profitability of, our life insurance and annuity businesses are sensitive to interest rate changes. In periods of increasing interest rates, life insurance policy loans and surrenders and withdrawals may increase as policyholders seek investments with higher perceived returns. This process could result in cash outflows requiring us to sell invested assets at a time when the prices of those assets are adversely affected by the increase in market interest rates, which could cause us to suffer realized investment losses.

     Conversely, during periods of declining interest rates, a decrease in the spread between interest and dividend rates to policyholders and returns on our investment portfolio could adversely affect our profitability. During such periods, life insurance and annuity products may be relatively more attractive investments, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increased percentages of policies remaining in force during a period when we are earning lower returns on our own new investments. For this reason, a sustained period of declining interest rates could cause cash flow problems for us. In addition, lower returns on our investments could prove inadequate for us to meet contractually guaranteed minimum payments to holders of our life and annuity products. We also face the risk in a declining interest rate environment that borrowers may prepay or redeem mortgages and bonds in our investment portfolio as they seek to borrow at lower market rates, so that we might have to reinvest proceeds we receive from these prepayments or redemptions in lower interest-bearing investments.

OUR PRODUCT SALES ARE HIGHLY DEPENDENT ON OUR RELATIONSHIPS WITH NON-AFFILIATED DISTRIBUTORS. IF THESE RELATIONSHIPS ENDED OR DIMINISHED, OUR REVENUES WOULD SUFFER ACCORDINGLY.

     We sell our products through our affiliated retail producers and non-affiliated advisors, broker-dealers and other financial intermediaries. Non-affiliated distribution sources have contributed significantly to our sales in recent years. For example, Merrill Lynch, with over 15,000 registered representatives, accounted for 38.8% of our Investment Management private client asset inflows in the first nine months of 2002. The loss or diminution of our relationships with non-affiliated distributors could materially reduce our revenues from sales of our products. The risk of such loss or diminution is significant and ongoing, since we face substantial competition in seeking to convince non-affiliated distributors to sell our products, rather than those offered by our competitors.

THE INDEPENDENT TRUSTEES OF OUR MUTUAL FUNDS AND CLOSED-END FUNDS, AS WELL AS INTERMEDIARY PROGRAM SPONSORS, MANAGED ACCOUNT CLIENTS AND INSTITUTIONAL INVESTMENT MANAGEMENT CLIENTS, COULD TERMINATE THEIR CONTRACTS WITH US. THIS WOULD REDUCE OUR INVESTMENT MANAGEMENT FEE REVENUES.

     Each of the mutual funds and closed-end funds for which PXP acts as investment adviser or sub-adviser is registered under the Investment Company Act of 1940 and is governed by a board of trustees. The Investment Company Act requires that at least 40% of these trustees be unaffiliated with PXP. Each fund's trustees have the duty of deciding annually whether to renew the contract appointing PXP to manage the fund. Under its contracts, PXP is paid investment advisory fees, which in the first nine months of 2002 totaled $78.6 million, or 38% of our total Investment Management revenues. Trustees have a fiduciary duty to act in the best interests of the shareholders of their funds. Either the trustees or the shareholders may terminate an advisory contract with PXP and move the assets to another investment adviser. The trustees also may deem it to be in the best interests of a mutual fund's shareholders to make decisions adverse to us, including reducing the compensation paid to PXP or limiting PXP's ability to transfer an advisory contract.

     Our investment management agreements with institutional clients generated fees of $41.3 million in the first nine months of 2002, representing 20% of our total Investment Management revenues. Our investment management agreements with intermediary program sponsors (who "wrap," or make available, our investment products within the management agreements they have with their own clients) and direct managed account clients generated fees of $62.0 million in the first nine months of 2002, representing 30% of our total Investment Management revenues. These agreements, as well as our investment management agreements with institutional clients, are generally terminable by these sponsors and clients upon short notice without penalty. As a result, there would be little impediment to these sponsors or clients terminating our agreements if they became dissatisfied with our performance.

     The termination of any of the above agreements representing a material portion of assets under management would adversely affect our Investment Management fee revenues.

WE FACE STRONG COMPETITION IN LIFE AND ANNUITY AND INVESTMENT MANAGEMENT FROM MUTUAL FUND COMPANIES, BANKS, INVESTMENT MANAGEMENT FIRMS AND OTHER INSURANCE COMPANIES. THIS COMPETITION MAY IMPAIR OUR ABILITY TO RETAIN EXISTING CUSTOMERS, ATTRACT NEW CUSTOMERS AND MAINTAIN OUR PROFITABILITY.

     We face strong competition in Life and Annuity and Investment Management. We believe that our ability to compete is based on a number of factors, including product features, investment performance, service, price, distribution, capabilities, scale, commission structure, name recognition and financial strength ratings. While there is no single company that we identify as a dominant competitor in either of our operating segments, the nature of these businesses means that our actual and potential competitors include a large number of mutual fund companies, banks, investment management firms and other insurance companies, many of which have advantages over us in one or more of the above competitive factors. Recent industry consolidation, including acquisitions of insurance and other financial services companies in the U.S. by international companies, has resulted in larger competitors with financial resources, marketing and distribution capabilities and brand identities that are stronger than ours. Larger firms also may be able to offer, due to economies of scale, more competitive pricing than we can. We are not among the top ten U.S. investment management or life insurance companies, as measured by assets under management or total assets, respectively. In addition, some of our competitors are regulated differently than we are, which may give them a competitive advantage; for example, many non-insurance company providers of financial services are not subject to the costs and complexities of regulation by multiple states.

     Our ability to compete in Investment Management depends in particular on our investment performance. We will not be able to accumulate and retain assets under management if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales. For example, from 1993 through 1999, we experienced net asset withdrawals in our retail investment management business. We attribute this in part to underperformance in some of our mutual funds.

     We compete for distribution sources in both of our operating segments. We believe that our success in competing for distributors depends on factors such as our financial strength and on the services we provide to, and the relationships we develop with, these distributors. Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our life insurance, annuity and investment management products. Accordingly, our revenues and profitability would suffer.

     National banks, with their pre-existing customer bases for financial services products, may increasingly compete with insurers, as a result of recently enacted legislation removing restrictions on bank affiliations with insurers. This legislation, the Gramm-Leach-Bliley Act of 1999, permits mergers that combine commercial banks, insurers and securities firms under one holding company. Until passage of the Gramm-Leach-Bliley Act, prior legislation had limited the ability of banks to engage in securities-related businesses and had restricted banks from being affiliated with insurance companies. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of our products by substantially increasing the number and financial strength of our potential competitors.

WE MIGHT BE UNABLE TO ATTRACT OR RETAIN PERSONNEL WHO ARE KEY TO OUR BUSINESS, ESPECIALLY IN INVESTMENT MANAGEMENT.

     The success of our business is dependent to a large extent on our ability to attract and retain key employees. Our investment management business, in particular, depends on the employment of experienced securities analysts and portfolio managers. In addition, both of our operating segments are dependent on the employment of highly productive sales personnel. Competition in the job market for these types of professionals is generally intense, and is particularly acute with respect to experienced securities analysts and portfolio managers such as those needed by PXP. In general, our employees are not subject to employment contracts or non-compete arrangements.

CHANGES IN INSURANCE AND SECURITIES REGULATION COULD AFFECT OUR PROFITABILITY BY IMPOSING FURTHER RESTRICTIONS ON THE CONDUCT OF OUR BUSINESS.

     Our life insurance business is subject to comprehensive state regulation and supervision throughout the U.S. State insurance regulators and the National Association of Insurance Commissioners, or the NAIC, continually reexamine existing laws and regulations, and may impose changes in the future that put further regulatory burdens on us, thereby increasing our costs of business. This could materially adversely affect our results of operations and financial condition.

     The U.S. federal government does not directly regulate the insurance business. However, federal legislation and administrative policies in areas which include employee benefit plan regulation, financial services regulation and federal taxation and securities laws could significantly affect the insurance industry and our costs.

     We and some of the policies, contracts and other products that we offer are subject to various levels of regulation under the federal securities laws administered by the Securities and Exchange Commission, or the SEC, as well as regulation by those states and foreign countries in which we provide investment advisory services, offer products or conduct other securities-related activities. We could be restricted in the conduct of our business for failure to comply with such laws and regulations. Future laws and regulations, or the interpretation thereof, could materially adversely affect our results of operations and financial condition by increasing our expenses in having to comply with these regulations.

                                USE OF PROCEEDS

     We estimate that our net proceeds from the offering, after deducting the underwriters' discounts and commissions and fees and expenses payable by us,
will be approximately $     million (approximately $     million if the
underwriters' over-allotment option is exercised in full).

     We intend to use $125.0 million of these net proceeds to make a loan to PXP to enable it to pay down its existing indebtedness under our Master Credit Facility. See "Description of Our Other Indebtedness." PXP's $125.0 million of borrowings under the Master Credit Facility are scheduled to mature in 2005, and currently bear interest at an applicable LIBOR rate plus 85 basis points.

     We currently intend to use the remainder of the net proceeds of the offering for general corporate purposes, which may include contributions to the capital of our subsidiaries and the payment of amounts due under the Equity Units.

                     COMMON STOCK PRICE RANGE AND DIVIDENDS

     Our common stock is listed on the NYSE under the symbol "PNX." On December 11, 2002, the last reported sale price of our common stock on the NYSE was $8.16 per share. The following table sets forth for the periods indicated the high and low sales prices for our common stock as reported on the NYSE Composite Transactions Tape.

                                                               HIGH     LOW
                                                              ------   ------
FISCAL YEAR ENDED DECEMBER 31, 2001
  Quarter ended September 30................................  $19.35   $12.50
  Quarter ended December 31.................................   18.50    12.80
FISCAL YEAR ENDED DECEMBER 31, 2002
  Quarter ended March 31....................................  $19.75   $16.84
  Quarter ended June 30.....................................   20.25    15.50
  Quarter ended September 30................................   18.01    13.30
  Quarter ended December 31 (through December 11)...........   13.75     7.40

     We paid our first annual dividend of $0.16 per share in July 2002. The declaration and payment of dividends is subject to the discretion of our board of directors. Any future cash dividends will depend on our financial condition, results of operations, cash requirements, future prospects, regulatory and contractual restrictions on the payment of dividends by Phoenix Life and PXP, and other factors deemed relevant by the board. See "Risk Factors -- We will depend upon dividends and other payments from our subsidiaries to pay amounts due under the Equity Units."

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2002:

     - on an actual basis; and

     - on an as-adjusted basis to give effect to assumed gross proceeds of $130.0 million from this offering and sale of Equity Units and the application of the net proceeds from the offering to make a loan to PXP to enable it to repay all of its outstanding indebtedness under the Master Credit Facility.

     You should read this table in conjunction with "Use of Proceeds," "Description of Our Other Indebtedness," and our consolidated financial statements and the related notes and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                               AS OF SEPTEMBER 30,
                                                                       2002
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                  (IN MILLIONS)
Indebtedness:
  Public debt securities....................................  $  313.6    $
  Bank borrowings(1)........................................     125.0          --
  Surplus notes.............................................     175.0
    % notes due February 16, 2008(2)........................        --
                                                              --------    --------
          Total indebtedness................................     613.6
                                                              --------    --------
Stockholders' Equity:
  Preferred Stock (par value $0.01 per share; 250.0 million
     shares authorized; none issued)........................        --          --
  Common stock (par value $0.01 per share; 1.0 billion
     shares authorized; 106.4 million shares issued)........       1.0
  Additional paid-in capital................................   2,424.4
  Accumulated deficit.......................................    (278.2)
  Accumulated other comprehensive income....................      92.0
  Treasury stock, at cost (12.0 million shares).............    (191.6)
                                                              --------    --------
     Total stockholders' equity.............................   2,047.6
                                                              --------    --------
          Total capitalization..............................  $2,661.2    $
                                                              ========    ========

---------------

(1) Consists of PXP's current borrowings under our Master Credit Facility. See "Description of Our Other Indebtedness."

(2) Issued in connection with the sale of the Equity Units.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of consolidated earnings to fixed charges for the periods indicated:

                                                                                 NINE MONTHS
                                                                                    ENDED
                                              YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                        ------------------------------------    --------------
                                        1997    1998    1999    2000    2001    2001     2002
                                        ----    ----    ----    ----    ----    -----    -----
Ratio of earnings to fixed
  charges(1)..........................  6.3     5.3     6.9     4.2      --       --       --
Ratio of earnings to fixed charges
  including interest credited on
  policyholder contract balances(2)...  2.7     2.0     2.5     1.8     0.3      0.1      0.5

------------
(1) Due to our losses for 2001 and the nine months ended September 30, 2001 and 2002, the ratio coverages for those periods were less than 1:1. We would need additional earnings of $122.3 million for the year ended December 31, 2001 to achieve a coverage ratio of 1:1. For the nine months ended September 30, 2001 and 2002, we would need $107.5 million and $71.0 million, respectively, in additional earnings to achieve 1:1 coverage ratios.

(2) Due to our losses for 2001 and the nine months ended September 30, 2001 and 2002, the ratio coverages, including interest credited on policyholder contract balances, for those periods were less than 1:1. We would need additional earnings of $122.3 million for the year ended December 31, 2001 to achieve a coverage ratio of 1:1. For the nine months ended September 30, 2001 and 2002, we would need $107.5 million and $71.0 million, respectively, in additional earnings to achieve 1:1 coverage ratios.

                         SELECTED FINANCIAL INFORMATION

     The following table presents our selected historical financial data for each of the years in the five-year period ended December 31, 2001 and for each of the nine-month periods ended September 30, 2001 and 2002. We derived the data for the years ended December 31, 1999, 2000 and 2001 and as of December 31, 2000 and 2001 from our audited consolidated financial statements included in our Form 10-K for the year ended December 31, 2001. We derived the data for the years ended December 31, 1997 and 1998 and as of December 31, 1997, 1998 and 1999 from our audited consolidated financial statements not included in our Form 10-K for the year ended December 31, 2001. We derived the data as of and for the nine-month periods ended September 30, 2001 and 2002 from our unaudited consolidated financial statements included in our Form 10-Q for the third quarter of 2002. Prior to June 25, 2001, Phoenix Life was the parent company of our consolidated group. In connection with our demutualization, Phoenix Life became a subsidiary of The Phoenix Companies, Inc., which became the parent company of our consolidated group.

     We prepared the selected consolidated financial data, other than statutory data, in conformity with accounting principles generally accepted in the United States of America, or GAAP. We derived the statutory data from the Annual Statements of Phoenix Life and its subsidiaries filed with insurance regulatory authorities and prepared the statutory data in accordance with statutory accounting practices, which vary in certain respects from GAAP.

     You should read the following in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included in our Form 10-K for 2001 and our Forms 10-Q for the first, second and third quarters of 2002.

                                                                                           NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                   ----------------------------------------------------   -------------------
                                     1997       1998       1999       2000       2001       2001       2002
                                   --------   --------   --------   --------   --------   --------   --------
                                              (IN MILLIONS, EXCEPT EARNINGS PER SHARE AND RATIOS)
INCOME STATEMENT DATA:(1)
Revenues:
Premiums.........................  $1,087.7   $1,175.8   $1,175.7   $1,147.4   $1,112.7   $  836.0   $  813.9
Insurance and investment product
  fees...........................     401.3      537.5      574.6      631.0      546.4      414.3      425.6
Net investment income............     720.7      859.6      953.1    1,129.6      835.1      588.6      675.7
Net realized investment gains
  (losses).......................     111.0       58.2       75.8       89.2      (72.4)     (37.2)     (74.1)
                                   --------   --------   --------   --------   --------   --------   --------
Total revenues...................   2,320.7    2,631.1    2,779.2    2,997.2    2,421.8    1,801.7    1,841.1
                                   --------   --------   --------   --------   --------   --------   --------
Total benefits and expenses......   2,155.9    2,474.3    2,513.5    2,839.7    2,670.5    2,033.3    1,973.6
                                   --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing
  operations.....................     124.8       91.9      162.1       94.8     (137.3)    (129.8)    (101.3)
Net income (loss) from
  discontinued operations, net of
  income taxes(2)................      44.9       45.2      (72.9)     (11.5)        --         --         --
Cumulative effect of accounting
  changes(3).....................        --         --         --         --      (65.4)     (65.4)    (130.3)
                                   --------   --------   --------   --------   --------   --------   --------
Net income (loss)................  $  169.7   $  137.1   $   89.2   $   83.3   $ (202.7)  $ (195.2)  $ (231.6)
                                   ========   ========   ========   ========   ========   ========   ========
BASIC AND DILUTED EARNINGS PER
  SHARE:
Earnings per share from
  continuing operations(4).......  $   1.19   $    .88   $   1.55   $    .91   $  (1.31)  $  (1.24)  $  (1.02)
                                   ========   ========   ========   ========   ========   ========   ========
Earnings per share(4)............  $   1.62   $   1.31   $    .85   $    .80   $  (1.94)  $  (1.87)  $  (2.34)
                                   ========   ========   ========   ========   ========   ========   ========

                                                                                           NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                   ----------------------------------------------------   -------------------
                                     1997       1998       1999       2000       2001       2001       2002
                                   --------   --------   --------   --------   --------   --------   --------
                                              (IN MILLIONS, EXCEPT EARNINGS PER SHARE AND RATIOS)
PRO FORMA AMOUNTS ASSUMING
  RETROACTIVE APPLICATION OF AN
  ACCOUNTING CHANGE:(5)
Income (loss) from continuing
  operations.....................  $  147.8   $  106.5   $  180.8   $  111.7   $ (118.1)  $ (114.4)  $ (101.3)
Net income (loss)................  $  192.7   $  151.7   $  107.9   $  100.2   $ (118.1)  $ (114.4)  $ (101.3)
Earnings (loss) per share from
  continuing operations..........  $   1.41   $   1.02   $   1.73   $   1.07   $  (1.13)  $  (1.09)  $  (1.02)
Earnings (loss) per share........  $   1.84   $   1.45   $   1.03   $    .96   $  (1.13)  $  (1.09)  $  (1.02)
RATIO OF EARNINGS TO FIXED
  CHARGES:
Ratio of earnings to fixed
  charges(6).....................       6.3        5.3        6.9        4.2         --         --         --
Ratio of earnings to fixed
  charges -- including interest
  credited on policy holder
  contract balances(7)...........       2.7        2.0        2.5        1.8        0.3        0.1        0.5

                                               AS OF DECEMBER 31,                        AS OF SEPTEMBER 30,
                            ---------------------------------------------------------   ---------------------
                              1997        1998        1999        2000        2001        2001        2002
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                              (IN MILLIONS)
BALANCE SHEET DATA:
Total assets..............  $17,915.0   $18,798.0   $20,287.0   $20,313.2   $22,525.4   $20,801.7   $24,620.7
Indebtedness..............  $   471.1   $   449.3   $   499.4   $   425.1   $   599.3   $   450.2   $   613.6
Total liabilities.........  $16,117.6   $16,969.4   $18,430.9   $18,335.4   $20,120.9   $18,429.4   $22,561.6
Minority interest in net
  assets of consolidated
  subsidiaries............  $   136.5   $    92.0   $   100.1   $   136.9   $     8.8   $     5.8   $    11.5
Total stockholders'
  equity..................  $ 1,660.9   $ 1,736.6   $ 1,756.0   $ 1,840.9   $ 2,395.7   $ 2,366.5   $ 2,047.6

                                                                                       AS OF OR FOR THE NINE
                                                                                            MONTHS ENDED
                                   AS OF OR FOR THE YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                           ---------------------------------------------------------   ----------------------
                             1997        1998        1999        2000        2001        2001         2002
                           ---------   ---------   ---------   ---------   ---------   ---------   ----------
                                                             (IN MILLIONS)
OTHER DATA:
Assets under
  management(8)..........  $54,911.1   $61,206.3   $73,185.4   $64,543.6   $61,212.2   $57,446.4   $ 62,808.6
                           =========   =========   =========   =========   =========   =========   ==========
STATUTORY DATA:
Premiums and deposits....  $ 2,911.7   $ 2,578.8   $ 2,330.2   $ 2,344.8   $ 3,144.8   $ 2,147.6   $  3,109.8
                           =========   =========   =========   =========   =========   =========   ==========
Combined net income
  (loss).................  $    66.6   $   108.7   $   131.3   $   266.1   $   (66.0)  $   112.1   $   (227.0)
                           =========   =========   =========   =========   =========   =========   ==========
Policyholder
  surplus(9).............  $   844.0   $   905.3   $ 1,054.1   $ 1,322.8   $ 1,149.8     1,178.0        644.5
Asset valuation reserve
  ("AVR")(10)............      308.8       300.3       373.2       560.4       223.4   $   148.0   $    152.9
                           ---------   ---------   ---------   ---------   ---------   =========   ==========
Total surplus and AVR....  $ 1,152.8   $ 1,205.6   $ 1,427.3   $ 1,883.2   $ 1,373.2   $ 1,326.0   $    797.4
                           =========   =========   =========   =========   =========   =========   ==========

---------------

 (1) See note 3 to our consolidated financial statements included in our Form 10-K for 2001 and note 4 to our consolidated financial statements included in our Form 10-Q for the third quarter of 2002 for a summary of our significant accounting policies. The above income statement data have been derived from our audited and unaudited financial statements.

 (2) During 1999, Phoenix Life discontinued the operations of three of its businesses that in prior years were reflected as the following reportable business segments: reinsurance operations, real estate management operations, and group life and health insurance operations. The discontinuation of these businesses resulted from the sales of several operations and the implementation of plans to withdraw from the remaining businesses. These transactions do not affect the comparability of the financial data. The assets and liabilities of the discontinued operations have been excluded from the assets and liabilities of continuing operations and separately identified in the balance sheet data. Likewise, the income statement data have been restated for 1997 and 1998 to exclude from continuing operations the operating results of discontinued operations. See note 14 to our consolidated financial statements included in our Form 10-K for 2001 and note 9 to our consolidated financial statements included in our Form 10-Q for the third quarter of 2002.

 (3) In the first quarter of 2001, we recognized the following cumulative effect adjustments for accounting changes:

     -     Venture Capital

    We record our investments in venture capital partnerships in accordance with the equity method of accounting. We record our share of the net equity in earnings of the venture capital partnerships in accordance with GAAP, using the most recent financial information received from the partnerships. Historically, this information had been provided to us on a one-quarter lag. Due to the volatility in the equity markets, we believed the one-quarter lag in reporting was no longer appropriate. Therefore, we changed our method of applying the equity method of accounting to eliminate the quarterly lag in reporting.

    We recorded a charge of $48.8 million (net of income taxes of $26.3 million) representing the cumulative effect of this accounting change on the fourth quarter of 2000. The cumulative effect was based on the actual fourth quarter 2000 financial results as reported by the partnerships.

     -     Derivatives

    Effective January 1, 2001, we adopted a new accounting pronouncement, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This adoption resulted in a cumulative effect adjustment of $3.9 million (net of income taxes of $2.1 million). See note 3 to our consolidated financial statements included in our Form 10-K for 2001.

    In the second quarter of 2001, we recognized the following cumulative effect adjustment for accounting changes:

     -     Securitized Financial Instruments

    Effective April 1, 2001, we adopted EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Certain Investments ("EITF 99-20"). This pronouncement requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and to apply specific valuation methods to these securities for an other-than-temporary decline in value. Upon adoption of EITF 99-20, we recorded a $20.5 million charge to net income as a cumulative effect of accounting change, net of income taxes.

    In the first quarter of 2002, we recognized the following cumulative effect adjustment for accounting changes:

     -     Goodwill and Other Intangible Assets

    Effective January 1, 2002, we adopted a new accounting standard for goodwill and other intangible assets, including amounts reflected in equity-method investments. The standard primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. Under the standard, amortization of goodwill and other intangible assets with indefinite lives recorded in past business combinations was discontinued after 2001 and reporting units have been identified for the purpose of assessing potential future impairments of goodwill. In accordance with the standard, amortization of goodwill and indefinite-lived assets has not been recognized after 2001. We recognized $15.4 million (after-tax) in goodwill and other intangible assets amortization during the nine months ended September 30, 2001 that would not have been recognized had the new accounting standard been in effect in that period.

    The standard also requires that goodwill and indefinite-lived intangible assets be tested at least annually for impairment. Upon adoption of the standard, goodwill and indefinite-lived intangibles were tested for impairment by comparing the fair value to the carrying amount of the asset as of the beginning of 2002. Adopting the standard in 2002 resulted in a cumulative effect of accounting change that decreased after-tax income by $130.3 million ($1.32 per share) for the nine months ended September 30, 2002, primarily related to our investment management segment.

    In the third quarter of 2002, we tested our goodwill in accordance with the new accounting standard. We determined that the carrying value of goodwill of certain PXP reporting units had become impaired and recorded a charge of $66.3 million ($62.3 million after-tax) in the third quarter.

 (4) Earnings per share for the five years in the period ended December 31, 2001 and for the nine months ended September 30, 2001 are calculated pro forma based on 104.6 million weighted-average shares outstanding. Earnings per share for the nine months ended September 30, 2002 are calculated based on
     99.1 million weighted-average shares outstanding. The pro forma weighted-average shares outstanding of 104.6 million is based on the weighted-average shares outstanding for the period from the demutualization and initial public offering to the end of the year.

 (5) Pro forma earnings and earnings per share amounts assuming retroactive application of accounting changes assume the accounting change for goodwill and other intangible assets had been effective beginning in 1997. Pro forma amounts do not assume the retroactive application of accounting changes for securitized financial instruments, venture capital partnerships, derivative financial instruments, and the cumulative effect of all accounting changes, because those amounts were not reasonably determinable.

 (6) Due to our losses for 2001 and the nine months ended September 30, 2001 and 2002, the ratio coverages for those periods were less than 1:1. We would need $122.3 million in additional earnings for the year ended December 31, 2001 to achieve a 1:1 coverage ratio. For the nine months ended September 30, 2001 and 2002, we would need $107.5 million and $71.0 million, respectively, in additional earnings, to achieve 1:1 coverage ratios.

 (7) Due to our losses for 2001 and the nine months ended September 30, 2001 and 2002, the ratio coverages, including interest credited on policyholder contract balances, for those periods were less than 1:1. We would need $122.3 million in additional earnings for the year ended December 31, 2001 to achieve a 1:1 coverage ratio. For the nine months ended September 30, 2001 and 2002, we would need $107.5 million and $71.0 million, respectively, in additional earnings to achieve 1:1 coverage ratios.

 (8) Assets under management consist of third party assets managed by our investment management subsidiary PXP, plus total assets as reflected in our consolidated financial statements, adjusted to reflect total rather than net assets of discontinued operations. The following table shows our assets under management:

                                                                                                      AS OF
                                                     AS OF DECEMBER 31,                           SEPTEMBER 30,
                                  ---------------------------------------------------------   ---------------------
                                    1997        1998        1999        2000        2001        2001        2002
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                    (IN MILLIONS)
     Third party assets managed
       by PXP...................  $36,224.1   $41,626.2   $52,082.1   $44,056.8   $38,604.3   $36,552.3   $38,152.5
     Total assets from
       consolidated balance
       sheet....................   17,915.0    18,798.0    20,287.0    20,313.2    22,525.4    20,801.7    24,620.7
     Adjustment to reflect gross
       assets of discontinued
       operations...............      772.0       782.1       816.3       173.6        82.5        92.4        35.4
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
     Total assets under
       management...............  $54,911.1   $61,206.3   $73,185.4   $64,543.6   $61,212.2   $57,446.4   $62,808.6
                                  =========   =========   =========   =========   =========   =========   =========

     Our definition of assets under management may differ from the definition used by other companies.

 (9) In accordance with accounting practices prescribed by the New York State Insurance Department, policyholder surplus includes $175.0 million of total principal amount of surplus notes outstanding.

(10) The asset valuation reserve is a statutory reserve intended to mitigate changes to the balance sheet as a result of fluctuations in asset values.

                              ACCOUNTING TREATMENT

     The net proceeds will be allocated between the notes and the purchase contracts in proportion to their respective fair market values at the time of the issuance. The present value of the Corporate Units contract adjustment payments will be initially charged to stockholders' equity, with an offsetting credit to liabilities. This liability is accreted over three years and two months by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

     The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $25 on the purchase contract and will issue the requisite number of shares of our common stock. The $25 that we receive will be credited to stockholders' equity.

     Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price.

     The Financial Accounting Standards Board ("FASB") has issued an exposure draft entitled "Accounting for Financial Instruments with Characteristics of Liabilities, Equity or Both." Under the proposed Statement, some financial instruments indexed to an issuer's own stock that are currently recorded in the stockholders' equity section of the issuer's balance sheet would be accounted for as a derivative instrument under the provisions of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The proposed Statement would require that, in the initial year of adoption, an entity restate all financial statements for earlier years presented for the effects of financial instruments within its scope that were outstanding at any time during the initial year of adoption. The proposed Statement would be effective for fiscal years beginning after June 15, 2002. If adopted as currently issued, the proposed Statement would not change the accounting for the purchase contract; however, because the exposure draft is subject to future deliberations, the ultimate outcome and timing of the exposure draft and its effect on the financial statement presentation of this offering is uncertain.

     The Emerging Issues Task Force ("EITF") of the FASB is also considering an issue related to the accounting for certain securities and financial instruments, including securities such as the Equity Units. One proposal being considered under this issue, if adopted, could result in instruments like the purchase contracts being accounted for as derivative instruments pursuant to the provisions of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under these provisions the changes in fair value of such instruments would be recorded as an adjustment to the instruments' carrying value with an offsetting adjustment to earnings. Another proposal under consideration would not alter the accounting for the purchase contracts discussed herein. As part of its deliberations on this topic, the EITF may also choose to expand this issue's scope to include consideration of whether instruments such as the Equity Units should be accounted for on a combined basis, or continue to be accounted for as separate instruments. A scope expansion of this nature may also examine the method in which the Equity Units are included in an issuer's diluted earnings per share calculation. The FASB's conclusions on the exposure draft discussed in the preceding paragraph may affect any consensus of the EITF.

     At this time, the ultimate outcome of these deliberations, the timing of the issuance of a FASB Standard or an EITF Consensus, and their effect on our financial statements is uncertain.

                        DESCRIPTION OF THE EQUITY UNITS

     The following is a summary of the terms of the Equity Units. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the Equity Units but is not necessarily complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus form a part. This summary supplements the description of the stock purchase units in the accompanying prospectus, and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. All references in this prospectus supplement to our common stock include the rights evidenced by such common stock to the extent provided in the Rights Agreement dated as of June 19, 2001, between us and EquiServe Trust Company, N.A., as rights agent.

     We will issue the Equity Units under the purchase contract agreement between us and SunTrust Bank, who we refer to as the purchase contract agent. Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 5,200,000 Corporate Units (or 5,980,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $25.

CORPORATE UNITS

     Each Corporate Unit will consist of a unit comprising:

     (a) a purchase contract under which

        (1) the holder will agree to purchase from us, and we will agree to sell to the holder, not later than February 16, 2006, which we refer to as the purchase contract settlement date, for $25 in cash, a number of newly issued shares of our common stock equal to the settlement rate described below under "Description of the Purchase
            Contracts -- Purchase of Common Stock," subject to anti-dilution adjustments, and

        (2) we will pay the holder quarterly contract adjustment payments at the
            rate of      % per year on the stated amount of $25, or $     per
            year, and

     (b) either:

        (1) a note issued by us having a $25 principal amount, or

        (2) following a successful remarketing of the notes prior to the third business day immediately preceding the purchase contract settlement date, or the occurrence of a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

     "Applicable ownership interest" means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

     (1) a 2.5% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to February 15, 2006, and

     (2) for the scheduled interest payment date on the notes that occurs on February 16, 2006, in the case of a successful remarketing of the note included in that Corporate Unit prior to the third business day immediately preceding the purchase contract settlement date, or for each scheduled interest payment date on the notes after the date of a special event redemption and on or before the purchase contract
         settlement date, in the case of a special event redemption, a      %
         undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding such payment date.

     The purchase price of each Equity Unit will be allocated between the related purchase contract and the related note in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each note will be $ and the fair market value of each purchase contract will be $ . This position generally will be binding on each beneficial owner of each Equity Unit but not on the IRS.

     As long as a unit is in the form of a Corporate Unit, your note or the appropriate applicable ownership interest in the Treasury portfolio, as applicable, forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase common stock under the related purchase contract.

CREATING TREASURY UNITS

     Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful remarketing prior to the third business day preceding February 16, 2006 or a special event redemption prior to February 16, 2006, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related notes held by the collateral agent, zero-coupon Treasury securities that mature on February 15, 2006 (CUSIP No. 912803AJ2), which we refer to as a Treasury security, in a total principal amount at maturity equal to the aggregate principal amount of the notes for which substitution is being made.

     Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units.

     If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples
of        Corporate Units. Each of these substitutions will create Treasury
Units, and the applicable notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

     Each Treasury Unit will consist of a unit with a stated amount of $25 comprising:

     (a) a purchase contract under which

        (1) the holder will agree to purchase from us, and we will agree to sell to the holder, not later than the purchase contract settlement date, for $25 in cash, a number of newly issued shares of our common stock equal to the settlement rate, subject to anti-dilution adjustments, and

        (2) we will pay the holder quarterly contract adjustment payments at the
            rate of   % per year on the stated amount of $25, or $  per year and

     (b) a 2.5% undivided beneficial interest in a Treasury security with a principal amount of $1,000.

     To create 40 Treasury Units, unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, the Corporate Unit holder will:

     - deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000 which must be purchased in the open market at the Corporate Unit holder's expense, and

     - transfer 40 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the notes relating to the 40 Corporate Units.

     Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related notes from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will:

     - cancel the 40 Corporate Units,

     - transfer the related notes to the holder, and

     - deliver 40 Treasury Units to the holder.

     The Treasury security will be substituted for the notes and will be pledged to us through the collateral agent to secure the holder's obligation to purchase common stock under the related purchase contracts. The related notes released to the holder thereafter will trade separately from the resulting Treasury Units.

     If the Treasury portfolio has replaced the notes as a component of the Corporate Units, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral
multiples of      Corporate Units.

RECREATING CORPORATE UNITS

     Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, each holder of Treasury Units will have the right at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, the notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made.

     Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units.

     If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the Treasury securities that were a component of the Treasury Units, but holders of Treasury Units can only make this substitution in
integral multiples of      Treasury Units.

     Each of these substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

     To create 40 Corporate Units, unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, the Treasury Unit holder will:

     - deposit with the collateral agent 40 notes, which must be purchased in the open market at the holder's expense unless otherwise owned by the holder, and

     - transfer 40 Treasury Unit certificates to the purchase contract agent accompanied by a notice stating that the Treasury Unit holder has deposited 40 notes with the collateral agent and requesting the release to the holder of the Treasury security relating to the Treasury Units.

     Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then

     - cancel the 40 Treasury Units,

     - transfer the related Treasury security to the holder, and

     - deliver 40 Corporate Units to the holder.

     The substituted notes or the applicable ownership interests in the Treasury portfolio will be pledged to us through the collateral agent to secure the Corporate Unit holder's obligation to purchase common stock under the related purchase contracts.

     If the Treasury portfolio has replaced the notes as a component of the Corporate Units, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral
multiples of      Treasury Units.

     Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

CURRENT PAYMENTS

     Subject to our right to defer interest payments on the notes until November 16, 2005, holders of Corporate Units will be entitled to receive quarterly cash
distributions consisting of interest payments calculated at the rate of   % per
year on notes (or distributions on the applicable ownership interest in the Treasury portfolio if the notes have been replaced by the Treasury portfolio). Subject to our right to defer contract adjustment payments until the date on which the purchase contracts are settled, holders of the Corporate Units will also be entitled to receive quarterly cash distributions consisting of contract
adjustment payments payable by us at the rate of      % per year on the stated
amount of $25 per Corporate Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement, as described under "Description of the Purchase Contracts -- Early Settlement Upon a Cash Merger") and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement other than upon a cash merger, as described in "Description of the Purchase Contracts -- Early Settlement").

     Subject to our right to defer contract adjustment payments until the date on which the purchase contracts are settled, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the
rate of      % per year on the stated amount of $25 per Treasury Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement other than upon a cash merger). There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but, subject to our right to defer interest payments on the notes until November 16, 2005, holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when the Treasury Units were created for as long as they hold the notes.

RANKING

     The notes will be our general, unsecured obligations and initially will be subordinate in right of payment to all of our existing and future senior debt. However, on and after November 16, 2005, except in the event of our earlier bankruptcy, insolvency or reorganization, the subordination provisions of the notes and the related indenture will no longer be applicable and the notes will be our senior, unsecured obligations ranking equally in right of payment with all our existing and future unsubordinated debt. Our obligations with respect to the contract adjustment payments will also be subordinate in right of payment to our senior debt. "Senior debt" with respect to payments on the notes (so long as the notes remain subordinated obligations) and with respect to the contract adjustment payments means the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the indenture relating to the notes or of the purchase contract agreement, as the case may be, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the notes, while they are subordinated, or the purchase contracts or to other debt which ranks equally with, or junior to, the notes, while they are subordinated, or the purchase contracts. However, senior debt shall not include any debt of Phoenix, which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code was without recourse to Phoenix, any debt of Phoenix to any of its subsidiaries, any debt to any employee of Phoenix or any of its subsidiaries, any liability for taxes, or any indebtedness or monetary obligations to trade creditors created or assumed by Phoenix or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services. The indenture under which the notes will be issued will not limit our ability to issue or incur other debt or issue preferred stock. See "Description of the Debt Securities" in the accompanying prospectus.

VOTING AND CERTAIN OTHER RIGHTS

     Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

LISTING OF THE SECURITIES

     We will apply to list the Corporate Units on the New York Stock Exchange, but no assurances can be given that the application for listing will be approved. Unless and until substitution has been made as described in "-- Creating Treasury Units" or "-- Recreating Corporate Units," neither the notes nor the applicable ownership interest in the Treasury portfolio component of a Corporate Unit will trade separately from the Corporate Units. The notes or the applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units. If the Treasury Units or the notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the notes on the same exchange as the Corporate Units are then listed, if any, including, if applicable, the New York Stock Exchange.

MISCELLANEOUS

     We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement which are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

     This section summarizes some of the terms of the purchase contract agreement, purchase contracts, pledge agreement, remarketing agreement and indenture for the notes. The summary should be read together with the purchase contract agreement, pledge agreement, remarketing agreement and indenture for the notes, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

PURCHASE OF COMMON STOCK

     Each purchase contract underlying a Corporate Unit or Treasury Unit will obligate the holder of the purchase contract to purchase, and us to sell, on the purchase contract settlement date, for an amount in cash equal to the stated amount of the Corporate Unit or Treasury Unit, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments," as follows:

     - If the applicable market value of our common stock is equal to or greater
       than the threshold appreciation price of $       , the settlement rate
       will be        shares of our common stock, which is equal to the stated
       amount divided by the threshold appreciation price.

       Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

     - If the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of
       $       , the settlement rate will be a number of shares of our common stock equal to $25 divided by the applicable market value.

       Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the applicable market value is less than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

     - If the applicable market value of our common stock is less than or equal
       to the reference price, the settlement rate will be        shares of our
       common stock, which is equal to the stated amount divided by the reference price.

       Accordingly, if the market value for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

     "Applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date. The reference price is expected to be the reported last sale price of our common stock on the New York Stock Exchange on the date we price this offering of
Equity Units. The threshold appreciation price represents a   % appreciation
over the reference price.

     "Closing price" of the common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the New York Stock Exchange on that date or, if the common stock is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is so listed. If the common stock is not so listed on a United States national or regional securities exchange, the closing price means the last closing sale price of the common stock as reported by the Nasdaq National Market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

     A "trading day" means a day on which the common stock

     - is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and

     - has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

     We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

     On the business day immediately preceding February 16, 2006, unless:

     - a holder of Corporate Units or Treasury Units has settled the related purchase contracts prior to February 16, 2006 through the early delivery of cash to the purchase contract agent in the manner described under "-- Early Settlement," or "-- Early Settlement Upon Cash Merger"

     - a holder of Corporate Units that include notes has settled the related purchase contracts with separate cash on the fourth business day immediately preceding February 16, 2006 pursuant to prior notice given in the manner described under "-- Notice to Settle with Cash," or

     - an event described under "-- Termination" has occurred,

then,

     - in the case of Corporate Units where the Treasury portfolio has replaced the notes as a component of the Corporate Units, proceeds equal to the stated amount of $25 per Corporate Unit when paid at maturity, of the appropriate applicable ownership interest of the Treasury portfolio will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts,

     - in the case of Corporate Units where the Treasury portfolio has not replaced the notes as a component of the Corporate Units and there has been a successful final remarketing of the notes, the portion of the proceeds from the remarketing equal to the principal amount of the notes remarketed will automatically be applied to satisfy in full the holder's obligation to purchase shares of our common stock under the related purchase contracts,

     - in the case of Corporate Units where the Treasury portfolio has not replaced the notes as a component of the Corporate Units and there has not been a successful remarketing of the notes, we will exercise our rights as a secured party to retain the notes pledged as collateral or dispose of them in accordance with applicable law and, following such action, the Corporate Units holders' obligations to purchase shares of our common stock under the related purchase contracts on the purchase contract settlement date will be satisfied in full, and

     - in the case of Treasury Units, the principal amount of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts.

     In connection with settlement of any purchase contract included in a Corporate Unit following a successful remarketing or included in a Treasury Unit,

     - the amount of any unpaid deferred contract adjustment payments shall be deducted from the proceeds to be applied to payment of the purchase price under such purchase contract, and shall be paid to the holder of such Corporate or Treasury Unit and

     - such holder's obligation under the purchase contract to pay the purchase price for the shares of common stock shall be deemed satisfied in full.

     The common stock will then be issued and delivered to the holder or the holder's designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

     Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will be deemed to have:

     - irrevocably agreed to be bound by the terms and provisions of the related purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Corporate Units or Treasury Units, and

     - duly appointed the purchase contract agent as the holder's attorney-in-fact to enter into and perform the related purchase contracts and pledge agreement on behalf of and in the name of the holder.

     In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat:

     - itself as the owner of the related notes, applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, and

     - the notes as indebtedness for all United States federal income tax purposes.

REMARKETING

     Pursuant to the remarketing agreement that we will enter into with the purchase contract agent and the remarketing agent, and subject to the terms of the remarketing agreement among the remarketing agent, the purchase contract agent and us, unless a special event redemption has occurred, the notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding November 16, 2005 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date. We currently expect the remarketing agent to be Morgan Stanley & Co. Incorporated.

     The remarketing agent will use its reasonable efforts to obtain a price for the remarketed notes of approximately 100.25% of the purchase price for the Treasury portfolio described below. To obtain that price, the remarketing agent may reset the interest rate on the notes, as described under "Description of Notes".

     If the remarketing of the notes on the initial remarketing date fails or does not occur because a condition precedent, such as the registration requirement referred to below, has not been satisfied, the notes will continue to be a component of Corporate Units and the remarketing agent will use its reasonable efforts to remarket the notes on the third business day immediately preceding December 16, 2005, which we call the second remarketing date, and on the third business day immediately preceding January 16, 2006, which we call the third remarketing date, in each case at a price of approximately 100.25% of the purchase price of the Treasury portfolio.

     Following a successful remarketing of the notes on any of these remarketing dates, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio consisting of:

     - U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount equal to the principal amount of the notes included in Corporate Units, and

     - U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the purchase contract settlement date on the aggregate principal amount of the notes included in the Corporate Units.

     The Treasury portfolio will be substituted for the notes as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the notes included in the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders' obligation to purchase common stock under the purchase contracts and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the notes included in the Corporate Units at the time of remarketing on the purchase contract settlement date will be paid to the holders of the Corporate Units.

     The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the notes included in the remarketing.

     As used in this context, "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, on the date of a successful remarketing for the purchase of the Treasury portfolio described above for settlement the third business day immediately following such date. "Quotation agent" means any primary U.S. government securities dealer in New York City selected by us.

     If a successful remarketing of the notes has not occurred on or prior to the third remarketing date, the remarketing agent will use its reasonable efforts to remarket the notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a price of approximately 100.25% of the principal amount of the notes remarketed.

     If the remarketing of the notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the notes included in the Corporate Units at the time of remarketing will automatically be applied to satisfy in full the Corporate Unit holders' obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date. The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed notes from any proceeds from the remarketing in excess of the aggregate principal amount of the notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the notes included in the remarketing.

     Remarketing on any remarketing date will be considered successful and no further attempts will be made if the resulting proceeds (net of any fees and commissions, if any) are at least 100% of the Treasury portfolio purchase price in the case of a remarketing prior to the final remarketing date or the aggregate principal amount of the notes, in the case of the final remarketing date.

     Following a successful remarketing prior to the third business day immediately preceding the purchase contract settlement date, holders of Treasury Units can recreate a Corporate Unit at any time prior to the second business day immediately preceding the purchase contract settlement date as described under "Recreating Corporate Units."

     We will cause a notice of any failed remarketing to be published on the business day immediately following the applicable remarketing date, by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than seven nor more than 15 calendar days prior to the applicable remarketing date, that the depositary notify its participants holding notes, Corporate Units and Treasury Units of the remarketing, including, in the case of a failed remarketing on the final remarketing date, the procedures that must be followed if a note holder wishes to exercise its right to put its note to us as described in this prospectus supplement. If required, we will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the notes to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process.

     If a successful remarketing of the notes underlying your Corporate Units has not occurred on or prior to the final remarketing date, we will deliver our common stock to you pursuant to the purchase contracts and, unless you have delivered the purchase price in cash to us before the final remarketing date, we will exercise our rights as a secured party with respect to the notes that have been pledged to us through the collateral agent to secure your obligation under the related purchase contracts, and your obligation under these purchase contracts will be deemed to be satisfied in full. In addition, holders of notes that remain outstanding will have the right to put their notes to us for $25 per note, plus accrued and unpaid interest, on April 1, 2006, which we call the exercise date, by notifying the indenture trustee on or prior to the fifth business day before the exercise date.

     You may elect not to participate in any remarketing and to retain the notes underlying your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first three remarketing attempts have failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date.

EARLY SETTLEMENT

     Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts in cash at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by presenting and surrendering the related Corporate Unit or Treasury Units certificate, if they are in certificated form, at the offices of the purchase contract agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to

     - the stated amount times the number of purchase contracts being settled, plus

     - if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract.

     If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may settle early only in
integral multiples of      Corporate Units. Holders of Treasury Units may settle
early only in integral multiples of 40 Treasury Units.

     So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent. The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.

     Upon early settlement of the purchase contracts related to any Corporate Units or Treasury Units:

     - except as described below in "-- Early Settlement Upon Cash Merger" the
       holder will receive           newly issued shares of common stock per
       Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under "-- Anti-Dilution Adjustments," accompanied by an appropriate prospectus if required by law,

     - the notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest,

     - the holder will receive any unpaid deferred contract adjustment payments;

     - the holder's right to receive future contract adjustment payments will terminate, and

     - no adjustment will be made to or for the holder on account of any contract adjustment payments referred to in the preceding bullet.

     If the purchase contract agent receives a Corporate Unit certificate, or Treasury Unit certificate if they are in certificated form accompanied by the completed "Election to Settle Early" and required immediately available funds, from a holder of Corporate Units or Treasury Units by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date. If the purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

     Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Corporate Units or Treasury Units if they are in certificated form and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the related notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in "-- Pledged Securities and Pledge Agreement" and transferred, within three business days following the settlement date, to the purchasing holder or the holder's designee.

NOTICE TO SETTLE WITH CASH

     Unless the Treasury portfolio has replaced the notes as a component of Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash. A holder of a Corporate Unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the Corporate Unit certificate evidencing the Corporate Unit at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the fifth business day immediately preceding the purchase contract settlement date and delivering the required cash payment to the collateral agent on or prior to 5:00 p.m., New York City time, on the fourth business day immediately preceding the purchase contract settlement date.

     If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the fourth business day immediately preceding the purchase contract settlement date, such holder's notes will be included in the final remarketing of notes occurring on the third business day immediately preceding the purchase contract settlement date. If such final remarketing is unsuccessful, we will exercise our rights as a secured party with respect to the notes that have been pledged to us through the collateral agent to secure the holder's obligation under the purchase contracts, and the holder's obligation under the purchase contract will be deemed to be satisfied in full.

EARLY SETTLEMENT UPON CASH MERGER

     Prior to the purchase contract settlement date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate in effect immediately prior to the closing of the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the "merger early settlement right."

     We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and five business days prior to the purchase contract settlement date by which each holder's merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, three business days before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds.

     If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time plus accrued and unpaid contract adjustment payments, including any unpaid deferred contract adjustment payments, with respect to such purchase contract. You will also receive the notes, applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

     If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the merger early
settlement right only in integral multiples of           Corporate Units. A
holder of Treasury Units may exercise the merger early settlement right only in integral multiples of 40 Treasury Units.

CONTRACT ADJUSTMENT PAYMENTS

     Contract adjustment payments in respect of Corporate Units and Treasury
Units will be fixed at a rate per year of      % of the stated amount of $25 per
purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract
adjustment payments will accrue from December   , 2002 and will be payable
quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing February 16, 2003. We have the right to defer the payment of these contract adjustment payments as described below under "-- Option to Defer Contract Adjustment Payments."

     Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry System."

     If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in the City of New York are permitted or required by any applicable law to close.

     Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior debt.

OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS

     We may, at our option and upon prior written notice to the holders of Equity Units and the purchase contract agent, defer contract adjustment payments on each related purchase contract forming a part of an Equity Unit until no later than the purchase contract settlement date or, if applicable, the date of any earlier settlement of the purchase contract. However, deferred contract adjustment payments will bear additional contact adjustment payments at the rate
of      % per year (compounding on each succeeding payment date) until paid. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive any deferred contract adjustment payments, any accrued and unpaid contract adjustment payments and all future contract adjustment payments will also terminate.

     In the event that we elect to defer contract adjustment payments on the purchase contracts, each holder of Equity Units will receive, on the earlier of the purchase contract settlement date and the date of any earlier settlement of the purchase contract, the aggregate amount of unpaid deferred contract adjustment payments on the related purchase contract in cash to the extent such amounts are not deducted from the cash settlement payment made to us.

     In the event we exercise our option to defer contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, and will not permit our subsidiaries to, declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital shares or their shares; provided that the foregoing will not restrict any of our subsidiaries from declaring or paying such dividends, or making such distributions, to us or any of our other subsidiaries.

ANTI-DILUTION ADJUSTMENTS

     The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

          (a) the payment of dividends and distributions of shares of common stock on the outstanding shares of common stock;

          (b) the issuance to all holders of outstanding shares of common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase shares of common stock at less than the current market price thereof;

          (c) subdivisions, splits and combinations of shares of common stock;

          (d) distributions to all holders of outstanding shares of common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash);

          (e) distributions (other than regular periodic cash dividends or distributions) consisting exclusively of cash to all holders of outstanding shares of common stock in an aggregate amount that, together with (1) other all-cash distributions (other than regular periodic cash dividends or distributions) made within the preceding 12 months and (2) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for shares of common stock concluded within the preceding 12 months, exceeds 10% of our aggregate market capitalization (aggregate market capitalization being the product of the current market price of shares of common stock multiplied by the number of shares of common stock then outstanding) on the record date for such distribution; and

          (f) the successful completion of a tender or exchange offer made by us or any of our subsidiaries for shares of common stock which involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for the common stock concluded within the preceding 12 months and (2) the aggregate amount of any all-cash distributions (other than regular periodic cash dividends or distributions) to all holders of shares of common stock within the preceding 12 months, exceeds 10% of our aggregate market capitalization on the expiration of the tender or exchange offer.

     If the rights provided for in our rights agreement dated as of June 19, 2001 have separated from our common stock in accordance with the provisions of the rights agreement so that the holders of the purchase contracts would not be entitled to receive any rights in respect of the common stock issuable on the purchase contract settlement date, the settlement rate will be adjusted as if we distributed to all holders of our common stock, evidences of indebtedness, shares of capital stock, securities, cash or property as described under clause
(d) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights agreement to provide that on the purchase contract settlement date the holders will receive, in addition to the common stock issuable on such date, the rights which would have attached to such shares of common stock if the rights had not become separated from the common stock under our rights agreement. To the extent that we adopt any future rights plan, on the purchase contract settlement date you will receive, in addition to the common stock, the rights under the future rights plan whether or not the rights have separated from the common stock on the purchase contract settlement date and no adjustment to the settlement rate shall be made in accordance with clause (d) above.

     The "current market price" per share of common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Corporate Units or Treasury Units, as the case may be, become a contract to purchase such other securities, cash and property instead of our common stock. Upon the occurrence of any such transaction, on the contract settlement date the settlement rate then in effect will be applied to the value, on the contract settlement date, of the securities, cash or property a holder would have received had it held shares covered by the purchase contract when such transaction occurred.

     If at any time we make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, this increase may give rise to a taxable dividend to holders of Corporate Units.

     In addition, we may make increases in the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment.

     We will be required, within ten business days following the adjustment to the settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

     Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract. Each adjustment to the settlement rate will also result in an adjustment to the applicable market value for purposes of determining the settlement ratio on the settlement date.

TERMINATION

     The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the purchase contracts, including the right and obligation to purchase shares of common stock and the right to receive accrued contract adjustment payments, including any deferred contract adjustment payments, will immediately and automatically terminate, without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

     Upon any termination, the collateral agent will release the related notes, the applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders, subject, in the case of the applicable ownership interest in the Treasury portfolio or the Treasury securities, to the purchase contract agent's disposition of the subject securities for cash, and the payment of this cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount or interest, as the case may be, at maturity of any such security. Upon any termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited.

     If the holder's purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments.

PLEDGED SECURITIES AND PLEDGE AGREEMENT

     Pledged securities will be pledged to us through the collateral agent, for our benefit, pursuant to the pledge agreement to secure the obligations of holders of Corporate Units and Treasury Units to purchase shares of common stock under the related purchase contracts. The rights of holders of Corporate Units and Treasury Units to the related pledged securities will be subject to our security interest created by the pledge agreement. The pledge agreement provides that if we are entitled to exercise our rights as a secured party because the notes were not successfully remarketed by February 16, 2006, we may retain the pledged securities or dispose of them in accordance with applicable law in full satisfaction of the secured obligations.

     No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except:

     - to substitute Treasury securities for the related notes or the applicable ownership interest in the Treasury portfolio, as the case may be, as provided for under "Description of the Equity Units -- Creating Treasury Units,"

     - to substitute notes or the applicable ownership interest of the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under "Description of the Equity Units -- Recreating Corporate Units," or

     - upon the termination or early settlement of the related purchase contracts.

     Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the notes as a component of Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of the related notes, including voting and redemption rights. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the notes as a component of Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interest of the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

     Except as described in "Certain Provisions of the Purchase Contracts, Purchase Contract Agreement and the Pledge Agreement -- General," the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

BOOK-ENTRY SYSTEM

     The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of

Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units or the Treasury Units so long as the Corporate Units or the Treasury Units are represented by global security certificates.

     The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

     In the event that

     - the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

     - the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

     - we, in our sole discretion, determine that the global security certificates shall be so exchangeable,

certificates for the Corporate Units or Treasury Units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit that is exchangeable pursuant to the preceding sentence will be exchangeable for Corporate Unit or Treasury Unit certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

     As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units or Treasury Units represented by these certificates for all purposes under the Corporate Units or Treasury Units and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

     - will not be entitled to have such global security certificates or the Corporate Units or Treasury Units represented by these certificates registered in their names,

     - will not receive or be entitled to receive physical delivery of Corporate Unit or Treasury Unit certificates in exchange for beneficial interests in global security certificates, and

     - will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units or Treasury Units or the purchase contract agreement.

     All payments on the Corporate Units or Treasury Units represented by the global security certificates and all transfers and deliveries of related notes, Treasury portfolio, Treasury securities and shares of common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

     Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on November 16, 2006 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of ours, or the purchase contract agent will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

     Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

     The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

      CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS, THE PURCHASE CONTRACT
                       AGREEMENT AND THE PLEDGE AGREEMENT

     This summary summarizes some of the other provisions of the purchase contract agreement and the pledge agreement. This summary should be read together with the purchase contract agreement and pledge agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

GENERAL

     Except as described in "Description of the Purchase Contracts -- Book-Entry System", payments on the Equity Units will be made, purchase contracts (and documents relating to the Corporate Units, Treasury Units and purchase contracts) will be settled, and transfers of the Corporate Units and Treasury Units will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units and Treasury Units do not remain in book-entry form, payment on the Equity Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

     Shares of common stock will be delivered on February 16, 2006 (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see "Description of the Purchase Contracts -- Termination") at the office of the purchase contract agent upon presentation and surrender of the applicable certificate.

     If you fail to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

     If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder's Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

     The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

     No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

MODIFICATION

     The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, to modify the purchase contract agreement or the pledge agreement without the consent of the holders for any of the following purposes:

     - to evidence the succession of another person to our obligations;

     - to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

     - to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

     - to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events;

     - to cure any ambiguity, to correct or supplement any provisions that may be inconsistent; and

     - to make any other provisions with respect to such matters or questions, provided that such action shall not materially adversely affect the interest of the holders.

     The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding to modify the terms of the purchase contracts, the purchase contract agreement or the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

     - change any payment date,

     - change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities,

     - change the place or currency of payment or reduce any contract adjustment payments or any deferred contract adjustment payments,

     - impair the right to institute suit for the enforcement of the purchase contract or payment of any contract adjustment payments or any deferred contract adjustment payments,

     - reduce the number of shares of common stock purchasable under the purchase contract, increase the price to purchase shares of common stock upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder's rights under the purchase contract, or

     - reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement.

     If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

NO CONSENT TO ASSUMPTION

     Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will under the terms of the purchase contract agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     We will covenant in the purchase contract agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) the successor entity is an entity organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes our obligations under the purchase contracts, the purchase contract agreement, the pledge agreement and the remarketing agreement and (2) the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract agreement, the pledge agreement and the remarketing agreement or in material default in the performance of any other covenants under these agreements.

TITLE

     We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

REPLACEMENT OF EQUITY UNIT CERTIFICATES

     In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Corporate Units or Treasury Units evidenced by the certificate before a replacement will be issued.

     Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date (or after early settlement) or after the purchase contracts have terminated. The purchase contract agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following the purchase contract settlement date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

GOVERNING LAW

     The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

     SunTrust Bank will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and Treasury Units or the purchase contract agreement.

     The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

     SunTrust Bank maintains commercial banking relationships with us.

INFORMATION CONCERNING THE COLLATERAL AGENT

     SunTrust Bank will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

     The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

     Since SunTrust Bank is serving as both the collateral agent and the purchase contract agent, if an event of default, except an event of default occurring as a result of a failed remarketing, occurs under the purchase contract agreement or the pledge agreement, SunTrust Bank will resign as the collateral agent, but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the pledge agreement.

MISCELLANEOUS

     The purchase contract agreement will provide that we will pay all fees and expenses other than underwriters' expenses (including counsel) related to the offering of the Corporate Units, the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the Equity Units.

     Should you elect to substitute the related pledged securities, create Treasury Units or recreate Corporate Units, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

                            DESCRIPTION OF THE NOTES

     The following description is a summary of the terms of the notes. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the notes and the subordinated indenture but do not purport to be complete, and reference is hereby made to the subordinated indenture and supplemental indenture No. 1, which are or will be filed as exhibits or incorporated by reference to the registration statement, and to the Trust Indenture Act. This summary supplements the description of the subordinated debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

GENERAL

     The notes will be issued under the subordinated indenture dated as of
December   , 2002 between us and SunTrust Bank, as indenture trustee, as amended
and supplemented by supplemental indenture No. 1, to be dated December   , 2002,
between us and the indenture trustee (as so amended and supplemented, the "indenture"). The notes initially will be issued in an aggregate principal amount equal to $130.0 million. If the over-allotment option is exercised in full by the underwriters, an additional $19.5 million of the notes will be issued.

     The notes will be unsecured obligations and initially will be subordinate in right of payment to all of our existing and future senior debt. On and after November 16, 2005 except in the event of our earlier bankruptcy, insolvency or reorganization, the subordination provisions of the notes and the subordinated indenture will no longer be applicable and the notes will be our senior, unsecured obligations ranking equally in right of payment with all of our existing and future unsubordinated debt.

     We are a holding company that derives all our income from our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the notes, and other obligations are primarily dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the notes.

     The notes will not be subject to a sinking fund provision and will not be subject to defeasance. Unless a special event redemption occurs prior to February 16, 2006, the entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on February 16, 2008.

     The indenture trustee will initially be the security registrar and the paying agent for the notes. Notes forming a part of the Corporate Units will be issued in certificated form, will be in denominations of $25 and integral multiples of $25, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on the notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the notes will be registrable and notes will be exchangeable for notes of a like aggregate principal amount in denominations of $25 and integral multiples of $25, at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

     The indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

RANKING

     The notes will be unsecured and will initially be subordinate in right of payment to all of our existing and future senior debt. "Senior debt" with respect to payments on the notes, so long as they are subordinated, means the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the notes while they are subordinated, or to other debt which ranks equally with, or junior to, the notes while they are subordinated. However, senior debt shall not include any debt of Phoenix, which, when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to Phoenix, any debt of Phoenix to any of its subsidiaries, any debt to any employee of Phoenix or any of its subsidiaries, any liability for taxes, or any indebtedness or monetary obligations to trade creditors created or assumed by Phoenix or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our company, our assets will be available to satisfy obligations of our senior debt before any payment may be made on the notes. We may not have sufficient assets remaining to pay amounts on any or all of the notes.

     On and after November 16, 2005, except in the event of our earlier bankruptcy, insolvency or reorganization, the subordination provisions of the notes and the subordinated indenture will no longer be applicable and the notes will rank equally in right of payment to all of our then existing and future unsubordinated debt.

     In addition, the notes, whether or not they are subordinated, will be effectively subordinated to existing and future senior secured debt, to the extent of the assets securing the debt, and liabilities of our subsidiaries. Our right to receive assets of any subsidiaries upon their liquidation or reorganization, and the rights of the holders of the notes to share in those assets, would be subject to the satisfaction of claims of the subsidiaries' creditors. Consequently, the notes will be effectively subordinate to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. Substantially all of our business is currently conducted through our subsidiaries, and we expect this to continue.

     The notes are our obligations exclusively. The indenture does not limit our ability to incur senior or secured debt, or our ability or that of any of our presently existing or future subsidiaries, to incur other indebtedness and other liabilities. We may have difficulty paying our obligations under the notes if we, or any of our subsidiaries, incur additional indebtedness or liabilities.

     As of September 30, 2002, we had outstanding $438.6 million of senior debt and $175.0 million of surplus notes issued by Phoenix Life (none of which was secured). On November 13, 2002, we issued securities that include a secured obligation to deliver up to 3,622,500 shares of common stock of Hilb, Rogal and Hamilton Company to holders of purchase contracts for that common stock. This obligation is secured by our pledge of 3,622,500 shares of that common stock. In addition, we are currently negotiating a new credit facility. We and our subsidiaries may incur additional indebtedness, including senior or secured debt, which could adversely affect our ability to pay our obligations under the subordinated notes.

INTEREST

     Each note will bear interest initially at the rate of   % per year from the
original issuance date, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2003 to the person in whose name the note is registered at the close of business on the first day of the month in which the interest payment date falls.

     The applicable interest rate on the notes will be reset to the reset rate upon successful remarketing as described above under "Description of the Purchase Contracts -- Remarketing." The reset rate will become effective on the reset effective date, which is three business days immediately following a successful remarketing. If the notes are not successfully remarketed, the interest rate on the notes will not be reset.

     The amount of interest payable on the notes for any period will be computed
(1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any

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such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

MARKET RESET RATE

     The reset rate will be equal to the rate (subject to the last sentence of this paragraph) that is sufficient to allow a successful remarketing of the notes and will be determined by the remarketing agent. In the case of a reset prior to the third business day immediately preceding the purchase contract settlement date, which rate would be effective on the third business day following the date of such successful remarketing, the reset rate will be the rate determined by the remarketing agent as the rate (subject to the last sentence of this paragraph) the notes should bear in order for the notes included in Corporate Units to have an approximate aggregate market value on the reset date of 100.25% of the Treasury portfolio purchase price described under "Description of the Purchase Contracts -- Remarketing." In the case of a reset on the third business day immediately preceding the purchase contract settlement date, the reset rate will be the rate determined by the remarketing agent as the rate (subject to the last sentence of this paragraph) the notes should bear in order for each note to have an approximate market value of 100.25% of the principal amount of the notes. The reset rate will in no event be less than the original interest rate on the notes and will not exceed the maximum rate permitted by applicable law.

OPTION TO DEFER INTEREST PAYMENTS ON THE NOTES

     So long as no event of default has occurred and is continuing, we have the right under the subordinated indenture at any time to defer the payment of interest on the notes for a period not extending beyond November 16, 2005. Accordingly, any unpaid deferred interest will be payable on that date. We refer to any such period of deferral as an "extension period." At the end of an extension period, which must be an interest payment date, we must pay all interest then accrued and unpaid (together with accrued interest on such
deferred interest at a rate of    % per year compounded quarterly) to the
holders of the notes.

     During any extension period, we will not:

     - declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital shares;

     - permit our subsidiaries to declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital shares or their shares; provided that the foregoing will not restrict any of our subsidiaries from declaring or paying such dividends, or making such distributions, to us or any of our other subsidiaries;

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any security that ranks pari passu with the notes; or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank subordinate in right of payment to the notes or make any guarantee payments with respect to any guarantee by us of the debt of any subsidiary of ours if such guarantee ranks subordinate in right of payment to the notes.

     Prior to the expiration of any extension period, we may further extend the extension period but not beyond November 16, 2005. Upon the termination of any extension period and the payment of all amounts then due on any interest payment date, we may elect to begin a new extension period, subject to the same requirements as described above. No interest will be due and payable during an extension period except that, prior to the end thereof, we at our option may prepay on any interest payment date all or any portion of the interest accrued during the elapsed portion of the extension period. We must give the indenture trustee written notice of our election of any extension period (or our further extension) at least five business days prior to the earlier of:

     - the date interest on the notes would have been payable except for the election to begin or extend the extension period;

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     - the date the indenture trustee is required to give notice to any securities exchange or to holders of the notes of the record date or the date the interest is payable; and

     - the record date.

The indenture trustee must give notice of our election to begin a new extension period or continue an extension period to the holders of the notes.

OPTIONAL REMARKETING

     On or prior to the fifth business day immediately preceding any remarketing date, but no earlier than the payment date immediately preceding such date, holders of notes that are not components of Corporate Units may elect to have their notes remarketed in the same manner and at the same price as notes that are components of Corporate Units by delivering their notes along with a notice of this election to the custodial agent. The custodial agent will hold the notes in an account separate from the collateral account in which the pledged securities will be held. Holders of notes electing to have their notes remarketed will also have the right to withdraw the election on or prior to the fifth business day immediately preceding the applicable remarketing date. Holders of Treasury Units that are also holders of notes that are not part of the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

PUT OPTION UPON A FAILED FINAL REMARKETING

     If the notes have not been successfully remarketed by the purchase contract settlement date, the holders of notes that remain outstanding and that are not subject to our security interest will have the right to put their notes to us for $25 per note, plus accrued and unpaid interest, on April 1, 2006, which we call the exercise date, by notifying the indenture trustee on or prior to the fifth business day before the exercise date.

EVENTS OF DEFAULT

     In addition to the events of default described in the accompanying prospectus under "Description of the Debt Securities -- Events of Default," it shall be an event of default under the notes if we fail on the date payment is due to pay the put price of any notes following the exercise of the put right by any holder of notes.

OPTIONAL REDEMPTION--SPECIAL EVENT

     If a special event, as defined below, occurs and is continuing, prior to the earlier of (1) the date of a successful remarketing or (2) the purchase contract settlement date, we may redeem, at our option on any interest payment date, the notes in whole, but not in part, at a price equal to, for each note, the redemption amount, as defined below, plus accrued and unpaid interest thereon (including deferred interest), which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the "special event redemption date". The redemption price payable in respect of all notes included in Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the purchase contract agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interest of the Treasury portfolio will be substituted for the notes and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligations to purchase our shares of common stock under the related purchase contract. Holders of notes that are not part of Corporate Units will directly receive proceeds from the redemption of the notes.

     "Special event" means either a tax event or an accounting event, each as defined below.

     "Accounting event" means the receipt by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50 -- Reports on the Application of Accounting Principles", from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the notes, we must either (a) account for the purchase contracts as derivatives under SFAS 133 or (b) account for the Equity Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the notes.

     "Tax event" means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of original issuance of the notes, there is more than an insubstantial increase in the risk that interest payable by us on the notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

     "Redemption amount" means, for each note, the product of the principal amount of such note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

     "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, as defined below, on the third business day immediately preceding the special event redemption date for the purchase of the Treasury portfolio described below for settlement on the special event redemption date.

     "Applicable principal amount" means the aggregate principal amount of the notes that are part of the Corporate Units on the special event redemption date.

     "Treasury portfolio" means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the notes that occurs after the special event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the notes on such date.

     "Quotation agent" means any primary U.S. government securities dealer selected by us.

AGREEMENT BY PURCHASERS OF CERTAIN TAX TREATMENT

     Each note will provide that, by acceptance of the note or a beneficial interest therein, you intend that the note constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes.

BOOK-ENTRY SYSTEM

     Notes which are released from the pledge following substitution or settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

     Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

     In the event that

     - the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

     - an event of default occurs and is continuing with respect to the notes;
       or

     - we determine in our sole discretion that we will no longer have notes represented by global securities,

certificates for the notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

                     DESCRIPTION OF OUR OTHER INDEBTEDNESS

THE PHOENIX COMPANIES, INC.

     As of September 30, 2002, we had outstanding debt of $613.6 million (not including the inter-company indebtedness of PXP and Phoenix Life described below under "PXP" and "Phoenix Life," respectively):

     7.45% Quarterly Interest Bonds due 2032. In December 2001, we completed a public offering of $300 million aggregate principal amount of 7.45% senior unsecured bonds due 2032. We pay interest on the bonds on January 15, April 15, July 15 and October 15 of each year. The carrying value of the bonds on our balance sheet at September 30, 2002 was $313.6 million. We may redeem any or all of the bonds beginning January 15, 2007, at a redemption price equal to 100% of the principal amount of the bonds redeemed, plus accrued and unpaid interest to the redemption date. The bonds are traded on the NYSE under the symbol "PFX".

     Master Credit Facility. In June 2001, we, Phoenix Life and PXP entered into a $375 million revolving credit facility which matures on June 10, 2005 (the "Master Credit Facility") and terminated Phoenix Life's and PXP's prior credit facilities. Bank of Montreal is the administrative agent. Each company has direct borrowing rights under the Master Credit Facility. We unconditionally guarantee any loans to Phoenix Life and PXP. Base rate loans bear interest at the greater of the Bank of Montreal's prime commercial rate or the effective federal funds rate plus 0.5%. Eurodollar rate loans bear interest at LIBOR plus an applicable margin.

     At September 30, 2002, the outstanding balance under the Master Credit Facility was $125.0 million, all borrowed by PXP and subject to the Eurodollar rate structure. The credit agreement relating to the Master Credit Facility contains customary financial and operating covenants that include, among other provisions, requirements: that we maintain a minimum stockholders' equity of $2.0 billion through December 31, 2002 (increasing to $2.1 billion in January 1,
2003); that we maintain a maximum debt to capitalization ratio of 34%; that Phoenix Life maintain a minimum risk based capital ratio of 210%; and that PXP maintain a maximum debt to capitalization ratio of 60% and a minimum stockholder's equity of $224.0 million. At September 30, 2002, we, Phoenix Life and PXP were in compliance with all covenants under the Master Credit Facility.

     We intend to use most of the proceeds from this offering to make a loan to PXP to enable it to pay down all $125.0 million of the currently outstanding indebtedness under the Master Credit Facility before the end of 2002, such that any potential failure to satisfy the increased minimum stockholders' equity requirement as of January 1, 2003 would not result in the acceleration of any indebtedness. Nonetheless, if we were in breach of that covenant at the start of the new year, we would be unable to draw funds under the facility, so our liquidity would be affected accordingly. We are currently in negotiations with our lenders under the Master Credit Facility with a view to obtaining a new credit facility with different terms, including with respect to the minimum stockholders' equity requirement. However, we are not certain that we will be able to obtain the new facility we are seeking.

PXP

     As of September 30, 2002, PXP had $454 million of debt outstanding:

     Master Credit Facility. As of September 30, 2002, PXP had $125.0 million of debt outstanding under the Master Credit Facility, bearing interest annually at applicable LIBOR plus 36 basis points. In November 2002, this rate increased to applicable LIBOR plus 85 basis points.

     Phoenix Senior Note. During the first quarter of 2002, PXP borrowed $20 million from Phoenix to fund significant non-operating cash outflows. The senior note matures in 2006 and bears interest annually at 7.6%. Ten million dollars of this $20 million note was assigned as a contribution to capital of PXP during the third quarter of 2002.

     Phoenix 2002 Subordinated Notes. PXP borrowed $20 million in the second quarter of 2002 and $14 million in the third quarter of 2002 to fund significant non-operating cash outflows. These subordinated notes, which would have matured in 2006, bore interest annually at 7.6%. These notes were assigned as a contribution of capital in the third quarter of 2002. During the first quarter of 2002, PXP borrowed an additional $100 million from Phoenix to fund the purchase of Kayne Anderson Rudnick. This subordinated note is due in 2007 and bears interest at the rate of 7.6%.

     Phoenix Life Subordinated Note. In 2001, in exchange for the debentures held by it, Phoenix Life agreed to accept from PXP, in lieu of cash, a $69.0 million subordinated note due 2006, bearing interest annually at the rate of three month LIBOR plus 200 basis points.

     Phoenix 2001 Subordinated Note. In December 2001, PXP paid down $150 million in debt under the Master Credit Facility and borrowed from Phoenix in the form of a $150 million subordinated note due 2007, bearing interest annually at the rate of three-month LIBOR plus 72.25 basis points.

PHOENIX LIFE

     As of September 30, 2002, Phoenix Life had $175.0 million of debt outstanding:

     Surplus Notes. In November 1996, Phoenix Life issued $175.0 million principal amount of 6.95% surplus notes due December 1, 2006. Each payment of interest or principal of the notes requires the prior approval of the New York Superintendent of Insurance and may be made only out of surplus funds which the Superintendent determines to be available for such payment under the New York Insurance Law. The notes contain neither financial covenants nor early redemption provisions and are to rank equally with any subsequently issued surplus, capital or contribution notes or similar obligations of Phoenix Life.
Section 1307 of the New York Insurance Law provides that the notes are not part of the legal liabilities of Phoenix Life and are not a basis of any set-off against Phoenix Life.

POTENTIAL CLOSED BLOCK SECURITIZATION

     We are considering the creation of a new wholly-owned subsidiary named Phoenix Life Holdings, LLC for the purpose of issuing debt tied to the performance of a portion of the closed block business of Phoenix Life. In connection with this structured financing, we would transfer all of our ownership interest in Phoenix Life to Phoenix Life Holdings. This financing would effectively securitize a portion of the future profits from Phoenix Life's closed block business. Following the financing, dividends to Phoenix Life Holdings from Phoenix Life would be allocated between the portion of the closed block business that has been securitized and the other business of Phoenix Life (including the unsecuritized portion of the closed block business). If we proceed with this transaction, the amount of dividends from Phoenix Life Holdings available to us would primarily depend on the amount of dividends available to Phoenix Life Holdings from Phoenix Life in excess of that attributable to the securitized portion of the closed block business.

     To accomplish this transaction, we would issue, from time to time, up to $500 million principal amount of closed block notes with maturities of up to 25 years. These notes would relate to approximately 60% of the closed block business of Phoenix Life. We may in the future issue additional closed block notes relating to the remaining portion of the closed block business of Phoenix Life.

                                   REGULATION

     Certain of our businesses are subject to extensive regulation at both the state and federal level, including regulation under state insurance and federal and state securities laws. We cannot predict the impact of future state, federal or foreign laws or regulations on our business. Future laws and regulations, or the interpretation thereof, may materially adversely affect our results of operations and financial condition.

INSURANCE REGULATION

     General. Phoenix Life is licensed to transact insurance business in, and is subject to regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Canada. Each of our other insurance subsidiaries is licensed and regulated in all U.S. and international jurisdictions where it conducts insurance business. The extent of such regulation varies, but most jurisdictions have laws and regulations governing the financial aspects of insurers, including standards of solvency, reserves, reinsurance, capital adequacy, and the business conduct of insurers. In addition, statutes and regulations usually require the licensing of insurers and their agents, the approval of policy forms and related materials and, for certain lines of insurance, the approval of rates. Such statutes and regulations also prescribe the permitted types and concentration of investments. The primary purpose of this insurance industry regulation is to protect policyholders, not securityholders.

     The New York Insurance Law limits the sales commissions and certain other marketing expenses that may be incurred in connection with the sale of life insurance policies and annuity contracts. Our insurance subsidiaries are each required to file reports, generally including detailed annual financial statements, with insurance regulatory authorities in each of the jurisdictions in which they do business, and their operations and accounts are subject to periodic examination by such authorities. Our insurance subsidiaries must also file, and in many jurisdictions and in some lines of insurance obtain regulatory approval for, rules, rates and forms relating to the insurance written in the jurisdictions in which they operate.

     State and federal insurance and securities regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries regarding compliance by our insurance subsidiaries with insurance, securities and other laws and regulations regarding the conduct of our insurance and securities businesses. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted.

     Holding Company Regulation. We and our insurance subsidiaries are subject to regulation under the insurance holding company laws of various jurisdictions. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require an insurance holding company (and insurers that are subsidiaries of insurance holding companies) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions and general business operations.

     State insurance statutes also typically place restrictions on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates. The New York Insurance Law and the regulations thereunder also restrict the aggregate amount of investments Phoenix Life may make in non-life insurance subsidiaries and provide for periodic reporting on subsidiaries.

     Guaranty Associations and Similar Arrangements. Most of the jurisdictions in which we are admitted to transact insurance business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed life insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written in such state by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. In none of the past five years have the aggregate assessments levied against Phoenix Life or any of its insurance subsidiaries been material.

     Statutory Examinations. As part of their routine regulatory oversight process, state insurance departments conduct periodic detailed examinations of the books, records and accounts of insurers domiciled in their states. These examinations are generally conducted in cooperation with the departments of two or three other states under guidelines promulgated by the NAIC. In December 1998, the New York State Insurance Department completed an examination of Phoenix Life for the five-year period ended December 31, 1997. The New York State Insurance Department's Report on Examination of Phoenix Life as of December 31, 1997 found that, during the five-year examination period 1993 through 1997, Phoenix Life failed to comply fully with the disclosure requirements of a New York State Insurance Department regulation regarding replacements of certain of its insurance policies with other policies issued by it, used certain policy forms that had not been filed with or approved by the New York State Insurance Department, failed to pay interest on certain matured endowment contracts and violated certain New York State Insurance Department regulations governing advertising. These findings resulted in a $25,000 fine. The New York State Insurance Department's next regular examination, for the five-year period ending December 31, 2002, is scheduled to begin in February 2003. In October 2001, the New York State Insurance Department concluded a target market conduct examination of Phoenix Life's historical practices related to race-based underwriting. During the course of its examination, the New York State Insurance Department discovered only a few activities over the entirety of Phoenix Life's history that it identified as race-based or possibly race-based. No past or present policyholders were identified as having been affected. Phoenix Life believes it has no material legal or financial exposure arising out of or based upon any allegations of race-based underwriting.

     Various state insurance departments also periodically examine non-domestic insurance companies conducting business in their states, including our life insurance subsidiaries. The purpose of these periodic examinations is to evaluate the companies' compliance with state insurance laws and regulations and to determine if operations are consistent with the public interest of the policyholders resident in the state conducting the examination. To date, we have addressed the issues raised during the course of these examinations and believe we have resolved them satisfactorily. In May of 2002, the Connecticut Department of Insurance issued its examination report concerning its routine market conduct examination of Phoenix Life and its affiliated companies. The examiner's review determined that: 49 licensed agents or agencies did not have appointments with Phoenix Life at the time of sale or solicitation; a consumer complaint had been noted by the department but not recorded by Phoenix Life as a complaint; there had been variations in the calculation of interest on death claims; two disability claim files could not be located for review; and two of the life claim files Phoenix Life produced were incomplete. There were no adverse findings concerning Phoenix Life's underwriting and rating, policyholder service, marketing and sales, claims or company operations. The department fined Phoenix Life $1,000 for each of the 49 appointment findings, for not recording a consumer complaint, and for not having the 4 files available for review. The total fine was $51,000.

     In September 2002, the State of Ohio Department of Insurance concluded its routine financial examination of Phoenix Life's affiliate, Phoenix National Insurance Company, which is an Ohio domiciled company. The examiner's report contained no adverse findings or recommendations.

     Phoenix Life and its life insurance subsidiaries have received notification from nine states of their inclusion in the Market Conduct Annual Statement Pilot Program. The specific goal of the program is to produce a market analysis tool that all states can use to review market activity of the entire insurance marketplace in a consistent manner and to identify companies whose practices are outside normal ranges. We are required to file a report in a digital format for each of our licensed insurance companies with each of the nine states by December 31, 2002.

     NAIC Ratios. On the basis of statutory financial statements filed with state insurance regulators, the NAIC calculates annually 13 financial ratios to assist state regulators in monitoring the financial condition

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of insurers. A "usual range" of results for each ratio is used as a benchmark.
Departure from the "usual range" on four or more of the ratios can lead to inquiries from individual state insurance departments. In each of the years 1997 through 2000, at most one ratio for Phoenix Life fell outside the "usual range". In 2001, three ratios for Phoenix Life fell outside the "usual range."

     Policy and Contract Reserve Sufficiency Analysis. Under the New York Insurance Law, Phoenix Life is required to conduct annually an analysis of the sufficiency of all life and health insurance and annuity statutory reserves. A qualified actuary must submit an opinion which states that the statutory reserves, when considered in light of the assets held with respect to such reserves, make good and sufficient provision for the associated contractual obligations and related expenses of the insurer. If such an opinion cannot be provided, the insurer must set up additional reserves by moving funds from surplus. Since the inception of this requirement, we have provided this opinion without any qualifications.

     Statutory Investment Reserves. Statutory accounting practices require a life insurer to maintain both an asset valuation reserve and an interest maintenance reserve to absorb both realized and unrealized gains and losses on a portion of its investments. The asset valuation reserve is a statutory reserve for fixed maturity securities, equity securities, mortgage loans, equity real estate and other invested assets. The asset valuation reserve is designed to capture all realized and unrealized gains and losses on such assets, other than those resulting from changes in interest rates. The level of the asset valuation reserve is based on both the type of investment and its credit rating. In addition, the reserves required for similar investments, for example, fixed maturity securities, differ according to the credit ratings of the investments, which are based upon ratings established periodically by the SVO. The interest maintenance reserve applies to all types of fixed maturity securities, including bonds, preferred stocks, MBS, ABS and mortgage loans. The interest maintenance reserve is designed to capture the net gains which are realized upon the sale of such investments and which result from changes in the overall level of interest rates. The captured net realized gains or losses are then amortized into income over the remaining period to the stated maturity of the investment sold. Any increase in the asset valuation reserve and interest maintenance reserve causes a reduction in an insurance company's statutory capital and surplus which, in turn, reduces funds available for stockholder dividends.

     Surplus and Capital. The New York Insurance Law requires Phoenix Life to maintain at least $2,000,000 in capital. Since we continue to offer participating policies after the demutualization, we are subject to statutory restrictions that limit to 10% the amount of statutory profits on participating policies written after the demutualization (measured before dividends to policyholders) that can inure to the benefit of stockholders. We believe that the impact of these restrictions on our earnings will not be material.

     Our insurance subsidiaries are subject to the supervision of the regulators in each jurisdiction in which they are licensed to transact business. These regulators have discretionary authority, in connection with the continued licensing of any of these insurance subsidiaries, to limit or prohibit its sales to policyholders if such regulators determine that such subsidiary has not maintained the minimum surplus or capital required or that such subsidiary's further transaction of business would be hazardous to policyholders.

     Risk-based Capital. Section 1322 of the New York Insurance Law requires that New York life insurers report their RBC based on a formula calculated by applying factors to various asset, premium and reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk. The New York State Insurance Department uses the formula only as an early warning regulatory tool to identify possibly inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally.
Section 1322 imposes broad confidentiality requirements on those engaged in the insurance business (including insurers, agents, brokers and others) and on the New York State Insurance Department as to the use and publication of RBC data.

     Section 1322 gives the New York Superintendent of Insurance explicit regulatory authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not exceed
                                       S-69
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certain RBC levels. As of December 31, 2001, Phoenix Life's total adjusted capital was in excess of each of those RBC levels.

     Each U.S. insurance subsidiary of Phoenix Life is also subject to these same RBC requirements. As of December 31, 2001, the total adjusted capital of each of these insurance subsidiaries was in excess of each of those RBC levels.

     Codification of Statutory Accounting Principles. The NAIC adopted the Codification of Statutory Accounting Principles for life insurers, with an effective date of January 1, 2001. The adoption of the new statutory accounting practices has changed, to some extent, prescribed statutory accounting practices that we use to prepare our statutory financial statements. Statutory accounting practices determine, among other things, the amount of statutory surplus and statutory net income of our insurance subsidiaries and thus determine, in part, the amount of funds they have available to pay dividends to us. Each state must adopt the new statutory accounting practices before they become the prescribed statutory basis of accounting for insurance companies domiciled in that state. The New York State Insurance Department adopted the codification guidance (Regulation 172) effective January 1, 2001 but did not adopt several key provisions of the guidance, including deferred income taxes and the establishment of goodwill as an asset. The New York State Insurance Department has adopted, effective December 31, 2002, the provisions relating to deferred income taxes. As a result of the adoption of Regulation 172, our statutory surplus decreased by approximately $67.2 million in the first quarter of 2001, primarily as a result of non-admitting certain assets and recording increased investment reserves.

     Regulation of Investments. Phoenix Life and each of its insurance subsidiaries are subject to state laws and regulations that require diversification of our investment portfolios and limit the amount of investments in certain asset categories, such as below investment-grade fixed income securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring surplus and, in some instances, would require divestiture of such non-qualifying investments. We believe that the investments made by Phoenix Life and each of its insurance subsidiaries complied with such regulation at September 30, 2002 and continue to so comply.

     Federal Insurance Initiatives and Litigation. Although the federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on our life insurance business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform.

     The Gramm-Leach-Bliley Act of 1999 implemented fundamental changes in the regulation of the financial services industry in the U.S. This act facilitates the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under this act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the Gramm-Leach-Bliley Act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the Gramm-Leach-Bliley Act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

     Until passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act
                                       S-70
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of 1956, as amended, had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors. Although the effect of these recent developments on us and our competitors is uncertain, both the persistency of our existing insurance products and our ability to sell new products may be materially affected by these developments in the future.

     Valuation of Life Insurance Policies Model Regulation. The NAIC adopted a revision to the Valuation of Life Insurance Policies Model Regulation known as XXX Regulation. This model regulation establishes new minimum statutory reserve requirements for certain individual life insurance policies written in the future. As a result, insurers selling certain individual life insurance products, such as term life insurance with guaranteed premium periods and universal life insurance products with no-lapse guarantees, were required to redesign their products or hold increased reserves to be consistent with the new minimum standards with respect to policies issued after the effective date of the regulation. The New York Insurance Department adopted a similar regulation in 1994, and amended it on March 13, 2000 to be consistent with XXX Regulation.

SECURITIES REGULATION

     Phoenix Life, some of its subsidiaries and certain insurance policies and annuity contracts offered by them are subject to various forms of regulation under the federal securities laws administered by the SEC. Certain subsidiaries of Phoenix Life and PXP are investment advisers registered under the Investment Advisors Act of 1940, as amended. In addition, certain separate accounts of Phoenix Life and its life insurance subsidiaries and several mutual funds advised, in whole or in part, by investment advisers affiliated with Phoenix Life and PXP are registered under the Investment Company Act of 1940, as amended, or the Investment Company Act. Certain annuity contracts and life insurance policies issued by Phoenix Life and some of its life insurance subsidiaries are funded by separate accounts and are registered under the Securities Act of 1933, as amended, or the Securities Act.

     Certain subsidiaries of Phoenix Life and PXP are registered as broker-dealers under the Securities Exchange Act of 1934, as amended, and are therefore subject to minimum net capital requirements imposed by the SEC. As registered broker-dealers, these subsidiaries are members of the NASD. The SEC and NASD require that, in addition to the minimum net capital requirements, these broker-dealers are subject to a variety of operational standards, including proper record keeping and the licensing of representatives.

     Phoenix Life also has certain pooled investment vehicles that are exempt from registration under the Securities Act and the Investment Company Act, but that may be subject to certain other provisions of such legislation.

     Federal and state securities regulatory authorities from time to time make inquiries regarding compliance by Phoenix Life and PXP and their respective subsidiaries, with securities and other laws and regulations regarding the conduct of their securities businesses. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted.

     Federal and state securities laws and regulations are primarily intended to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. We may also be subject to similar laws and regulations in the states and foreign countries in which we provide investment advisory services, offer the products described above or conduct other securities-related activities.

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TAX LEGISLATION

     Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under whole life and variable life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid. Also for example, interest on loans up to $50,000 secured by the cash value of life insurance policies owned by businesses on key employees is eligible for deduction, even though investment earnings during the accumulation period are tax-deferred. From time to time, legislation has been proposed that would curtail the tax-favored treatment of some of our life insurance and annuity products. If such proposals are ever enacted, market demand for such products would be adversely affected.

     Legislation enacted in the spring of 2001 increased the size of estates exempt from federal estate taxes, phasing in reductions in the estate tax rate between 2002 and 2009 and repealing the estate tax entirely in 2010. Under the legislation, the estate tax will be reinstated, without the increased exemption or reduced rate, in 2011 and thereafter. Many insurance products are designed and sold to help policyholders reduce the effect of federal estate taxation on their estates. See "Risk Factors -- Risks related to regulation and proposed legislation eliminating or modifying the federal estate tax could adversely affect revenues from our life insurance products, because some of them are specifically designed and marketed as policies that help a decedent's heirs to pay this tax."

ENVIRONMENTAL CONSIDERATIONS

     As owners and operators of real property, we are subject to extensive federal, state and local environmental laws and regulations. Inherent in such ownership and operation is the risk that there may be environmental liabilities and costs incurred in connection with any required investigation or remediation of any current or former properties. In addition, we hold interests in companies that are subject to environmental liabilities and costs. We cannot assure you that environmental liabilities or costs will not arise. However, based on information currently available to management, we believe that any environmental costs or liabilities associated with compliance with environmental laws and regulations or any investigation or remediation of any current or former properties will not have a material adverse effect on our results of operations or financial condition.

ERISA CONSIDERATIONS

     Certain of our products and services, including our management of employee benefit plan assets in our advisory capacity in separate accounts, are subject to the requirements of the Employee Retirement Income Security Act of 1974, or ERISA. In addition, the Small Business Job Protection Act, or the SBJPA, offered insurers protection from potential litigation exposure prompted by the 1993 U.S. Supreme Court decision in John Hancock Mutual Life Insurance Company v. Harris Trust & Savings Bank. In this decision, the Court held that, with respect to a portion of the funds held under certain general account group annuity contracts, an insurer is subject to the fiduciary requirements of ERISA.

     The pertinent SBJPA provisions provide that insurers are protected from liability for breaches of fiduciary duties under ERISA for past actions with respect to their general account contracts. However, insurers remain subject to federal criminal law and liable for actions brought by the Secretary of Labor alleging breaches of fiduciary duties that also constitute a violation of federal or state criminal law. The SBJPA also provides that contracts issued from an insurer's general account on or before December 31, 1998, and that are not guaranteed benefit policies, will not be subject to ERISA's fiduciary requirements if they meet the requirements of regulations issued by the Department of Labor. In addition, the SBJPA provides that contracts issued from an insurer's general account after December 31, 1998, and that are not guaranteed benefit policies, will be subject to ERISA.

     In January 2000, the Department of Labor published a regulation pursuant to the SBJPA which provides that where an employee benefit plan acquired an insurance policy (other than a guaranteed benefit policy) issued on or before December 31, 1998 and supported by the assets of the insurer's general account, the employee benefit plan's assets for purposes of ERISA will not be deemed to include any of the assets of the insurer's general account, provided that the requirements of the regulation are met. Accordingly, if those requirements are met, the insurer is not subject to the fiduciary obligations of ERISA in connection with issuing such an insurance policy. Pursuant to these requirements, the insurer must make detailed disclosures to the employee benefit plan and must permit the policyholder to terminate the policy on 90 days' notice and receive without penalty, at the policyholder's option, either the accumulated fund balance (which may be subject to market value adjustment) or a book value payment of such amount in annual installments with interest. We are taking steps to comply with these requirements to secure the exemption provided by the regulations from the fiduciary obligations of ERISA.

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of Equity Units, notes and shares of our common stock acquired under a purchase contract to holders who purchase Equity Units in the initial offering at their original offering price and hold the Equity Units, notes and shares of our common stock as capital assets. Except as provided below, this discussion applies only to an owner of an Equity Unit, note or share of our common stock that is (1) an individual citizen or resident of the United States for United States federal income tax purposes, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia or (3) a partnership, estate or trust treated, for United States federal income tax purposes, as a domestic partnership, estate or trust (referred to as a "U.S. holder"). This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

     This discussion does not address all aspects of United States federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding Equity Units, notes or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment or (3) persons whose functional currency is not the U.S. dollar), some of which may be subject to special rules, nor does it address alternative minimum taxes or state, local or foreign taxes. PROSPECTIVE INVESTORS THAT ARE NOT UNITED STATES PERSONS (WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN EQUITY UNITS, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.

     No statutory, administrative or judicial authority directly addresses the treatment of Equity Units or instruments similar to Equity Units for United States federal income tax purposes. As a result, no assurance can be given that the Internal Revenue Service will agree with the tax consequences described herein or that, if the Internal Revenue Service were to take a contrary position, that position would not ultimately be sustained by the courts. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF EQUITY UNITS, NOTES AND SHARES OF OUR COMMON STOCK ACQUIRED UNDER A PURCHASE CONTRACT IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EQUITY UNITS

     Allocation of Purchase Price. The purchase price of each Equity Unit will be allocated between the note and the purchase contract constituting such unit in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder's initial tax basis in the note
and the purchase contract. We have determined that    % of the issue price of an
Equity Unit is allocable to the note and    % is allocable to the purchase
contract. This position will be binding on each U.S. holder (but not on the Internal Revenue Service) unless such U.S. holder explicitly discloses a contrary position on a statement attached to its timely filed United States federal income tax return for the taxable year in which an Equity Unit is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for an Equity Unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of an Equity Unit will be respected for United States federal income tax purposes.

     Sale, Exchange or Other Disposition of Equity Units. If a U.S. holder sells, exchanges or otherwise disposes of an Equity Unit, such U.S. holder will be treated as having sold, exchanged or disposed of the purchase contract and the note, Treasury security or applicable ownership interest in the Treasury portfolio, as the case may be, that constitute such unit. Such U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds to such U.S. holder allocable to the purchase contract and the note, Treasury security or applicable ownership interest in the Treasury portfolio, as the case may be, and such U.S. holder's respective adjusted tax bases in the purchase contract and the note, Treasury security or applicable ownership interest in the Treasury portfolio. In the case of the purchase contract, the Treasury security and the applicable ownership interest in the Treasury portfolio, such gain or loss generally will be capital gain or loss, provided that any proceeds attributable to accrued and unpaid interest on the Treasury security or the applicable ownership interest in the Treasury portfolio will be treated as ordinary interest income to the extent not previously included in income. In the case of Treasury securities with a term of one year or less, however, such gain will be ordinary income to the extent any acquisition discount has accrued but not been included in income. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations. The rules governing the determination of the character of gain or loss on the sale, exchange or other disposition of the notes are summarized under "-- Notes -- Sale, Exchange or Other Disposition of Notes".

     If the sale, exchange or other disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. holder should be considered to have received additional consideration for the note, Treasury security or applicable ownership interest in the Treasury portfolio constituting a part of such unit in an amount equal to such negative value, and to have paid such amount to be released from its obligation under the purchase contract. U.S. holders should consult their own tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

NOTES

     Interest Income and Original Issue Discount. Because of the manner in which the interest rate on the notes is reset, the notes will be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in applicable Treasury regulations. As discussed more fully below, the effects of such method will be
(1) to require each U.S. holder, regardless of its usual method of tax accounting, to use an accrual method with respect to the notes, (2) for all accrual periods through November 16, 2005, and possibly for accrual periods thereafter, the accrual of interest income by each U.S. holder in excess of interest payments actually received and (3) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange or other disposition of the notes. See "-- Sale, Exchange or Other Disposition of Notes". If a payment deferral occurs, a U.S. holder will continue to recognize interest income in advance of the receipt of any corresponding cash distribution, subject to adjustment as described below.

     A U.S. holder of notes will accrue original issue discount based on the "comparable yield" of the notes. The comparable yield of the notes will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the notes. We are required to provide the comparable yield and, solely for tax purposes, a projected payment schedule based on the comparable yield, to holders of the notes. We have determined that
the comparable yield is   % and the projected payments for the notes, per $  of
principal amount, are $     on        , 2003, $     for each subsequent quarter
ending on or prior to November 16, 2005 and       for each quarter ending after
November 16, 2005. We have also determined that the projected payment for the
notes, per $  of principal amount, at the maturity date is $     (which includes
the stated principal amount of the notes as well as the final projected interest payment).

     The amount of original issue discount on a note for each accrual period is determined by multiplying the comparable yield of the note (adjusted for the length of the accrual period) by the note's adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each unit described above, the adjusted issue price of each note, per $ of principal amount, at the beginning of each subsequent accrual period will be equal to $ , increased by any original issue discount previously accrued by the U.S. holder on such note and decreased by projected payments received on such note. The
                                       S-75
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amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that the U.S. holder holds the note.

     If the amount of an actual payment is different from the projected payment, (including, for example, as a result of deferral of an interest payment) a U.S. holder will be required to take into account the amount of such difference (which may result in additional income or a reduction in the amount a U.S. holder is required to include in income based on the comparable yield, depending on whether such difference is positive or negative) for the taxable year.

     If after November 16, 2005 the remaining amounts of principal and interest payable on the notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such difference should be taken into account by a U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate.

     We expect to use the foregoing comparable yield and projected payment schedule for purposes of determining our own taxable income and for any required information reporting.

     U.S. holders are generally bound by the comparable yield and projected payment schedule provided by us unless either is unreasonable. If a U.S. holder of notes does not use this comparable yield and projected payment schedule to determine interest accruals, such U.S. holder must apply the foregoing rules using its own comparable yield and projected payment schedule. A U.S. holder that uses its own comparable yield and projected payment schedule must explicitly disclose this fact and the reason why it has used its own comparable yield and projected payment schedule. In general, this disclosure must be made on a statement attached to the timely filed United States federal income tax return of the U.S. holder for the taxable year that includes the date of its acquisition of the Equity Units.

     THE FOREGOING COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE IS SUPPLIED BY US SOLELY FOR COMPUTING INCOME UNDER THE NONCONTINGENT BOND METHOD FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, AND DOES NOT CONSTITUTE A PROJECTION OR REPRESENTATION AS TO THE AMOUNTS THAT HOLDERS OF NOTES OR CORPORATE UNITS WILL ACTUALLY RECEIVE.

     Adjustment to Tax Basis in Notes. A U.S. holder's tax basis in its notes will be increased by the amount of any gross income recognized by such U.S. holder with respect to such notes, including original issue discount with respect to the notes, and decreased by projected payments received with respect to such notes.

     Sale, Exchange or Other Disposition of Notes. Upon the sale, exchange or other disposition of a note (including the remarketing of such note or a special event redemption), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder and such U.S. holder's adjusted tax basis in the note. Gains recognized on the sale, exchange or other disposition of a note prior to the date on which the interest rate is reset or, if there is a failed remarketing, the final remarketing date will be treated as ordinary interest income. Loss realized on the sale, exchange or other disposition of a note prior to such date will be treated as ordinary loss to the extent of such U.S. holder's prior net income inclusions on the note. Any loss in excess of such amount will be treated as capital loss. Gain recognized on the sale, exchange or other disposition of a note on or after the date on which the interest rate is reset or, if there is a failed remarketing, the final remarketing date will be ordinary interest income to the extent of the excess, if any, of the total remaining principal and interest payments due on the note over the total remaining payments set forth on the projected payment schedule for such note. Any gain recognized in excess of such amount and any loss recognized on such a sale, exchange or disposition generally will be treated as capital gain or loss. Capital gain of individuals derived in respect of capital assets held for more than one year is taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

PURCHASE CONTRACTS

     Acquisition of Our Common Stock Under a Purchase Contract. A U.S. holder of Equity Units generally will not recognize gain or loss on the purchase of our common stock under a purchase contract,
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except with respect to any cash paid in lieu of a fractional share of our common stock. A U.S. holder's aggregate initial tax basis in the common stock received under a purchase contract generally should equal (1) the purchase price paid for such common stock, less (2) the portion of such purchase price and tax basis allocable to the fractional share. Any amount offset against the purchase price payable on settlement of a purchase contract as a deferred contract adjustment payment should be treated as having been received by the U.S. holder and paid as part of the purchase price. For tax purposes, the holding period for common stock received under a purchase contract will commence on the day after such common stock is acquired.

     Contract Adjustment Payments. There is no direct authority addressing the treatment of the contract adjustment payments or of deferred contract adjustment payments, and such treatment, therefore, is unclear. Contract adjustment payments may constitute taxable ordinary income to a U.S. holder when received or accrued (in each case, including contract adjustment payments that are offset against an amount payable upon settlement of a purchase contract). To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report these payments as ordinary taxable income to the holder. Prospective investors should consult their own tax advisors concerning contract adjustment payments including the possibility that any contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The following discussion assumes that the contract adjustment payments constitute ordinary income to a U.S. holder on a current basis.

     The treatment of contract adjustment payments could affect your adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount you realize on the sale or disposition of an Equity Unit or the termination of the purchase contract.

     Early Settlement of a Purchase Contract. A U.S. holder of Equity Units will not recognize gain or loss on the receipt of such U.S. holder's proportionate share of notes or Treasury securities upon early settlement of a purchase contract and will have the same adjusted tax basis in, and holding period for, such notes or Treasury securities as before such early settlement.

     Termination of a Purchase Contract. If the purchase contracts terminate, a U.S. holder of units will recognize gain or loss equal to the difference between the amount realized (if any) upon the termination and such U.S. holder's adjusted tax basis (if any) in the purchase contracts at the time of such termination. Any such gain or loss will be capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the receipt of its notes or Treasury securities upon termination of the purchase contracts and such U.S. holder will have the same adjusted tax basis in such notes or Treasury securities as before such termination.

     Adjustment to Settlement Rate. A U.S. holder of Equity Units might be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such U.S. holder's proportionate interest in our assets or earnings and profits is increased and
(2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of Equity Units even though such U.S. holder would not receive any cash related thereto.

OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT

     Any dividend on our common stock paid by us out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by a U.S. holder of common stock when received. Any such dividend will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction.

     Upon a disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder's adjusted tax basis in the common stock. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE TREASURY UNITS

     A U.S. holder of Corporate Units that delivers Treasury securities to the collateral agent in substitution for notes or the applicable portion of the Treasury portfolio, generally will not recognize gain or loss upon the delivery of such Treasury securities or the release of the notes or other pledged securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such Treasury securities and notes or other pledged securities. Such U.S. holder's adjusted tax basis in the Treasury securities, the notes or other pledged securities and the purchase contract generally will not be affected by such delivery and release. U.S. holders should consult their own tax advisors concerning the tax consequences of purchasing, owning and disposing of the Treasury securities so delivered to the collateral agent.

RECREATION OF CORPORATE UNITS

     A U.S. holder of Treasury Units that delivers notes or the applicable ownership interest in the Treasury portfolio to the collateral agent in substitution for pledged Treasury securities (such pledged Treasury securities having previously been substituted by a holder to create Treasury Units) generally will not recognize gain or loss upon the delivery of such notes or the applicable ownership interest in the Treasury portfolio or the release of the pledged Treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such Treasury securities and such notes or the applicable ownership interest in the Treasury portfolio. Such U.S. holder's tax basis in the Treasury securities, the notes, the applicable ownership interest in the Treasury portfolio and the purchase contract will not be affected by such delivery and release. U.S. holders should consult their own advisors concerning the tax consequences of purchasing, owning and disposing of the Treasury securities so released to them.

TREASURY PORTFOLIO PURCHASED ON REMARKETING OR SPECIAL EVENT REDEMPTION

     After the date of a successful remarketing or special event redemption, your Equity Units will include a beneficial interest in a Treasury portfolio instead of a note. We and, by acquiring an Equity Unit, you agree to treat yourself as the owner, for U.S. federal tax purposes, of the beneficial interest in the Treasury portfolio that is a part of the Equity Units owned by you. A U.S. holder's initial basis in its beneficial interest in the Treasury portfolio purchased by the collateral agent in connection with a remarketing or a special event redemption will be equal to the proportional amount paid for its beneficial interest in the Treasury portfolio.

     A holder, whether on the cash or accrual method of accounting, will generally be required to include original issue discount on its beneficial interest in the Treasury portfolio in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. However, in the case of any Treasury security that is part of the Treasury portfolio with a remaining maturity of one year or less as of the date of its acquisition (such as a Treasury portfolio purchased upon a successful remarketing), if a U.S. holder is on the cash method of accounting, it will generally not include income on these Treasury securities until payment is received on them. If a U.S. holder is on the accrual method of accounting, it will be required to include acquisition discount in income over the remaining term of these Treasury securities and will increase its basis in these Treasury securities by the amount of acquisition discount included in income.

NON-U.S. HOLDERS

     If an investor is not a U.S. holder as defined above (a "non-U.S. holder"), payments received with respect to the notes or Treasury securities should not be subject to U.S. withholding tax, provided that the investor complies with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an Internal Revenue Service Form W-8BEN or a substitute form).

     We will generally withhold tax at a rate of 30% on the contract adjustment payments made to a non-U.S. holder. If a tax treaty applies, a non-U.S. holder may be eligible for a reduced rate of withholding. Contract adjustment payments that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States (and, where a tax treaty applies, are also attributable to a United States permanent establishment maintained by the non-U.S. holder) are not subject to the withholding tax, but instead are subject to United States federal income tax, generally as described above with respect to U.S. holders. In order to claim an exemption from or reduction in the 30% withholding tax, a non-U.S. holder should provide a properly executed Internal Revenue Service Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed Internal Revenue Service Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. Non-U.S. holders should consult their tax advisors regarding the possibility of applying for a refund of any amount withheld.

     Dividends paid to a non-U.S. holder of common stock acquired under the purchase contract generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide an Internal Revenue Service Form W-8BEN certifying its entitlement to benefits under a treaty. The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

     In general, United States federal withholding tax will not apply to any gain or income realized by a non-U.S. holder on the sale, exchange or other disposition of the purchase contracts, notes or common stock acquired under the purchase contracts.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Unless a U.S. holder is an exempt recipient, such as a corporation, payments under Equity Units, notes, Treasury securities or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from sale of units, notes, Treasury securities or common stock may be subject to information reporting and may also be subject to United States federal backup withholding tax at the applicable rate if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. A non-U.S. holder may have to comply with certification procedures to establish that such holder is not a United States person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well. Any amounts so withheld may be allowed as a credit against the holder's United States federal income tax liability or as a refund, provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code ("Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to certain Plans. As a result of our business, we may be a Party in Interest with respect to certain Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership of our subsidiaries), the purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) by or on behalf of the Plan may be a prohibited transaction under Section 406(a)(1) of ERISA and
Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

     Accordingly, the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S.
Department of Labor or there was some other basis on which the purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) by the Plan Asset Entity is not prohibited. Any purchaser or holder of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some basis on which such purchase and holding is not prohibited.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents.

     Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in a underwriting agreement between us and Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Morgan Stanley & Co. Incorporated, dated as of the date of this prospectus supplement, the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell, 5,200,000 Corporate Units at a discount to the public offering price as indicated on the cover of this prospectus supplement.

                                                                 NUMBER OF
NAME                                                          CORPORATE UNITS
----                                                          ---------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
Morgan Stanley & Co. Incorporated...........................
Bear, Stearns & Co. Inc. ...................................
                                                                ----------
     Total..................................................     5,200,000
                                                                ==========

     The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Corporate Units offered by this prospectus supplement is subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Corporate Units offered by this prospectus supplement if any are taken. However, the underwriters are not required to take or pay for the Corporate Units covered by the underwriters' option described below.

     The underwriters initially propose to offer part of the Corporate Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the Corporate Units to securities dealers at a price that represents a concession not in
excess of $   per Corporate Unit. Any underwriter may allow, and dealers may
reallow, a concession not in excess of $   per Corporate Unit to certain other
dealers. After the initial offering of the Corporate Units, the offering price and other selling terms may from time to time be changed by the underwriters.

     We have granted to the underwriters an option, exercisable for 30 days from the date of the underwriting agreement, to purchase up to an additional 780,000 Corporate Units at the public offering price on the cover page of this prospectus supplement less underwriting discounts and commissions. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. If the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of additional Corporate Units as the number set forth next to the underwriter's name in the preceding table bears to the total number of Corporate Units offered by the underwriters.

     State Farm Mutual Insurance Company currently owns approximately 5.45% of our outstanding common stock. At our request, the underwriters have reserved for possible sale to State Farm a number of Corporate Units such that the number of shares of our common stock that State Farm currently owns, together with the maximum number of shares of our common stock State Farm would receive upon settlement of the purchase contracts included in such Corporate Units, would represent less than 5% of our common stock on a fully diluted basis. State Farm has expressed an interest in purchasing these Corporate Units in the offering at the public offering price.

     Prior to this offering, there has been no public market for the Corporate Units. We will apply to have the Corporate Units listed on the New York Stock Exchange, but no assurances can be given that the application for listing will be approved. The underwriters have advised us that they presently intend to make a market in the Corporate Units prior to the commencement of trading on the New York Stock Exchange. The underwriters are not obligated, however, to make a market in the Corporate Units and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading markets for the Corporate Units.

     Subject to some exceptions, we, our directors and our executive officers have agreed with the underwriters not to offer, sell, contract to sell or otherwise dispose of any securities of The Phoenix Companies, Inc. which are substantially similar to the Equity Units, the purchase contracts or the common stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive common stock, but excluding the Equity Units, during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the underwriters.

     The following table shows the per unit and total public offering price, the underwriting discounts and commissions to be paid by us to the underwriters and the proceeds before expenses to us. The information is presented assuming either no exercise or full exercise by the underwriters of the over-allotment option.

                                          PER CORPORATE UNIT   WITHOUT OPTION   WITH OPTION
                                          ------------------   --------------   ------------
Public Offering Price...................        $               $               $
Underwriting discount and commissions...        $               $               $
Proceeds, before expenses, to Phoenix...        $               $               $

     In order to facilitate the offering of the Corporate Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Units. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Corporate Units for their own account. A short sale is covered if the short position is no greater than the number of Corporate Units available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing Corporate Units in the open market. In determining the source of Corporate Units to close out a covered short sale, the underwriters will consider, among other things, the open market price of the Corporate Units compared to the price available under the over-allotment option. The underwriters may also sell Corporate Units in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Corporate Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Corporate Units in the open market after pricing that could adversely affect investors who purchase Corporate Units in the offering. As an additional means of facilitating the offering of Corporate Units, the underwriters may bid for and purchase Corporate Units in the open market to stabilize the price of the Corporate Units. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Corporate Units in the offering, if the syndicate repurchases previously distributed Corporate Units in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Corporate Units above independent market levels or prevent or retard a decline in the market price of the Corporate Units. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     We estimate that our portion of the total expenses of this offering will be
approximately $     .

     Certain of the underwriters and their affiliates have provided, from time to time and may provide in the future, investment banking, commercial banking and other services to us. They have received customary fees and expenses for these transactions.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make because of any of these liabilities.

                          VALIDITY OF THE EQUITY UNITS

     The validity of the purchase contracts and the underlying common stock will be passed upon for us by Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, and for the underwriters by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. The validity of the notes will be passed upon for us by Debevoise & Plimpton and for the Underwriters by Davis Polk & Wardwell. This statement supersedes the "Legal Opinions" section in the accompanying prospectus.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of The Phoenix Companies, Inc. and subsidiaries incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement in reliance upon the reports of said firm given upon their authority as experts in accounting and auditing. This statement supersedes the section entitled "Experts" in the accompanying prospectus.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Dated December 12, 2002


                                 [Phoenix Logo]

                          The Phoenix Companies, Inc.

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                            ------------------------

BY THIS PROSPECTUS, WE MAY OFFER FROM TIME TO TIME UP TO $750,000,000 OF ANY COMBINATION OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS.

WE WILL PROVIDE SPECIFIC TERMS OF THE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST. A SUPPLEMENT MAY ALSO CHANGE OR UPDATE INFORMATION CONTAINED IN THIS PROSPECTUS.

WE WILL NOT USE THIS PROSPECTUS TO CONFIRM SALES OF ANY OF OUR SECURITIES UNLESS IT IS ATTACHED TO A PROSPECTUS SUPPLEMENT.

UNLESS WE STATE OTHERWISE IN A PROSPECTUS SUPPLEMENT, WE WILL NOT LIST ANY OF THESE SECURITIES ON ANY SECURITIES EXCHANGE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION NOR THE NEW YORK SUPERINTENDENT OF INSURANCE HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS           , 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................   ii
The Phoenix Companies, Inc..................................    1
Use of Proceeds.............................................    2
Ratio of Earnings to Fixed Charges..........................    2
Description of Debt Securities..............................    3
Description of Capital Stock of The Phoenix Companies,
  Inc.......................................................   14
Description of Depositary Shares............................   21
Description of Warrants.....................................   23
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   25
Plan of Distribution........................................   26
Legal Opinions..............................................   27
Experts.....................................................   27
Where You Can Find More Information.........................   27
Incorporation By Reference..................................   27

                             ABOUT THIS PROSPECTUS

GENERAL

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this process, we may sell the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation by Reference."

     You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Phoenix Companies, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Phoenix Companies, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents and information incorporated by reference in them may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, our future strategies, operations and financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others:

      -- changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets;


      -- heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors;



      -- our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations, particularly since our insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions;


      -- regulatory, accounting or tax changes that may affect the cost of, or demand for, the products or services of our subsidiaries;

      -- downgrades in the claims paying ability or financial strength ratings of our subsidiaries or our credit ratings;

      -- discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products;


      -- movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products;


      --   our success in achieving planned expense reductions; and


      -- other risks and uncertainties described under "Risk Factors" in each prospectus supplement or described in any of our periodic filings with the SEC.


     We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                          THE PHOENIX COMPANIES, INC.

GENERAL

     We are a leading provider of wealth management products and services offered through a variety of select advisors and financial services firms to serve the accumulation, preservation and transfer needs of the affluent and high-net-worth market, businesses and institutions. We refer to our products and services together as our wealth management solutions. We offer a broad range of life insurance, annuity and investment management solutions through a variety of distributors. These distributors include affiliated and non-affiliated advisors and financial services firms who make our solutions available to their clients.

     We were incorporated in Delaware in March 2000. On June 25, 2001, Phoenix Home Life Mutual Insurance Company converted from a mutual life insurance company to a stock life insurance company, became our wholly-owned subsidiary and changed its name to Phoenix Life Insurance Company, or Phoenix Life. At the same time, Phoenix Investment Partners, Ltd., or PXP, became our indirect wholly-owned subsidiary. At September 30, 2002, our total assets were $24.6 billion and our total stockholders' equity was $2.0 billion. More extensive information about us and our business is included in our Annual Report on Form 10-K for the year ended December 31, 2001. See "Incorporation by Reference."

RELATIONSHIP TO SUBSIDIARIES


     As a holding company that is separate and distinct from our subsidiaries, we have no significant business operations of our own. We rely on dividends from our subsidiary Phoenix Life, which is domiciled in New York, as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The New York Insurance Law limits the payment of dividends by New York-domiciled insurers. Under this law, Phoenix Life may pay stockholder dividends to us in any calendar year without prior approval up to the lesser of:



      -- 10% of Phoenix Life's surplus to policyholders as of the immediately preceding calendar year; and


      -- Phoenix Life's statutory net gain from operations for the immediately preceding calendar year, not including realized capital gains.

Any amount in excess of this is subject to the discretion of the New York Superintendent of Insurance.


     The dividend limitation imposed by the New York Insurance Law is based on the statutory financial results of Phoenix Life. Statutory accounting practices differ in certain respects from accounting principles used in financial statements prepared in conformity with U.S. generally accepted accounting principles. The significant differences relate to deferred acquisition costs, deferred income taxes, required investment reserves, reserve calculation assumptions and surplus notes. We do not expect to receive significant dividend income from PXP for several years.


     Our rights to participate in any distribution of assets of any of our subsidiaries (for example, upon their liquidation or reorganization), and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us included, as of September 30, 2002, policy liabilities and policyholder deposit funds of $15.9 billion, separate account and investment trust liabilities of $5.5 billion, and other liabilities, including claims of holders of debt obligations, of $0.8 billion.

                            ------------------------

     Our principal executive offices are located at One American Row, Hartford, Connecticut 06102-5056, and our telephone number is (860) 403-5000.

                                USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to that offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of consolidated earnings to fixed charges for the periods indicated:

                                                                                   FOR THE
                                                                                 NINE MONTHS
                                                                                    ENDED
                                          FOR THE YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                        ------------------------------------    --------------
                                        1997    1998    1999    2000    2001    2001     2002
                                        ----    ----    ----    ----    ----    -----    -----
Ratio of earnings to fixed
  charges(1)..........................  6.3     5.3     6.9     4.2      --       --       --
Ratio of earnings to fixed charges
  including interest credited on
  policyholder contract balances(2)...  2.7     2.0     2.5     1.8     0.3      0.1      0.5

------------

(1) Due to our losses for 2001 and the nine months ended September 30, 2001 and 2002, the ratio coverages for those periods were less than 1:1. We would need additional earnings of $122.3 million for the year ended December 31, 2001 to achieve a coverage ratio of 1:1. For the nine months ended September 30, 2001 and 2002, we would need $107.5 million and $71.0 million, respectively, in additional earnings to achieve 1:1 coverage ratios.



(2) Due to our losses for 2001 and the nine months ended September 30, 2001 and 2002, the ratio coverages, including interest credited on policyholder contract balances, for those periods were less than 1:1. We would need additional earnings of $122.3 million for the year ended December 31, 2001 to achieve a coverage ratio of 1:1. For the nine months ended September 30, 2001 and 2002, we would need $107.5 million and $71.0 million, respectively, in additional earnings to achieve 1:1 coverage ratios.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

     We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, to be entered into between us and SunTrust Bank, as trustee. We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the subordinated indenture, to be entered into between us and SunTrust Bank as trustee. We refer to the senior indenture and the subordinated indenture together as the indentures.

     The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures that we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures that are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

RANKING

     Our debt securities will be unsecured obligations. Our senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries, including Phoenix Life, is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Phoenix Companies, Inc."

     Unless we state otherwise in the applicable prospectus supplement, the indentures would not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "--Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

TERMS OF THE DEBT SECURITIES

     We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

      --   title of the debt securities;

      --   any limit upon the aggregate principal amount of the series;

      --   maturity date(s) or the method of determining the maturity date(s);

      --   interest rate(s) or the method of determining the interest rates(s);

      -- dates on which interest will be payable and circumstances, if any, in which interest may be deferred;

      -- dates from which interest will accrue and the method of determining those dates;

      -- place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration of transfer or exchange;

      -- place or places where notices and demands relating to the debt securities and the indentures may be made;

      --   redemption or early payment provisions;

      --   sinking fund or similar provisions;

      --   authorized denominations if other than denominations of $1,000;

      -- currency, currencies or currency units, if other than U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated;

      -- any additions, modifications or deletions in the events of default or covenants of The Phoenix Companies, Inc. specified in the indenture relating to the debt securities;

      -- if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

      -- any additions or changes to the indentures necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

      -- any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts;

      -- whether the debt securities will be issued in whole or in part in the form of one or more global securities;

      -- whether a temporary global security will be issued and the terms upon which temporary debt securities may be exchanged for definitive debt securities;

      --   identity of the depositary for global securities;

      --   appointment of any paying agent(s);

      -- the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash;

      -- in the case of the subordinated indenture, any provisions regarding subordination; and

      -- additional terms not inconsistent with the provisions of the indentures.

     (Section 301 of each indenture)

     Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of Stock Purchase Contracts. See "Description of Warrants."

SPECIAL PAYMENT TERMS OF THE DEBT SECURITIES

     We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

     The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considera-tions, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless we state otherwise in the applicable prospectus supplement, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. (Section 302 of each indenture)

     Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indentures. We will appoint the trustees as security registrars under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. (Section 305 of each indenture)

REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

     Unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of debt securities, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest up to but not including the redemption date. (Section 1101 of each indenture) We may redeem debt securities in part only in the amount of $1,000 or integral multiples of $1,000. (Section 1102 of each indenture)

     We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption. (Section 1105 of each indenture)

LIMITATION UPON LIENS

     Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the indentures limit our ability to pledge some of these securities. The indentures provide that, except for liens specifically permitted by the indentures, we will not, and will not permit any subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any guarantee of indebtedness for borrowed money) that is secured by a pledge, lien or other encumbrance on:

      -- the voting securities of Phoenix Life or PXP, or any subsidiary succeeding to any substantial part of the business now conducted by either of those corporations, which we refer to collectively as the "principal subsidiaries," or

      -- the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries,

without making effective provision so that the debt securities issued and outstanding under the indentures will be secured equally and ratably with indebtedness so secured so long as such other indebtedness shall be so secured. (Section 1008 of each indenture)

     Under the indentures, "subsidiary" means any corporation, partnership or other entity of which, at the time of determination, we or one or more other subsidiaries own directly or indirectly more than 50% of the outstanding voting stock or equivalent interest, and "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 101 of each indenture)

CONSOLIDATION, MERGER AND SALE OF ASSETS


     The indentures provide that we may not consolidate with, or merge with or into, or convey, transfer or lease our assets substantially as an entirety to any other corporation, partnership, trust or limited liability company unless:


      --   we will be the surviving company in any merger or consolidation; or

      -- the successor entity is an entity organized under the laws of the United States of America, any State of the United States of America or the District of Columbia that expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on the debt securities and all of our covenants under the indenture; and

      -- immediately after the merger, consolidation, conveyance, transfer or lease we, or the successor entity, will not be in default in the performance of the covenants and conditions of the indenture applicable to us; and

      --   other conditions specified in the indenture are met.

     This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly-owned subsidiaries to us or to our other wholly-owned subsidiaries. Nor would this covenant apply to any recapitalization transaction, a change of control of The Phoenix Companies, Inc. or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety. (Sections 801 of each indenture)

EVENTS OF DEFAULT

     Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

      -- default in the payment of any interest payable on the debt securities when due that continues for 30 days;

      -- default in the payment of principal of or premium, if any, on the debt securities when due, either at maturity, upon redemption or otherwise;

      -- default in the performance, or breach, of any of the other covenants or agreements we made that is contained in the indenture that continues for 60 days after written notice has been provided in accordance with the procedures in the indenture;

      --   certain events of bankruptcy, insolvency or reorganization; or

      -- any other event of default described in the applicable supplemental indenture under which the series of debt securities is issued. (Section 501 of each indenture)

     In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default under the indenture with respect to the outstanding debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities may declare the principal amount of all of the debt securities to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders. However, at any time after a declaration of acceleration with respect to the debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may rescind and annul such declaration and its consequences if we pay or deposit with the trustee all required payments of the principal of and interest on the debt securities, plus certain fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal (or a specified portion of the principal) and interest, with respect to the debt securities have been cured or waived as provided in the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may waive any past default and its consequences, except a default in the payment of principal of or premium, if any, or interest on the debt securities or in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each affected debt security. (Sections 502 and 513 of each indenture)

     The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to the debt securities (except a default in the payment of the principal of or interest on the debt securities) if specified officers of the trustee consider that withholding notice is in the interest of the holders of the debt securities. (Section 602 of each indenture)

     Each indenture provides that no holder of debt securities may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities, as well as an offer of indemnity reasonably satisfactory to the trustee. This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, premium, if any, and interest payable with respect to the debt securities at their respective due dates. (Sections 507 and 508 of each indenture)

     Subject to provisions in each indenture relating to the trustee's duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at the request or direction of any holders of debt securities unless the trustee is offered reasonable security or indemnity by the holders of the debt securities making the request. Assuming this indemnification provision is met, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. (Sections 512 and 603 of each indenture)

     Within 120 days after the end of each fiscal year, we must deliver to the trustee under each indenture a certificate, signed by two of several specified officers, stating whether or not, to the best knowledge of the signers thereof, we are in default of any of the conditions and covenants under the indenture and, in the event of any default, specifying the nature and status of the default. (Section 1004 of each indenture)

MODIFICATION OF THE INDENTURES

     We and the trustee under each indenture may, without the consent of the holders of debt securities, amend, waive or supplement the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of debt securities. We may also amend each indenture to maintain the qualification of the indenture under the Trust Indenture Act. (Section 901 of each indenture)

     We and the trustee under each indenture may modify and amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the series of debt securities affected.

However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

      -- change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security;

      -- reduce the principal amount of, or the rate of interest on any outstanding debt securities or the premium, if any, payable upon the redemption thereof, or the amount of principal of an original issue discount security, that would be due and payable upon redemption of such security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any outstanding debt security;

      -- change the place of payment or the currency in which the principal of or the interest on any outstanding debt security is payable;

      -- impair your right to institute suit for the enforcement of any payment on or with respect to any outstanding debt security on or after its stated maturity date or redemption date;

      -- reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or certain defaults and consequences of the defaults or to reduce the quorum or voting requirements set forth in the indenture; or

      -- modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected; or

      -- modify the subordination of the subordinated debt securities in a manner adverse to the holders.

     (Section 902 of each indenture)

     The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance or past defaults by us under certain covenants of the indenture which relate to that series. However, a default in the payment of the principal of, premium, if any, or interest on, any debt security of that series or relating to a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived. (Section 513 of each indenture)

     In addition, we and the debenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of debt securities.

SATISFACTION AND DISCHARGE

     Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

      --   have become due and payable; or

      --   will become due and payable at their stated maturity within one year;
           or

      -- are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture. (Section 401 of each indenture)

DEFEASANCE AND COVENANT DEFEASANCE

     Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges, under the debt securities at any time, and that we may also be released from our obligations described above under "Limitation Upon Liens" and "Consolidation, Merger and Sale of Assets" and from certain other obligations including obligations imposed by supplemental indenture, if any, and elect not to comply with those Sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

      -- we irrevocably deposit with the trustee cash or U.S. government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, all outstanding debt securities;

      --   we deliver to the trustee an opinion of counsel to the effect that:

       -- the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

       -- the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the debt securities;

       in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

      -- no event of default under the indenture has occurred and is continuing.

     (Article XII of the senior indenture and Article XIII of the subordinated indenture)

     The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under "Subordination under the Subordinated Indenture," and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

GLOBAL DEBT SECURITIES

     We may issue all or any part of a series of debt securities in the form of one or more global debt securities. We will appoint the depositary holding the global debt securities. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be the Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for definitive debt securities, a global debt security may not be transferred except:

      --   by the depositary to its nominee;

      --   by a nominee of the depositary to the depositary or another nominee;
           or

      -- by the depositary or any nominee to a successor of the depositary, or a nominee of the successor. (Section 305 of each indenture)

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

 BENEFICIAL INTERESTS IN A GLOBAL DEBT SECURITY

     If we issue a global debt security, the depositary for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the debt securities represented by the global debt security to the accounts of persons that have accounts with it. We refer to those persons as participants. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states may require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

     So long as the depositary or its nominee is the registered owner of a global debt security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the indenture. Except as provided below, you

      -- will not be entitled to have any of the debt securities represented by the global debt security registered in your name;

      -- will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

      -- will not be considered the owner or holder of the debt securities under the indenture.

 PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

     We will make principal, premium, if any, and interest payments on global debt securities to the depositary that is the registered holder of the global debt security or its nominee. The depositary for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any principal, premium or interest payment, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

 ISSUANCE OF DEFINITIVE DEBT SECURITIES

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue definitive debt securities in exchange for the global debt security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global debt securities. If that occurs, we will issue definitive debt securities in exchange for the global debt security.

     Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive definitive debt securities in exchange for your beneficial interest in a global debt security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of definitive debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those definitive debt securities in denominations of $1,000 and integral multiples of $1,000. (Section 305 of each indenture)

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities. (Section 1002 of each indenture)

     Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. (Section 307 of each indenture)

     Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 1003 of each indenture)

CONVERSION OR EXCHANGE

     Each indenture permits us to issue debt securities that we may convert or exchange into common stock or other securities. We will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE


     Unless we state otherwise in an applicable prospectus supplement, in the subordinated indenture, we have agreed, and holders of subordinated debt will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt, as defined below, to the extent provided in the subordinated indenture. (Section 1201 of the subordinated indenture)


     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1202 of the subordinated indenture)

     If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1203 of the subordinated indenture)

     We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities if:

      --   a default in any payment on senior debt then exists;

      -- an event of default on any senior debt resulting in the acceleration of its maturity then exists; or

      --   any judicial proceeding is pending in connection with default.

     (Section 1204 of the subordinated indenture)

     When we use the term "debt" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

      -- every obligation or any obligation guaranteed by that person for money borrowed;

      -- every obligation or any obligation guaranteed by that person evidenced by bonds, debentures, notes or other similar instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or businesses if payable in full within 90 days from the date such debt was created;

      --   every capital lease obligation of that person;

      -- leases of property or assets made as part of any sale and lease-back transaction to which that person is a party; and

      -- any amendments, renewals, extensions, modifications and refundings of any such debt.

     When we use the term "senior debt", we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Phoenix Companies, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

     However, senior debt will not include:

      -- any debt of The Phoenix Companies, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code was without recourse to The Phoenix Companies, Inc.;

      --   any debt of The Phoenix Companies, Inc. to any of it subsidiaries;

      -- any debt to any employee of The Phoenix Companies, Inc. or any of its subsidiaries;

      --   any liability for taxes; or

      -- any indebtedness or monetary obligations to trade creditors or assumed by The Phoenix Companies, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

     We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries, including Phoenix Life, is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Phoenix Companies, Inc."

     The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

     The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any such change in the applicable prospectus supplement.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112 of each indenture)

INFORMATION CONCERNING THE TRUSTEE

     The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. (Section 601 of each indenture)

     The trustee under each indenture acts as depositary for funds of, makes loans to, and/or performs other services for, us and our subsidiaries in the normal course of business.

                        DESCRIPTION OF CAPITAL STOCK OF
                          THE PHOENIX COMPANIES, INC.

GENERAL

     Our amended and restated certificate of incorporation provides that our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.01 per share, and 250,000,000 shares of preferred stock, par value $.01 per share.


     As of September 30, 2002, we had 94,368,382 outstanding shares of common stock. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of Series A Junior Participating Preferred Stock. See "--Stockholder Rights Plan."


     No holders of any class of our capital stock are entitled to preemptive rights.

     In general, the classes of authorized capital stock are afforded preferences in relation to dividends and liquidation rights so that our shares of preferred stock have preference over our shares of common stock. Our board of directors is empowered without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, the number of shares constituting that series and the terms and conditions of the issue of the shares.

     The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important for your decision to invest in our capital stock. You should keep in mind, however, that it is our amended and restated certificate of incorporation and our bylaws, and the Delaware General Business Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents that are also important to you. You should read these documents for a full description of the terms of our capital stock. Our amended and restated certificate of incorporation and our bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

COMMON STOCK

     Holders of our common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have cumulative voting rights. Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share equally and ratably in our assets, if any, remaining after the payment of all liabilities and the liquidation preference of any outstanding class or series of preferred stock. The outstanding shares of our common stock are subject to the rights and preferences of the holders of any series of preferred stock that we may issue in the future, as described below. Our common stock is listed on the New York Stock Exchange under the symbol "PNX."

     The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

PREFERRED STOCK


     As of the date of this prospectus, no shares of our preferred stock are issued or outstanding.


     We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering.

     We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you receive as a holder of preferred stock would be converted or exchanged.

     Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, powers, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.

     On June 19, 2001, our board of directors authorized shares of Series A Junior Participating Preferred Stock for issuance in connection with our stockholder rights plan. See "--Stockholder Rights Plan."


PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, OF OUR BYLAWS, AND OF DELAWARE AND NEW YORK LAW THAT MAY DELAY OR MAKE MORE DIFFICULT AN UNSOLICITED ACQUISITION OR A CHANGE OF CONTROL


     A number of provisions of our amended and restated certificate of incorporation and our bylaws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of select provisions of our amended and restated certificate of incorporation, our bylaws and any regulatory provisions that might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may be offered a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of select provisions of our amended and restated certificate of incorporation and our bylaws, and select provisions of the Delaware General Corporation Law and the New York Insurance Law, is necessarily general and reference should be made in each case to our amended and restated certificate of incorporation and our bylaws, which are incorporated by reference in the registration statement of which this prospectus forms a part, and to the provisions of those laws. See "Where You Can Find More Information" for information on where to obtain copies of our amended and restated certificate of incorporation and our bylaws.

 UNISSUED SHARES OF CAPITAL STOCK

     We issued 105.0 million shares of our authorized common stock in our initial public offering and demutualization. The remaining unissued shares of authorized common stock are available for future issuance without additional stockholder approval. While the authorized but unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the authorized but unissued shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

     Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series without any further vote or action by stockholders. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of the preferred stock to parties who might oppose such a takeover bid or issue shares of the preferred stock containing terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

 CLASSIFIED BOARD OF DIRECTORS AND REMOVAL OF DIRECTORS

     Pursuant to our amended and restated certificate of incorporation and our bylaws, the directors are divided into three classes, as nearly equal in number as possible, with each class having a term of three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of our board of directors by causing the election of a majority of the board may require more time than would be required without a staggered election structure. Our amended and restated certificate of incorporation and our bylaws also provide that, subject to the rights of the holders of any class of preferred stock, directors may be removed only for cause at a meeting of stockholders by a vote of stockholders owning a majority of the shares then entitled to be voted. This provision may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.

 RESTRICTION ON MAXIMUM NUMBER OF DIRECTORS AND FILLING OF VACANCIES ON OUR BOARD OF DIRECTORS


     Pursuant to our bylaws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than three directors. Subject to the rights of the holders of any class of preferred stock, stockholders can only remove a director for cause by a vote of stockholders owning a majority of the shares entitled to be voted, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including any vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. Any director filling a vacancy will be of the same class as that of the director whose death, resignation, removal or other event caused the vacancy, and any director filling a newly created directorship will be of the class specified by the board of directors when the newly created directorships were created. If the vacancy is not so filled, it will be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings, except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.


 ADVANCE NOTICE REQUIREMENTS FOR NOMINATION OF DIRECTORS AND PRESENTATION OF NEW BUSINESS AT MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT


     Our bylaws provide for advance notice requirements for stockholder proposals and nominations for director. The only business that may be conducted at an annual meeting of stockholders is business that has been brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given the secretary of the company timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.


     In addition, pursuant to the provisions of both our amended and restated certificate of incorporation and our bylaws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. Moreover, the stockholders do not have the power to call a special meeting. Only the chief executive officer or the board of directors or, under some circumstances, the president or an executive or senior vice president may call a special meeting.

     These provisions make it more difficult procedurally for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for a stockholder vote.

 LIMITATIONS ON DIRECTOR LIABILITY

     Our amended and restated certificate of incorporation contains a provision that is designed to limit our directors' liability to the extent permitted by the Delaware General Corporation law and any amendments to that law. Specifically, a director will not be held liable to us or our stockholders for an act or omission in his or her capacity as a director, except for liability resulting from:

      --   a breach of the duty of loyalty to us or our stockholders;

      -- acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

      -- payment of an improper dividend or improper repurchase of our stock under Section 174 of the Delaware General Corporation Law; or

      -- actions or omissions pursuant to which the director received an improper personal benefit.

The principal effect of this limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate one of these specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our amended and restated certificate of incorporation also does not eliminate the directors' duty of care. The inclusion of the limitation on liability provision in the amended and restated certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

     Our bylaws also provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. We are required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with us or another entity, including Phoenix Life, that the director or officer serves at our request, subject to certain conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

 SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENT OF CERTAIN PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND OUR BYLAWS

     Some of the provisions of our amended and restated certificate of incorporation, including those that authorize the board of directors to create stockholder rights plans, that set forth the duties, election and exculpation from liability of directors and that prohibit stockholders from taking actions by written consent, may not be amended, altered, changed or repealed unless the amendment is approved by the vote of holders of 75% of the then outstanding shares entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the amended and restated certificate of incorporation. Our bylaws may be amended, altered or repealed by the board of directors or by the vote of holders of 75% of the then outstanding shares entitled to vote in the election of directors. These provisions make it more difficult for any person to remove or amend any provisions that have an anti-takeover effect.

 RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     Our amended and restated certificate of incorporation and Section 7312 of the New York Insurance Law provide that, for a period of five years after the distribution of compensation pursuant to a plan of reorganization is completed, no person may directly or indirectly offer to acquire or acquire in any manner the beneficial ownership (defined as the power to vote or dispose of, or to direct the voting disposition of, a security) of 5% or more of any class of our voting securities (which term includes our common stock) without the prior approval of the New York Superintendent of Insurance. Pursuant to Section 7312, voting securities acquired in excess of the 5% threshold without such prior approval will be deemed non-voting.

     In our initial public offering, State Farm Mutual Insurance Company acquired approximately 4.9% of our outstanding shares of common stock. Before commencing our subsequent stock repurchase program, we obtained the approval of the New York Superintendent of Insurance to conduct the program, in view of the fact that the contemplated share repurchases would cause State Farm's percentage ownership to increase above the 5% threshold described in the preceding paragraph. Under the terms of this approval, State Farm's ownership of our issued and outstanding common stock may increase to 6% as a result of any such repurchase program without further approval from the New York Superintendent of Insurance.

     The insurance laws and regulations of the State of New York, the jurisdiction in which our principal insurance subsidiary, Phoenix Life, is organized, may delay or impede a business combination involving us. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of us, and thus indirect control of Phoenix Life, without the prior approval of the New York Superintendent of Insurance. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of our outstanding voting stock, unless the New York Superintendent of Insurance, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of our common stock may be deemed to have acquired such control, if the New York Superintendent of Insurance determines that such persons, directly or indirectly, exercise a controlling influence over our management and policies. Therefore, any person seeking to acquire a controlling interest in us would face regulatory obstacles that may delay, deter or prevent an acquisition that stockholders might consider in their best interests.

     The insurance holding company and other insurance laws of many states other than New York also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of insurance holding companies, including us. The Connecticut, Ohio and Pennsylvania insurance holding company laws, which we expect to be applicable to us, prohibit a person, without prior insurance regulatory approval, from acquiring direct or indirect control of an insurer incorporated in these respective jurisdictions, including those that are direct or indirect subsidiaries of a parent holding company.

 DELAWARE GENERAL CORPORATION LAW

     As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, unless we elect in our amended and restated certificate of incorporation not to be governed by the provisions of Section 203. We have not made that election. Section 203 can affect the ability of an "interested stockholder" to engage in certain business combinations with us, including mergers, consolidations or acquisitions of additional shares of The Phoenix Companies, Inc., for a period of three years following the time that the stockholder becomes an "interested stockholder." An interested stockholder is defined to mean any person owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which:

     (1) the business combination or transaction which results in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the time the stockholder becomes an interested stockholder; or

     (2) the interested stockholder, upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

STOCKHOLDER RIGHTS PLAN

     Our board of directors adopted a stockholder rights plan under which each outstanding share of our common stock issued between June 19, 2001 and the distribution date (as described below) is coupled with a stockholder right. Initially, the stockholder rights will be attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. Each right will entitle the holder to purchase one one-hundredth of a share of our Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of our common stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings. The description and terms of the rights are set forth in a rights agreement, or the Rights Agreement, between us and EquiServe Trust Company, N.A., as rights agent. Although the material provisions of the Rights Agreement have been accurately summarized, the statements below concerning the Rights Agreement are not necessarily complete, and in each instance reference is made to the form of Rights Agreement itself, a copy of which has been incorporated by reference to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference. See "Where You Can Find More Information" for information on how to obtain a copy of the Rights Agreement.

     Stockholder rights are not exercisable until the distribution date and will expire at the close of business on June 19, 2011, unless earlier redeemed or exchanged by us. Unless an acquisition or offer has been previously approved by our board of directors, a distribution date would occur upon the earlier of:

      -- the tenth day after the first public announcement or communication to us that a person or group of affiliated or associated persons (referred to as an acquiring person) has acquired beneficial ownership of 15% or more of our outstanding common stock (the date of such announcement or communication is referred to as the stock acquisition time); or

      -- the tenth business day after the commencement of, or the announcement of the intention to commence, a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

     If any person becomes an acquiring person, each holder of a stockholder right will be entitled to exercise the right and receive, instead of Series A Junior Participating Preferred Stock, common stock (or, in certain circumstances, cash, a reduction in purchase price, property or other securities of The Phoenix Companies, Inc.) having a value equal to two times the purchase price of the stockholder right. All stockholder rights that are beneficially owned by an acquiring person or its transferee will become null and void.

     If, at any time after a public announcement has been made or we have received notice that a person has become an acquiring person:

      --   we are acquired in a merger or other business combination; or

      -- 50% or more of our assets, cash flow or earning power is sold or transferred,

each holder of a stockholder right (except rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

     The purchase price payable, the number of one one-hundredths of a share of Series A Junior Participating Preferred Stock or other Securities or property issuable upon exercise of stockholder rights, and the number of stock rights outstanding are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price or the number of shares of Series A Junior Participating Preferred Stock issuable upon exercise of a stockholder right will be required until the cumulative adjustment would require an increase or decrease of at least one percent in the purchase price or number of shares for which a right is exercisable.

     At any time until the earlier of:

      --   the stock acquisition time; and

      --   the final expiration date of the Rights Agreement,

we may redeem all the stockholder rights at a price of $.01 per right. At any time after a person has become an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding shares of our common stock, we may exchange the stockholder rights, in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges) per right.

     The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire us or other coercive takeover tactics that, in the opinion of our board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur or may prevent such a takeover, even though such a takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL TERMS

     We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

     We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

     The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

INTEREST, DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

     In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of debt securities or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

VOTING THE PREFERRED STOCK OR EXERCISE OF RIGHTS UNDER THE INDENTURES

     Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debentures, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares or how to give instructions or directions with respect to the debentures represented by that holder's depository shares. The record date for the depositary shares will be the same date as the record date for the preferred stock or debentures, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock, or to give instructions or directions with respect to the debentures, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock or giving instructions or directions with respect to the debentures, as the case may be, if it does not receive specific instructions from you.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

      --   all outstanding depositary shares have been redeemed; or

      -- there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, or a complete repayment or redemption of the debentures and the distribution, repayment or redemption proceeds, as the case may be, have been distributed to you.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock or debentures, as the case may be, and issuance of depositary receipts, all withdrawals of shares of preferred stock or debentures, as the case may be, by you and any repayment or redemption of the preferred stock or debentures, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debentures or preferred stock, as the case may be.

     Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debentures or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debentures or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

     The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DEBT WARRANTS

     We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

      --   the title of the debt warrants;

      --   the debt securities for which the debt warrants are exercisable;

      --   the aggregate number of the debt warrants;

      -- the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

      -- the procedures and conditions relating to the exercise of the debt warrants;

      -- the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

      -- the date, if any, from which you may separately transfer the debt warrants and the related securities;

      -- the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

      -- the maximum or minimum number of the debt warrants which you may exercise at any time;

      -- if applicable, a discussion of material U.S. federal income tax considerations;

      -- any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

      -- the terms of the securities you may purchase upon exercise of the debt warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

OTHER WARRANTS

     We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

      --   the title of the warrants;

      -- the securities, which may include preferred stock or common stock, for which you may exercise the warrants;

      --   the aggregate number of the warrants;

      -- the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

      -- the procedures and conditions relating to the exercise of the warrants;

      -- the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

      -- the date, if any, from which you may separately transfer the warrants and the related securities;

      -- the date on which your right to exercise the warrants commences, and the date on which your right expires;

      -- the maximum or minimum number of the warrants which you may exercise at any time;

      -- if applicable, a discussion of material U.S. federal income tax considerations;

      -- any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants; and

      -- the designation and terms of the common stock, preferred stock or other securities you may purchase upon exercise of the warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

EXERCISE OF WARRANTS

     We will describe in the applicable prospectus supplement the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the applicable prospectus supplement at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

     We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of common stock or preferred stock, or other property, at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to purchasers.

     Agents whom we designate may solicit offers to purchase the securities.

      -- We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

      -- Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

      -- Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

      -- If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

      -- We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

      -- The underwriters will use the applicable prospectus supplement to sell the securities.

     We may use a dealer to sell the securities.

      -- If we use a dealer, we, as principal, will sell the securities to the dealer.

      -- The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

      -- We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

     We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

     We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

     We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

      -- If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

      -- These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

      -- We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

                                 LEGAL OPINIONS

     Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by us under this prospectus will be passed upon for us by Debevoise & Plimpton, New York, New York. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

                                    EXPERTS


     The consolidated financial statements and financial statement schedule of The Phoenix Companies, Inc. and subsidiaries incorporated by reference in this prospectus and in the registration statement have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the registration statement in reliance upon the reports of said firm given upon their authority as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements. (This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to the SEC's website. The information on the SEC's website, which might be accessible through a hyperlink resulting from this URL, is not and is not intended to be part of this prospectus and is not incorporated into this prospectus by reference.)

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

      --   Our Annual Report on Form 10-K for the year ended December 31, 2001;

      -- Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2002;

      -- Our Current Report on Form 8-K filed on January 15, 2002; our Current Report on Form 8-K filed on February 15, 2002; our two Current Reports on Form 8-K filed on March 26, 2002; our Current Report on Form 8-K filed on August 12, 2002 (other than the information disclosed under Item 9 thereof); our Current Report on Form 8-K filed on August 13, 2002 (other than the information disclosed under Item 9 thereof); our Current Report on Form 8-K filed on October 9, 2002; and our Current Report on Form 8-K filed on November 8, 2002 (other than the information disclosed under Item 9 thereof); and

      -- all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Phoenix Companies, Inc., One American Row, Hartford, Connecticut 06102-5056, Attention: Secretary (telephone:
860-403-5000).

                                 [Phoenix Logo]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by The Phoenix Companies, Inc. in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee...............   $ 69,000
Fees and expenses of trustee................................      7,000
Printing and engraving expenses.............................     50,000
Accountant's fees and expenses..............................    150,000
Legal fees and expenses.....................................    275,000
Miscellaneous expenses......................................     10,000
                                                               --------
          Total.............................................   $561,000
                                                               ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our directors and officers may be indemnified against liabilities, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law, our amended and restated certificate of incorporation and our bylaws. Such indemnification covers all costs and expenses incurred by a director or officer in his or her capacity as such. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and our amended and restated certificate of incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

     If the person involved is not a director or officer of The Phoenix Companies, Inc., the board of directors may cause us to indemnify, to the same extent allowed for our directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was our employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     We have policies in force and effect that insure our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

     The underwriters or agents on whose behalf the agreements listed as Exhibits 1.1 through 1.5 to this registration statement will be executed will agree in those agreements to indemnify directors and officers of The Phoenix Companies, Inc. and persons controlling The Phoenix Companies, Inc., within the meaning of the Securities Act of 1933, as amended, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter or agent.

ITEM 16.  EXHIBITS.


EXHIBIT
  NO.                              DESCRIPTION
-------    ------------------------------------------------------------
  1.1      Form of Underwriting Agreement (Common Stock and Preferred
           Stock of The Phoenix Companies, Inc.).*
  1.2      Form of Underwriting Agreement (Debt Securities of The
           Phoenix Companies, Inc.).*
  1.3      Form of Underwriting Agreement (Stock Purchase Contracts of
           The Phoenix Companies, Inc.).*
  1.4      Form of Underwriting Agreement (Stock Purchase Units of The
           Phoenix Companies, Inc.).*
  1.5      Form of Underwriting Agreement (Warrants of The Phoenix
           Companies, Inc.).*
  2.1      Plan of Reorganization (incorporated by reference to Exhibit
           2.1 to the Phoenix Companies, Inc. Registration Statement on
           Form S-1 (Registration No. 333-55268), filed February 9,
           2001, as amended).
  4.1      Amended and Restated Certificate of Incorporation of The
           Phoenix Companies, Inc. (incorporated by reference to
           Exhibit 3.1 to The Phoenix Companies, Inc. Registration
           Statement on Form S-1 (Registration No. 333-73896), filed
           November 21, 2001, as amended).
  4.2      By-Laws of The Phoenix Companies, Inc. (incorporated by
           reference to Exhibit 3.2 to the Phoenix Companies, Inc.
           Registration Statement on Form S-1 (Registration No.
           333-73896), filed November 21, 2001, as amended).
  4.3      Form of Indenture relating to Senior Debt Securities,
           between The Phoenix Companies, Inc. and SunTrust Bank as
           trustee.
  4.4      Form of Indenture relating to Subordinated Debt Securities, between The Phoenix Companies, Inc. and SunTrust Bank as
           trustee.
  4.5      Form of Senior Debt Securities (included in Exhibit 4.3
           hereto).
  4.6      Form of Subordinated Debt Securities (included in Exhibit
           4.4 hereto).
  4.7      Form of Deposit Agreement.*
  4.8      Form of Depositary Receipt.*
  4.9      Stockholder Rights Agreement, dated as of June 19, 2001,
           between The Phoenix Companies, Inc. and Equiserve Trust
           Company, N.A. as Rights Agent (incorporated by reference to
           Exhibit 10.24 to The Phoenix Companies, Inc. Registration
           Statement on Form S-1 (Registration No. 333-73896), filed
           November 21, 2001, as amended).
  4.10     Form of Certificate of Designation, Preferences and Rights
           of Series A Junior Participating Preferred Stock of The
           Phoenix Companies, Inc. (attached as Exhibit A to the
           Stockholder Rights Agreement filed as Exhibit 4.9 hereto).
  4.11     Form of Right Certificate (attached as Exhibit B to the
           Stockholder Rights Agreement filed as Exhibit 4.9 hereto).
  4.12     Form of Warrant Agreement, including form of Warrant.*
  4.13     Form of Purchase Contract Agreement.*
  4.14     Form of Pledge Agreement.*
  4.15     Form of Share Certificate for Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to The
           Phoenix Companies, Inc. Registration Statement on Form S-1
           (Registration No. 333-55268), filed February 9, 2001, as
           amended).
  4.16     Standstill Agreement, dated May 18, 2001, between The
           Phoenix Companies, Inc. and State Farm Mutual Insurance
           Company (incorporated by reference to Exhibit 4.2 to The
           Phoenix Companies, Inc. Registration Statement on Form S-1
           (Registration No. 333-55268), filed February 9, 2001, as
           amended).

EXHIBIT
  NO.                              DESCRIPTION
-------    ------------------------------------------------------------
  4.17     Shareholder's Agreement, dated as of June 19, 2001, between
           The Phoenix Companies, Inc. and State Farm Mutual Insurance
           Company (incorporated by reference to Exhibit 10.56 to The
           Phoenix Companies, Inc. Registration Statement on Form S-1
           (Registration No. 333-73896), filed November 21, 2001, as
           amended).
  5.1      Opinion of Debevoise & Plimpton.
 12.1      Statement Re: Computation of Ratio of Earnings to Fixed
           Charges.(+)
 23.1      Consent of PricewaterhouseCoopers LLP.
 23.2      Consent of Debevoise & Plimpton (included in Exhibit 5.1
           hereto).
 24.1      Powers of Attorney.(+)
 25.1      Statement of Eligibility and Qualification under the Trust
           Indenture Act of 1939 of SunTrust Bank, as Trustee for the
           Senior Indenture.
 25.2      Statement of Eligibility and Qualification under the Trust
           Indenture Act of 1939 of SunTrust Bank as Trustee for the
           Subordinated Indenture.


---------------


* To be filed as an exhibit to a report on Form 8-K pursuant to Item 601 of Regulation S-K.



(+) Previously filed.


ITEM 17.  UNDERTAKINGS.

     (a)  Rule 415 Offering.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Acceleration of Effectiveness.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  Rule 430A Offering.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Qualification of Trust Indentures under the Trust Indenture Act of 1939 for Delayed Offerings.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, The Phoenix Companies, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Amendment No. 1 to its Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 12th day of December, 2002.


                                          THE PHOENIX COMPANIES, INC.

                                          By: /s/ DONA D. YOUNG
                                            ------------------------------------
                                            Name:  Dona D. Young
                                            Title:   President and Chief
                                              Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                   TITLE                      DATE
--------------------------------------------------  -----------------------------   -------------------
             /s/ ROBERT W. FIONDELLA                Chairman of the Board of        December 12, 2002
-------------------------------------------------     Directors and Chief
               Robert W. Fiondella                    Executive Officer

                /s/ DONA D. YOUNG                   President and Chief Operating   December 12, 2002
-------------------------------------------------     Officer
                  Dona D. Young

               /s/ COLEMAN D. ROSS                  Executive Vice President and    December 12, 2002
-------------------------------------------------     Chief Financial Officer
                 Coleman D. Ross

                        *                           Director                        December 12, 2002
-------------------------------------------------
                  Sal H. Alfiero

                        *                           Director                        December 12, 2002
-------------------------------------------------
                 J. Carter Bacot

                        *                           Director                        December 12, 2002
-------------------------------------------------
                Peter C. Browning

                        *                           Director                        December 12, 2002
-------------------------------------------------
                 Arthur P. Byrne

                        *                           Director                        December 12, 2002
-------------------------------------------------
                Sanford Cloud, Jr.

                        *                           Director                        December 12, 2002
-------------------------------------------------
                Richard N. Cooper

                    SIGNATURE                                   TITLE                      DATE
--------------------------------------------------  -----------------------------   -------------------

                        *                           Director                        December 12, 2002
-------------------------------------------------
                 Gordon J. Davis

                        *                           Director                        December 12, 2002
-------------------------------------------------
                 Ann Maynard Gray

                        *                           Director                        December 12, 2002
-------------------------------------------------
                  John E. Haire

                        *                           Director                        December 12, 2002
-------------------------------------------------
               Jerry J. Jasinowski

                        *                           Director                        December 12, 2002
-------------------------------------------------
                Thomas S. Johnson

                        *                           Director                        December 12, 2002
-------------------------------------------------
              John W. Johnstone, Jr.

                        *                           Director                        December 12, 2002
-------------------------------------------------
               Marilyn E. LaMarche

                        *                           Director                        December 12, 2002
-------------------------------------------------
                 Robert F. Vizza

                        *                           Director                        December 12, 2002
-------------------------------------------------
                 Robert G. Wilson

 *By:               /s/ TRACY L. RICH                                               December 12, 2002
        ------------------------------------------
             Tracy L. Rich, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                              DESCRIPTION
-------    ------------------------------------------------------------
  1.1      Form of Underwriting Agreement (Common Stock and Preferred
           Stock of The Phoenix Companies, Inc.).*
  1.2      Form of Underwriting Agreement (Debt Securities of The
           Phoenix Companies, Inc.).*
  1.3      Form of Underwriting Agreement (Stock Purchase Contracts of
           The Phoenix Companies, Inc.).*
  1.4      Form of Underwriting Agreement (Stock Purchase Units of The
           Phoenix Companies, Inc.).*
  1.5      Form of Underwriting Agreement (Warrants of The Phoenix
           Companies, Inc.).*
  2.1      Plan of Reorganization (incorporated by reference to Exhibit
           2.1 to the Phoenix Companies, Inc. Registration Statement on
           Form S-1 (Registration No. 333-55268), filed February 9,
           2001, as amended).
  4.1      Amended and Restated Certificate of Incorporation of The
           Phoenix Companies, Inc. (incorporated by reference to
           Exhibit 3.1 to The Phoenix Companies, Inc. Registration
           Statement on Form S-1 (Registration No. 333-73896), filed
           November 21, 2001, as amended).
  4.2      By-Laws of The Phoenix Companies, Inc. (incorporated by
           reference to Exhibit 3.2 to the Phoenix Companies, Inc.
           Registration Statement on Form S-1 (Registration No.
           333-73896), filed November 21, 2001, as amended).
  4.3      Form of Indenture relating to Senior Debt Securities,
           between The Phoenix Companies, Inc. and SunTrust Bank as
           trustee.
  4.4      Form of Indenture relating to Subordinated Debt Securities, between The Phoenix Companies, Inc. and SunTrust Bank as
           trustee.
  4.5      Form of Senior Debt Securities (included in Exhibit 4.3
           hereto).
  4.6      Form of Subordinated Debt Securities (included in Exhibit
           4.4 hereto).
  4.7      Form of Deposit Agreement.*
  4.8      Form of Depositary Receipt.*
  4.9      Stockholder Rights Agreement, dated as of June 19, 2001,
           between The Phoenix Companies, Inc. and Equiserve Trust
           Company, N.A. as Rights Agent (incorporated by reference to
           Exhibit 10.24 to The Phoenix Companies, Inc. Registration
           Statement on Form S-1 (Registration No. 333-73896), filed
           November 21, 2001, as amended).
  4.10     Form of Certificate of Designation, Preferences and Rights
           of Series A Junior Participating Preferred Stock of The
           Phoenix Companies, Inc. (attached as Exhibit A to the
           Stockholder Rights Agreement filed as Exhibit 4.9 hereto).
  4.11     Form of Right Certificate (attached as Exhibit B to the
           Stockholder Rights Agreement filed as Exhibit 4.9 hereto).
  4.12     Form of Warrant Agreement, including form of Warrant.*
  4.13     Form of Purchase Contract Agreement.*
  4.14     Form of Pledge Agreement.*
  4.15     Form of Share Certificate for Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to The
           Phoenix Companies, Inc. Registration Statement on Form S-1
           (Registration No. 333-55268), filed February 9, 2001, as
           amended).
  4.16     Standstill Agreement, dated May 18, 2001, between The
           Phoenix Companies, Inc. and State Farm Mutual Insurance
           Company (incorporated by reference to Exhibit 4.2 to The
           Phoenix Companies, Inc. Registration Statement on Form S-1
           (Registration No. 333-55268), filed February 9, 2001, as
           amended).

EXHIBIT
  NO.                              DESCRIPTION
-------    ------------------------------------------------------------
  4.17     Shareholder's Agreement, dated as of June 19, 2001, between
           The Phoenix Companies, Inc. and State Farm Mutual Insurance
           Company (incorporated by reference to Exhibit 10.56 to The
           Phoenix Companies, Inc. Registration Statement on Form S-1
           (Registration No. 333-73896), filed November 21, 2001, as
           amended).
  5.1      Opinion of Debevoise & Plimpton.
 12.1      Statement Re: Computation of Ratio of Earnings to Fixed
           Charges.(+)
 23.1      Consent of PricewaterhouseCoopers LLP.
 23.2      Consent of Debevoise & Plimpton (included in Exhibit 5.1
           hereto).
 24.1      Powers of Attorney.(+)
 25.1      Statement of Eligibility and Qualification under the Trust
           Indenture Act of 1939 of SunTrust Bank, as Trustee for the
           Senior Indenture.
 25.2      Statement of Eligibility and Qualification under the Trust
           Indenture Act of 1939 of SunTrust Bank as Trustee for the
           Subordinated Indenture.


---------------


 * To be filed as an exhibit to a report on Form 8-K pursuant to Item 601 of Regulation S-K.



(+) Previously filed.